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                                                                    Exhibit 4.10



                                    AGREEMENT

                            DATED 20th February, 2002

                                 US$455,000,000

                                CREDIT FACILITIES

                                       FOR

                             ENODIS HOLDINGS LIMITED

                                   ARRANGED BY

                           CREDIT SUISSE FIRST BOSTON
                                       and
                         THE ROYAL BANK OF SCOTLAND plc

                                      WITH

                         THE ROYAL BANK OF SCOTLAND plc
                       as Facility Agent and Issuing Bank

                                  Allen & Overy

                                     London
                                    newchange
                                   BK:898964.9

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                                      INDEX

Clause                                                                 Page

1.    Interpretation ................................................     1
2.    Facility ......................................................    26
3.    Purpose .......................................................    27
4.    Conditions precedent ..........................................    28
5.    Utilisation - Loans ...........................................    28
6.    Utilisation - Letters of Credit ...............................    29
7.    Letters of Credit .............................................    31
8.    Ancillary Facilities ..........................................    34
9.    Optional Currencies ...........................................    36
10.   Repayment .....................................................    39
11.   Prepayment and cancellation ...................................    40
12.   Interest ......................................................    46
13.   Interest Periods ..............................................    48
14.   Market disruption .............................................    49
15.   Taxes .........................................................    50
16.   Increased Costs ...............................................    54
17.   Mitigation ....................................................    55
18.   Payments ......................................................    55
19.   Guarantee and indemnity .......................................    58
20.   Representations ...............................................    62
21.   Information covenants .........................................    70
22.   Financial covenants ...........................................    74
23.   General covenants .............................................    81
24.   Default .......................................................   100
25.   Security ......................................................   105
26.   Administrative Parties ........................................   108
27.   Evidence and calculations .....................................   112
28.   Fees ..........................................................   113
29.   Indemnities and Break Costs ...................................   113
30.   Expenses ......................................................   115
31.   Amendments and waivers ........................................   116
32.   Changes to the Parties ........................................   117
33.   Disclosure of information .....................................   121
34.   Set-off .......................................................   122
35.   Pro rata sharing ..............................................   122
36.   Severability ..................................................   123
37.   Counterparts ..................................................   124
38.   Notices .......................................................   124
39.   Language ......................................................   125
40.   Governing law .................................................   126
41.   Enforcement ...................................................   126

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Schedules

1.   Original Parties .............................................     128
2.   Conditions precedent documents ...............................     133
3.   Form of Request ..............................................     144
4.   Calculation of the Mandatory Cost ............................     145
5.   Form of Transfer Certificate .................................     147
6.   Existing Security ............................................     148
7    Form of Compliance Certificate ...............................     154
8.   Form of Accession Deed .......................................     155
9.   Form of Existing Letters of Credit ...........................     156
Signatories .......................................................     157

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THIS AGREEMENT is dated 20th February, 2002

BETWEEN:

(1)  ENODIS HOLDINGS LIMITED (registered number 4330209) (the "Company");

(2) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original borrowers (in this capacity the "Original Borrowers");

(3) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the "Original Guarantors");

(4) CREDIT SUISSE FIRST BOSTON and THE ROYAL BANK OF SCOTLAND plc as arrangers (in this capacity the "Arrangers");

(5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the "Original Lenders");

(6) THE ROYAL BANK OF SCOTLAND plc as issuing bank (in this capacity the "Issuing Bank"); and

(7) THE ROYAL BANK OF SCOTLAND plc as facility agent (in this capacity the "Facility Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Accession Deed"

     means a deed, substantially in the form of Schedule 8 (Form of Accession
     Deed), with such amendments as may be required in order to reflect the jurisdiction of incorporation of the relevant Additional Obligor (if it is incorporated outside the U.S. or U.K.).

     "Accounting Date"

     means 31st March, 30th June, 30th September and 31st December, save as adjusted to ensure that all Accounting Dates fall on the same day of the week or otherwise with the consent of the Majority Lenders.

     "Accounting Principles"

     means:

     (a) for the Company, any U.S. Obligor and any member of the Plc Group incorporated in England and Wales accounting principles and practices generally accepted as at the date hereof in the United Kingdom and approved as at the date hereof by the Institute of Chartered Accountants of England and Wales as at the date hereof and which are consistent with those used in the preparation of the Business Plan and the Original Financial Statements; and

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     (b)  for any other Obligor, accounting principles and practices generally accepted as at the date hereof in its jurisdiction of incorporation and approved as at the date hereof by the relevant local accounting standards board or other applicable authority consistently applied.

     "Additional Borrower"

     means a member of the Group which becomes a Borrower after the date of this Agreement.

     "Additional Guarantor"

     means a member of the Group which becomes a Guarantor after the date of this Agreement.

     "Additional Obligor"

     means an Additional Borrower or an Additional Guarantor.

     "Administrative Party"

     means an Arranger, the Issuing Bank or the Facility Agent.

     "Affiliate"

     means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     "Ancillary Commitment"

     means the maximum amount of Ancillary Outstandings that can be incurred under an Ancillary Facility Document.

     "Ancillary Facility"

     means any facility or financial accommodation required in connection with the business of the Group and established under Clause 8 (Ancillary Facilities). This may include any overdraft, foreign exchange, guarantee or banking facility.

     "Ancillary Facility Document"

     means any document evidencing any Ancillary Facility.

     "Ancillary Lender"

     means a Lender which becomes an Ancillary Lender under Clause 8 (Ancillary Facilities).

     "Ancillary Outstandings"

     means the equivalent in Dollars of the principal amount actually or contingently outstanding under an Ancillary Facility, as calculated under the Ancillary Facility Document(s) for that Ancillary Facility.

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     "Approved Bank"

     means The Royal Bank of Scotland plc, National Westminster Bank Plc and any other bank approved in writing by the Facility Agent and, in each case, which has been given and has acknowledged all notices (if any) given to it pursuant to the Security Documents.

     "Auditors"

     means Deloitte & Touche or any other firm of auditors (being one of PricewaterhouseCoopers, KPMG or Ernst & Young) appointed in replacement thereof.

     "Availability Period"

     means the period from and including opening of business in London on the date of this Agreement up to and including close of business in London on:

     (a)  for Facility A and Facility B, the date of this Agreement;

     (b) for the Revolving Credit Facility, the date falling one month before the Revolving Credit Final Maturity Date.

     "Bilateral Documents"

     means the Bilaterals Letter and any documents entered into from time to time by a member of the Group with The Royal Bank of Scotland plc evidencing a utilisation of the facilities described in the Bilaterals Letter.

     "Bilaterals Letter"

     means the letter or letters between the Company and The Royal Bank of Scotland plc entered into from time to time and describing bilateral facilities between members of the Group and The Royal Bank of Scotland plc in each case as designated a "Bilaterals Letter" for the purposes of the Finance Documents by the Company and the Facility Agent.

     "Blocked Account"

     means an interest bearing blocked account held in the UK and governed by English law in the name of a Borrower with the Facility Agent.

     "Bonds"

     has the meaning given to that term in Clause 23.28 (Bridge Loans, Bonds and Exchange Notes).

     "Bond Documents"

     means the Bonds and the Bond Exchange Notes and any indenture, trust deed, notes, terms and conditions, subscription agreement, agency agreement or other agreement, in each case (other than any indenture) entered into with, inter alia, Credit Suisse First Boston and The Royal Bank of Scotland plc, in their capacity as lead arrangers thereunder, pursuant to which the Bonds or the Bond Exchange Notes are to be constituted and issued by Enodis plc in accordance with, and as permitted by, Clause 23.28 (Bridge Loans, Bonds and Exchange Notes).

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     "Bond Exchange Notes"

     means any notes registered with the U.S. Securities and Exchange Commission issued in exchange for the Bonds.

     "Borrower"

     means an Original Borrower or an Additional Borrower.

     "Break Costs"

     means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

     "Bridge Exchange Notes"

     means any exchange notes issued in exchange for Bridge Loans pursuant to the Bridge Facility Agreement and the Exchange Note Indenture.

     "Bridge Facility"

     means the bridge facility in an amount of up to (pound)150,000,000 to be made available to Enodis plc by Credit Suisse First Boston and The Royal Bank of Scotland plc under the terms of the Bridge Facility Agreement.

     "Bridge Facility Documents"

     means the Bridge Facility Agreement, the Bridge Exchange Notes and the Exchange Note Indenture.

     "Bridge Facility Agreement"

     means the bridge facility agreement dated on or about the date hereof between Enodis plc as borrower and Credit Suisse First Boston and The Royal Bank of Scotland plc as lenders.

     "Bridge Loans"

     means any and all loans outstanding under the Bridge Facility Agreement.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

     (a) if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

     (b) if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

     "Business Plan"

     means the agreed model prepared by Enodis plc referred to at paragraph 12 of Part I of Schedule 2 under the heading "Other documents and evidence".

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     "Cash"

     means cash in hand or cash at bank.

     "Cash Equivalents"

     means, at any time:

     (a) certificates of deposit, maturing within six months after the relevant date of calculation, issued by a bank;

     (b) any investment in marketable obligations issued or guaranteed by a person which has a credit rating of either A-1 by Standard & Poor's or FitchIBCA or P-1 by Moody's or an equivalent credit rating;

     (c)  open market commercial paper:

          (i)   for which a recognised trading market exists;

          (ii) which matures within six months after the relevant date of calculation; and

          (iii) which has a credit rating of either A-1 by Standard & Poor's or FitchIBCA or P-1 by Moody's, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

     (d) Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank; or

     (e) any other instrument, security or investment approved in writing by the Majority Lenders.

     "Closing"

     means the date Facility A and Facility B are each drawndown under the terms of this Agreement.

     "Closing Accounts"

     means the current accounts held in the UK with the Facility Agent and governed by English law in the names of Enodis plc and the Company respectively established for the purposes of the transactions to occur before or at or immediately after Closing as set out in the Structure Memorandum.

     "Commitment"

     means a Revolving Credit Commitment, an Ancillary Commitment, a Facility A Commitment, or a Facility B Commitment (or all or any of them) as the case may be.

     "Credit"

     means a Loan or a Letter of Credit.

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     "Daylight Facility Agreement"

     means the facility agreement dated on or about the date hereof between Credit Suisse First Boston and The Royal Bank of Scotland plc as lenders and Enodis Holdings Limited as borrower.

     "Daylight Facility"

     means the daylight facility dated the date hereof in an amount of up to (pound)150,000,000 to be made available to Enodis Holdings Limited under the terms of the Daylight Facility Agreement.

     "Default"

     means:

     (a)  an Event of Default; or

     (b) an event specified in Clause 24 (Default) which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

     "Dollars" or "US$"

     means the lawful currency for the time being of the United States.

     "Environmental Approval"

     means any authorisation required by an Environmental Law.

     "Environmental Claim"

     means any claim by any person in connection with:

     (a)  a breach, or alleged breach, of an Environmental Law;

     (b) any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

     (c)  any other environmental contamination,

     which might result in any liability on any Party or any member of the Group.

     "Environmental Law"

     means any law or regulation concerning:

     (a)  the protection of health and safety;

     (b)  the environment; or

     (c) any emission or substance which is capable of causing harm to any living organism or the environment.

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     "Equity Offering"

     means the rights issue, to be underwritten by Credit Suisse First Boston pursuant to which ordinary shares in Enodis plc will be offered by way of pre-emptive rights to certain qualifying shareholders of Enodis plc.

     "EURIBOR"

     means for an Interest Period for any Loan or overdue amount denominated in euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for that Interest Period of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Interest Period.

     "euro"

     means the single currency of the Participating Member States.

     "Event of Default"

     means an event specified as such in this Agreement.

     "Exchange Note Indenture"

     means an indenture entered into between Enodis plc and a trustee pursuant to the Bridge Facility Agreement relating to the issuance of the Bridge Exchange Notes.

     "Existing Facility Agreement"

     means the credit agreement dated 12th March, 2001 (as amended from time to time) and made between Enodis plc, The Royal Bank of Scotland plc, Salomon Brothers International Limited, Citibank, N.A., National Westminster Bank Plc and others and their successors, assigns and transferees from time to time.

     "Existing Letters of Credit"

     means the existing Letters of Credit listed in Schedule 9 (Existing Letters of Credit).

     "Facility"

     means Facility A, Facility B or the Revolving Credit Facility.

     "Facility A"

     means the term loan facility referred to in Clause 2.1 (Facility A).

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     "Facility A Commitment"

     means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Facility A Commitments" and the amount of any other Facility A Commitment it acquires; and

     (b) for any other Lender, the amount of any Facility A Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     "Facility A Final Maturity Date"

     means the fifth anniversary of the date of this Agreement.

     "Facility A Term Loan"

     means the term loan drawn under Facility A.

     "Facility B"

     means the term loan facility referred to in Clause 2.2 (Facility B).

     "Facility B Commitment"

     means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Facility B Commitments" and the amount of any other Facility B Commitment it acquires; and

     (b) for any other Lender, the amount of any Facility B Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     "Facility B Final Maturity Date"

     means the sixth anniversary of the date of this Agreement.

     "Facility B Term Loan"

     means the term loan drawn under Facility B.

     "Facility Office"

     means the office(s) notified by a Lender to the Facility Agent:

     (a)  on or before the date it becomes a Lender; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform its obligations under this Agreement.

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     "Fee Letter"

     means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

     "Felsted"

     means the property known as Station Road, Felsted (excluding Phases I and II of the project for which building licences have been granted to house builders), the freehold of which is owned by Enodis Property Developments Limited with title numbers EX438209, EX415617 and EX400035.

     "Finance Document"

     means:

     (a)  this Agreement;

     (b)  the Syndication Letter;

     (c)  a Security Document;

     (d)  a Fee Letter;

     (e)  a Transfer Certificate;

     (f)  an Accession Deed;

     (g)  the Syndication Agreement;

     (h)  an Ancillary Facility Document;

     (i)  a Hedging Document;

     (j)  the Hedging Letter;

     (k)  the Priority Deed;

     (l)  the Subordination Agreement;

     (m)  a Bilateral Document;

     (n)  the Bilaterals Letter;

     (o) the letter dated the date hereof between Enodis plc, the Company and the Facility Agent relating to, amongst other things, payments to be made by the Company and Enodis plc pursuant to the Funds Flow Statement;

     (p)  the Daylight Facility Agreement; or

     (q) any other document designated as such by the Facility Agent and the Company.

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     "Finance Party"

     means a Lender or an Administrative Party.

     "Financial Indebtedness"

     means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b)  any acceptance credit;

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d)  any finance or capital lease as determined in accordance with UK GAAP;

     (e) receivables sold or discounted (otherwise than on a non-recourse basis);

     (f) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount (when that unpaid amount will be used), the then mark to market value of the derivative transaction will be used to calculate its amount);

     (h) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

     (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

     (j) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to
          (i) above.

     "Funds Flow Statement"

     means the statement prepared by Enodis plc and agreed with the Facility Agent showing the funds flow of the proceeds of Facility A and Facility B, the Bridge Facility, the Daylight Facility and the Subordinated Intercompany Loan immediately prior to or after Closing.

     "Group"

     means the Company and its Subsidiaries and any company in which the Company or any of its Subsidiaries together with one or more Subsidiaries of the Company own 51 per cent. or more of the issued share capital.

     "Guarantor"

     means the Company, an Original Guarantor or an Additional Guarantor.

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     "Hedging Documents"

     means any ISDA master agreement and other currency or interest hedging agreements or documents in each case in form and substance satisfactory to the Facility Agent and which may be entered into by a member of the Group with a Lender or Affiliate thereof as contemplated in the Hedging Letter.

     "Hedging Letter"

     means a letter dated on or about Closing between the Company and the Facility Agent relating to the interest hedging on at least fifty per cent. (50%) of all amounts outstanding under Facility A and Facility B and currency hedging to be effected by the Group.

     "Hive-Down Agreements"

     means:

     (a) the agreement for the sale and purchase of the business and the assets of Enodis plc between Enodis plc and the Company;

     (b) the deed of agreement in relation to the transfer of the legal title only of certain shares between Enodis plc and the Company;

     (c) the registered intellectual property rights assignment between Enodis plc and the Company;

     (d)  the deed of release between Enodis plc and the Company;

     (e) the agreement for the sale and purchase of the business and the assets of the Company between the Company and Enodis Group Limited;

     (f) a deed of agreement in relation to the transfer of the legal title only of certain shares between the Company and Enodis Group Limited; and

     (g) the registered intellectual property rights assignment between the Company and Enodis Group Limited,

     in each case in respect of the Hive-Downs and dated on or about the date of Closing.

     "Hived-Down Assets"

     means the assets transferred pursuant to the Hive-Down Documents.

     "Hive-Down Documents"

     means the Hive-Down Agreements and all transfers and other instruments made pursuant thereto.

     "Hive-Downs"

     means the transfer of all the assets, liabilities and business functions (other than any such assets, liabilities and business functions which are identified in Schedule 2 of the Hive-Down Agreements) of Enodis plc from Enodis plc to the Company and from the Company to Enodis

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     Group Limited as described in the Structure Memorandum and provided for in the Hive-Down Agreements.

     "Holding Company"

     means a holding company within the meaning of section 736 of the Companies Act 1985.

     "IBOR"

     means LIBOR or EURIBOR.

     "Increased Cost"

     means:

     (a) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Documents; or

     (b) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Credits made by it under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

     (c) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement or the transactions contemplated thereby) on its capital; or

     (d) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by a Finance Party or any of its Affiliates from any other Party under this Agreement.

     "Information Memorandum"

     means the information memorandum relating to the Plc Group to be prepared on behalf of the Company and approved by the Company for the purposes of general syndication of the Facilities.

     "Intellectual Property Rights"

     means:

     (a) any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

     (b)  any copyright, data base or other intellectual property right; or

     (c)  any interest in the above,

     in each case whether registered or not and includes any related application.

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     "Interest Period"

     means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

     "Intra-Group Funding Agreement"

     means the agreement between Enodis Holdings Limited and various of its Subsidiaries providing (inter alia) for those Subsidiaries to make loans to Enodis Holdings Limited on demand by it for the purpose of providing it with funds to (i) meet its payment obligations under the Finance Documents and (ii) subject to the terms of the Finance Documents, make servicing payments on the Subordinated Intercompany Loan and other limited payments to Enodis plc.

     "Lender"

     means:

     (a)  an Original Lender; or

     (b)  any person which becomes a Lender after the date of this Agreement.

     "Letter of Credit"

     means:

     (a)  each Existing Letter of Credit; and

     (b) each letter of credit, substantially in the form agreed by the Company, the Issuing Bank and the Facility Agent on or before the date of this Agreement or in any other form agreed by the Company, the Issuing Bank and the Facility Agent issued under the terms of this Agreement.

     "LIBOR"

     means for an Interest Period of any Loan or overdue amount in any currency other than euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for the relevant currency or Interest Period of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency (other than euro) of that Loan or overdue amount for a period comparable to that Interest Period.

     "Loan"

     means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

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     "Majority Lenders"

     means, at any time, Lenders:

     (a) whose share in the outstanding Credits and whose undrawn Commitments then aggregate 662/3 per cent. or more of the aggregate of all the outstanding Credits and the undrawn Commitments of all the Lenders;

     (b) if there is no Credit then outstanding, whose undrawn Commitments then aggregate 662/3 per cent. or more of the Total Commitments; or

     (c) if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 662/3 per cent. or more of the Total Commitments immediately before the reduction.

     "Mandatory Cost"

     means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under
     Schedule 4 (Calculation of the Mandatory Cost).

     "Margin"

     means the percentage rate per annum applying under Clause 12.2 (Margin).

     "Material Adverse Effect"

     means a material adverse effect on:

     (a) the ability of any Obligor (taking into account resources lawfully available to it from other members of the Group) to perform its payment obligations under any Finance Document;

     (b) the ability of the Company to comply with any term of Clause 22 (Financial covenants);

     (c) the validity or enforceability of any Finance Document or subject to any reservation (as defined in Clause 20.4) the effectiveness of security over any asset purported to be covered by any Security Document; or

     (d)  the rights and remedies of any Finance Party under the Finance
          Documents.

     "Material Subsidiary"

     means, at any time, a Subsidiary of the Company whose gross assets or profits before interest, Tax and exceptional or extraordinary items ("EBIT") (excluding intra-Group items) (consolidated with those of its Subsidiaries in the case of a Subsidiary which itself has Subsidiaries) then equal or exceed 5 per cent. of the gross assets or EBIT of the Group.

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                                       15

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        For this purpose:

        (a) the gross assets or EBIT of a Subsidiary of the Company will be determined from the accounting records of the Group upon which the latest quarterly financial statements of the Group have been based;

        (b) if a Subsidiary of the Company becomes a member of the Group after the date on which the latest quarterly financial statements of the Group have been prepared, the gross assets or EBIT of that Subsidiary (consolidated if applicable) will be determined from its latest financial statements;

        (c) the gross assets or EBIT of the Group will be determined from its latest quarterly financial statements, adjusted (where appropriate) to reflect the gross assets or EBIT of any company or business subsequently acquired or disposed of;

        (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent accounting records of the Group upon which the latest financial statements of the Group have been prepared will be used to determine whether those Subsidiaries are Material Subsidiaries or not; and

        (e)   gross assets does not include goodwill.

        If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Auditors of the Company will be, in the absence of manifest error, conclusive.

        "Maturity Date"

        means:

        (a)   the last day of the Interest Period of a Loan; or

        (b)   the last day of the Term of a Letter of Credit.

        "Measurement Period"

        has the meaning given to that term in Clause 22.1 (Financial Covenants).

        "Net Proceeds"

        means any amount received or recovered by a member of the Group in respect of:

        (a) the consideration for a Disposal or Share Disposal to a person who is not a member of the Group, (including the amount of any intercompany loan repaid to continuing members of the Group) net of all Taxes applicable on, or to any gain resulting from, such Disposal or Share Disposal and of all reasonable third party costs, fees or expenses incurred by continuing members of the Group in arranging and effecting such Disposal or Share Disposal; or

        (b) the proceeds of any claim or claims for loss or damage to its assets or business.

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        "Obligor"

        means a Borrower or a Guarantor.

        "Original Financial Statements"

        means for Enodis plc its audited consolidated financial statements for the year ended 29th September, 2001, the unaudited consolidated financial statements for Enodis' plc financial quarter ending on 29th December, 2001.

        "Original Obligor"

        means the Company, an Original Borrower or an Original Guarantor.

        "Participating Member State"

        means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

        "Party"

        means a party to this Agreement.

        "Permitted Additional Dividend"

        means:

        (i) at any time prior to delivery to the Facility Agent of Compliance Certificates for two consecutive Measurement Periods showing that the ratio of Consolidated Total Net Debt to Consolidated EBITDA (each term as defined in Clause 22 (Financial covenants) was below 2.0:1, any dividend in an amount not exceeding twenty five per cent. (25%) of the amount of Surplus Cashflow (as defined in Clause 11.5); and

        (ii) at any time following delivery to the Facility Agent of Compliance Certificates for two consecutive Measurement Periods showing that the ratio of Consolidated Total Net Debt to Consolidated EBITDA (each term as defined in Clause 22 Financial covenants) was below 2.0:1, any dividend in an amount not exceeding the amount of Surplus Cashflow (as defined in Clause 11.5), in each case arising in any financial year (or in the first half of any financial year), less, in the case only of Surplus Cashflow arising in a full financial year, any dividend paid in respect of the first half of that financial year, provided that (a) any prepayment in respect of that Surplus Cashflow (or any Semi-annual Surplus Cashflow) which is required to be made under Clause 11.5 shall have been made before payment of that dividend, and (b) such dividend is not paid until at least 10 days (but is not paid more than 90 days) after the annual audited (or in the case of a dividend in respect of the first half of any financial year, the semi-annual unaudited) consolidated financial statements of Enodis plc have been delivered to the Facility Agent under Clause 21.1(a), and (c) the monies to be received by Enodis plc consequent on that dividend are not applied by Enodis plc in repayment, prepayment of any amount of principal outstanding under the Bridge Facility, the Bridge Exchange Notes, the Bonds or the Bond Exchange Notes or for any other purpose where such application would cause a breach of Clause 23.28(a) (Bridge Loans, Bonds and Exchange Notes).

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                                       17

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        "Permitted Distributions"

        means dividends and other distributions and payments made by the Company to Enodis plc or from Enodis plc to Topco from time to time in amounts equal to the following (including any applicable value added and like Taxes) which are due and payable at the time (or will become payable within 15 days thereafter):

        (a) costs, expenses and fees properly and reasonably incurred and fees payable at Closing as set out in the Funds Flow Statement by Enodis plc in obtaining the facilities made available pursuant to the Bridge Facility Agreement, in issuing and exchanging Bridge Exchange Notes and in issuing the Exchange Note Indenture and in issuing, offering and exchanging Bonds and Bond Exchange Notes, all on terms complying with the requirements of this Agreement;

        (b) costs, expenses and fees properly and reasonably incurred by Enodis plc in connection with the Equity Offering, including those payable to the United Kingdom Listing Authority and in connection with acceptance for listing of the related new ordinary shares on the London Stock Exchange;

        (c) costs, expenses and fees properly and reasonably incurred by Enodis plc in connection with financial reporting, listing and SEC registration and reporting under any agreements therefor related to the Bridge Facility Documents or the Bond Documents and any other reporting or regulatory compliance required on the part of Enodis plc;

        (d) costs, expenses and fees properly and reasonably incurred by Enodis plc under the underwriting agreement and the registration rights agreement to be entered into between Enodis plc, Credit Suisse First Boston and The Royal Bank of Scotland plc, and/or under any indenture relating to the Bonds or the Bond Exchange Notes entered into between Enodis plc and a trustee or under any of the other Bond Documents;

        (e) costs, expenses and fees properly and reasonably incurred in relation to the establishment of Topco;

        (f) (subject to a maximum amount of (pound)1,000,000 or its equivalent in other currencies incurred in aggregate from the date of this Agreement) any amounts, including costs, fees and expenses, incurred by Enodis plc in relation to its obligations with respect to or investment in the joint venture, Welbilt (Thailand) Limited;

        (g) (to the extent not comprised within Required Payments) financial obligations and liabilities incurred by Enodis plc or Topco in the ordinary course of maintaining its existence in a state complying with the terms of the Finance Documents, including, without limitation, obligations and liabilities for the payment of Taxes, fees in connection with the maintenance of the listing of its shares on the London Stock Exchange, the listing of its American Depository Receipts on the New York Stock Exchange, compliance with applicable rules and regulations of the Securities and Exchange Commission, audit fees, non-executive directors fees, costs of shareholder communications and meetings, legal expenses, filing fees and other bona fide costs and expenses incurred by Enodis plc or Topco in the ordinary course of maintaining its existence;

        (h) (to the extent not comprised within Required Payments) indebtedness and liabilities properly and reasonably incurred by Enodis plc or Topco in the ordinary course of

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                                       18

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              carrying on (in compliance with the terms of this Agreement) (i)
              those activities, and remaining party to and performing its obligations under those contractual arrangements, identified in the Hive-Down Agreements as continuing activities and contractual arrangements (including those related to the Excluded Assets (as defined in the Hive-Down Agreements)) involving Enodis plc or Topco, and (ii) other activities reasonably incidental to those otherwise identified in paragraphs (a) to (h) of this definition;

        provided however that:

        (i) costs, expenses and fees identified in paragraphs (a), (b), (c) and (d) incurred by Enodis plc during calendar year 2002 in respect of which the Structure Memorandum indicates that the source of funding for Enodis plc shall be the proceeds of the Bridge Loans and/or the Bonds and/or Bond Exchange Notes and/or the Equity Offering shall be excluded;

        (ii) if so requested by the Facility Agent acting on the instructions of the Majority Lenders, reasonably detailed evidence satisfactory to the Facility Agent has been furnished to it demonstrating that the costs, expenses, fees, indebtedness and liabilities have been incurred during that calendar year; and

        (iii) for the avoidance of doubt no amount comprised in Subordinated Loan Servicing Payments (or which would have been so included in the payment thereof by the Company to Enodis plc and receipt and retention thereof by Enodis plc were not otherwise prohibited by the terms of the Subordination Agreement) shall be included in Permitted Distributions.

        "Plc Group"

        means Topco (if established), Enodis plc and its Subsidiaries and any company in which Enodis plc or any of its Subsidiaries together with one or more Subsidiaries of Enodis plc own 51 per cent or more of the issued share capital.

        "Priority Deed"

        means the priority deed dated on or about the date hereof between, among others, the Finance Parties and certain members of the Group as intercompany debtors and creditors.

        "Pro Rata Share"

        means:

        (a) for the purpose of determining a Lender's share in a Credit, the proportion which its Commitment in the relevant Facility bears to the Commitments of all the Lenders in the relevant Facility; and

        (b)   for any other purpose on a particular date:

              (i) the proportion which a Lender's share of the Credits (if any) bears to all the Credits;

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                                       19

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              (ii)  if there is no Credit outstanding on that date, the
                    proportion which its Commitment bears to the Total Commitments on that date; or

              (iii) if the Total Commitments have been cancelled, the
                    proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

        "Rate Fixing Day"

        means:

        (a) the first day of an Interest Period for a Loan denominated in Sterling;

        (b) the second Business Day before the first day of an Interest Period for a Loan denominated in any other currency (other than euro); or

        (c) the second TARGET Day before the first day of an Interest Period for a Loan denominated in euro,

        or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

        "Reference Banks"

        means the Facility Agent, Credit Suisse First Boston and any other bank or financial institution appointed as such by the Facility Agent in consultation with the Company under this Agreement.

        "Repayment Instalment"

        means each instalment for repayment of the Facility A Term Loan.

        "Repeating Representations"

        means the representations which are deemed to be repeated under this Agreement.

        "Request"

        means a request for a Credit, substantially in the form of Schedule 3 (Form of Request).

        "Required Payments"

        means any payment (other than one payable upon effecting the Hive-Downs which forms part of a payment identified in the Structure Memorandum) which becomes due and payable by the Company under the terms of the Hive-Down Documents, including without limitation, all indemnity obligations of the Company and Enodis Group Limited under the Hive-Down Documents.

        "Revolving Credit Facility"

        means the revolving credit facility referred to in Clause 2.3 (Revolving Credit Facility).


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        "Revolving Credit Commitment"

        means:

        (a)   for an Original Lender, the amount set opposite its name in
              Schedule 1 (Original Parties) under the heading "Revolving Credit Commitments" and the amount of any other Revolving Credit Commitment it acquires; and

        (b) for any other Lender, the amount of any Revolving Credit Commitment it acquires,

        to the extent not cancelled, transferred or reduced under this Agreement.

        "Revolving Credit Final Maturity Date"

        means the fifth anniversary of the date of this Agreement.

        "Revolving Credit Loan"

        means a loan made under the Revolving Credit Facility.

        "Rollover Credit"

        means one or more Credits:

        (a) to be made on the same day that a Credit is due to be repaid or otherwise matures;

        (b) the aggregate amount of which is equal to or less than the Credit due to be repaid or otherwise matures;

        (c) in the same currency as the Credit due to be repaid or otherwise matures; and

        (d) to be made to or for the account of the same Borrower for the purpose of refinancing a Credit due to be repaid.

        "Screen Rate"

        means:

        (a) for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

        (b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

        for the relevant currency and Interest Period displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

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                                       21

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        "Security Document"

        means:

        (a) each security document listed in Part I of Schedule 2 (conditions precedent documents) under the heading "Security Documents"; and

        (b) any other document evidencing or creating security over any asset of an Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents which is entered into from time to time.

        "Security Interest"

        means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

        "Structure Memorandum"

        means the Funds Flow Statement, the memorandum and chart referred to at paragraph 16 of Part I of Schedule 2 (Conditions precedent documents).

        "Subordinated Intercompany Loan"

        means the subordinated intercompany loan in an amount of up to (pound)150,000,000 (reduced as provided in Clause 23.37) made available to the Company pursuant to the terms of the Subordinated Intercompany Loan Agreement.

        "Subordinated Intercompany Loan Agreement"

        means the agreement dated on or about the date of Closing between Enodis plc as lender and the Company as borrower.

        "Subordination Agreement"

        means the deed dated on or about the date of Closing between Enodis plc, the Company and the Facility Agent relating to the subordination of the Subordinated Intercompany Loan.

        "Subordinated Loan Servicing Payments"

        means payments (excluding any payment of or on account of principal of the loan under the Subordinated Intercompany Loan Agreement falling due or otherwise required to be made before the original final maturity date provided for in that Agreement) which become due by the Company to Enodis plc under the terms of the Subordinated Intercompany Loan Agreement and are permitted by the terms of the Subordination Agreement to be paid by the Company and received and retained by Enodis plc.

        "Subsidiary"

        means:

        (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

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                                       22

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        (b)   unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

        "Syndication"

        means the primary syndication by the Arrangers of the Facility.

        "Syndication Agreement"

        means the agreement in agreed form between the Parties and other banks and financial institutions syndicating the Commitments of the Lenders.

        "Syndication Letter"

        means the letter dated on or about the date of this Agreement from the Arrangers to Enodis plc, countersigned by Enodis plc by way of acceptance.

        "TARGET Day"

        means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

        "Tax"

        means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

        "Tax Deduction"

        means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

        "Tax Payment"

        means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction.

        "Term"

        means each period determined under this Agreement for which the Issuing Bank may be under a liability under a Letter of Credit.

        "Term Loan"

        means the Facility A Term Loan or the Facility B Term Loan (or both or either of them) as the case may be.

        "Term Loan Facility"

        means Facility A or Facility B (or both or either of them) as the case may be.

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                                       23

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        "Topco"

        means any Holding Company of Enodis plc which at the time it becomes Holding Company of Enodis plc is owned and controlled by substantially the same shareholders as own and control Enodis plc immediately prior to that date.

        "Total Commitments"

        means the aggregate Commitments of all the Lenders.

        "Total Facility A Commitments"

        means the Facility A Commitments of all the Lenders.

        "Total Facility B Commitments"

        means the Facility B Commitments of all the Lenders.

        "Total Revolving Credit Commitments"

        means the Revolving Credit Commitments of all the Lenders.

        "Transaction Documents"

        means

        (a)   the Finance Documents;

        (b)   the Bond Documents;

        (c)   the Bridge Facility Documents;

        (d)   the Daylight Facility Agreement;

        (e)   the Intra-Group Funding Agreement;

        (f)   the Subordinated Intercompany Loan Agreement;

        (g)   the Subordination Agreement; and

        (h)   the Hive-Down Documents.

        "Transfer Certificate"

        means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

        "U.K."

        means the United Kingdom.

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                                       24

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        "U.S." and "United States"

        means the United States of America.

        "U.S. Borrower"

        means any Borrower incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

        "U.S. Obligor"

        means a Borrower or a Guarantor incorporated or organised under the laws of the United States.

        "Utilisation Date"

        means each date on which a Loan is made or a Letter of Credit is issued (as applicable).

1.2     Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

        (i) an "amendment" includes a supplement, novation, restatement or re-enactment and "amended" will be construed accordingly;

              "assets" includes present and future properties, revenues and rights of every description;

              an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

              "disposal" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and "dispose" will be construed accordingly;

              "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

              a "person" includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

              a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (ii) a currency is a reference to the lawful currency for the time being of the relevant country;

        (iii) a Default being "outstanding" means that it has not been remedied or waived;

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                                       25

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        (iv)   a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

        (v) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

        (vi) a person includes its successors in title, permitted assigns and permitted transferees;

        (vii) a Transaction Document or another document is a reference to that Transaction Document or other document as amended; and

        (viii) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a reference to a "month" or "months" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

        (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the immediately preceding Business Day (if there is not);

        (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

        (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

(d)     Unless the contrary intention appears:

        (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

        (ii)   an amount in euro is payable only in the euro unit;

        (iii) a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

        (iv) any obligation of an Obligor under the Finance Documents which is not a payments obligation remains in force for so long as any payment obligation is or may be outstanding under the Finance Documents.

(e)     The headings in this Agreement do not affect its interpretation.

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2.      FACILITY

2.1     Facility A

        Subject to the terms of this Agreement, the Lenders make available to the Company an amortising term loan facility in an aggregate amount equal to the Total Facility A Commitments.

2.2     Facility B

        Subject to the terms of this Agreement, the Lenders make available to the Company a term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.3     Revolving Credit Facility

        Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments. The Revolving Credit Facility may also be utilised by way of Letters of Credit so long as the aggregate principal amount of all outstanding Letters of Credit does not exceed US$40,000,000 (or its equivalent in accordance with Clause 9 (Optional Currencies)) at any time.

2.4     Ancillary Facilities

        Subject to the terms of this Agreement, a Lender may also make available certain other bi-lateral facilities to the Borrowers in place of all or part of its Revolving Credit Commitment.

2.5     Nature of a Finance Party's rights and obligations

        Unless otherwise agreed by all the Finance Parties:

        (a) the obligations of a Finance Party under the Finance Documents are several;

        (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

        (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

        (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

        (e) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

        (f) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.6     Affiliates of Lenders

(a) Each Lender may, if it so elects, fulfil its commitment as to any Credit by designating a branch or an Affiliate to make that Credit. However:

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                                       27

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        (i)   the Lender shall remain solely responsible for the performance of its obligations under this Agreement;

        (ii) no such designation shall result in any increased costs or Tax Payment to the Obligors; and

        (iii) the branch or Affiliate shall comply with all form delivery and other requirements under this Agreement.

(b) A Lender may provide for an Affiliate to participate in certain Credits in the manner contemplated in paragraph (a) above by:

        (i)   joining the relevant Affiliate in as a Lender; and

        (ii) giving notice to the Facility Agent and the Company, detailing the Credits in which that Affiliate will participate.

        In this event that Lender and its Affiliate:

              (A) will be treated as having a single Commitment, but, for all other purposes other than that mentioned in paragraph (a) above and paragraph (c) below, will be treated as separate Lenders; and

              (B) participate in Credits in the manner described in sub-paragraph (ii) above.

(c)     For the purposes of:

        (i) compliance with Clause 32.2 (Assignments and transfers by Lenders); and

        (ii)  voting in connection with any Finance Document,

        each Lender and its Affiliate will be regarded as a single Lender.

3.      PURPOSE

3.1     Loans

(a) The Term Loans may only be used for the purposes stated in the Structure Memorandum and shall be disbursed in accordance with the Funds Flow Statement.

(b) Each Revolving Credit Loan may only be used for the general corporate purposes of the Group (excluding, for the avoidance of doubt, the funding of any acquisitions by any member of the Group).

(c)     No Loan may be used to refinance any amount of the Bridge Facility.

3.2     Letters of Credit

        Each Letter of Credit may only be issued to replace any Existing Letter of Credit issued on behalf of the Company or for the general corporate purposes of the Group to any other party approved by the Facility Agent on behalf of the Majority Lenders, such approval not to be unreasonably withheld.

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                                       28

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3.3     No obligation to monitor

        No Finance Party is bound to monitor or verify the use of any Credit.

4.      CONDITIONS PRECEDENT

4.1     Conditions precedent documents

        A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part I of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification as soon as reasonably practicable following receipt of such documents and evidence.

4.2     Further conditions precedent

        The obligations of each Lender to participate in any Credit are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Credit:

        (a) the Repeating Representations are correct in all material respects; and

        (b) no Default or, in the case of a Rollover Credit, no Event of Default is outstanding or would result from the Credit.

4.3     Maximum number

        Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

5.      UTILISATION - LOANS

5.1     Giving of Requests

(a) A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c) A Request in relation to the Revolving Credit Facility will only be accepted if the proposed Utilisation Date falls after the date of Closing.

(d)     Each Request is irrevocable.

5.2     Completion of Requests

        A Request will not be regarded as having been duly completed unless:

        (a)   it identifies the Borrower;

        (b) the Utilisation Date is a Business Day falling within the Availability Period;

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         (c)      the Request specifies whether the Loan is a Term Loan or a
                  Revolving Credit Loan and specifies the Facility under which that Loan is to be drawn; and

         (d) the proposed currency, amount and Interest Period comply with this Agreement.

         Only one Loan may be requested in a Request.

5.3      Amount of Loan

(a) Except as provided below, the amount of the Loan must be a minimum of US$5,000,000 or its equivalent in accordance with Clause 9 (Optional Currencies) and an integral multiple of 1,000,000 units of that currency.

(b)      The amount of the Loan may also be:

         (i) in the case of a Revolving Credit Loan, the balance of the undrawn Total Revolving Credit Commitments;

         (ii) in the case of a Facility A Loan, the balance of the undrawn Total Facility A Commitments; or

         (iii) in the case of a Facility B Loan, the balance of the undrawn Total Facility B Commitments,

         or in each case such other amount as agreed by the Facility Agent.

(c)      No more than six Term Loans may be requested under the Term Loan
         Facilities.

(d) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

5.4      Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) No Lender is obliged to participate in making a Loan if, as a result, the Credits would exceed the Total Commitments.

(c) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

6.       UTILISATION - LETTERS OF CREDIT

6.1      Receipt of Requests

(a) A Borrower may request a Letter of Credit to be issued by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the proposed Utilisation Date.

(c)      Each Request is irrevocable.


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6.2      Form of Requests

         A Request will not be regarded as being duly completed unless:

         (a)    it identifies the Borrower;

         (b) the Utilisation Date is a Business Day falling within the Availability Period;

         (c)    the amount of the Letter of Credit is:

                (i)    a minimum of US$350,000 (or its equivalent);

                (ii) the balance available under this Agreement for Letters of Credit on the proposed Utilisation Date; or

                (iii)  such other amount as the Facility Agent may agree;

         (d) the identity of the proposed beneficiary is approved by the Facility Agent on behalf of the Majority Lenders, such approval not to be unreasonably withheld;

         (e) the proposed currency and amount of the Letter of Credit comply with this Agreement;

         (f) the form of Letter of Credit has been agreed with the Issuing Bank and is attached to such Request;

         (g) the expiry date of the Letter of Credit falls on or before the Revolving Credit Final Maturity Date; and

         (h) the delivery instructions for the Letter of Credit are specified.

6.3      Amount of each Lender's share in a Letter of Credit

         The amount of each Lender's share in a Letter of Credit will be its Pro Rata Share on the Utilisation Date.

6.4      Issue of Letter of Credit

(a) The Facility Agent must promptly notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its share of that Letter of Credit.

(b) The Issuing Bank is not obliged to issue any Letter of Credit if as a result:

         (i) the aggregate amount of all Credits (including the proposed Letter of Credit) under the Revolving Credit Facility would exceed the Total Revolving Credit Commitments; or

         (ii) the aggregate principal amount of all outstanding Letters of Credit would exceed US$40,000,000 or its equivalent in accordance with Clause 9 (Optional Currencies).

(c) If the conditions set out in this Agreement have been met, the Issuing Bank must issue the Letter of Credit on the Utilisation Date.

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6.5      Existing Letters of Credit

(a) On the first Utilisation Date, the Existing Letters of Credit will be adopted as Letters of Credit issued under the Revolving Credit Facility in accordance with the terms of this Agreement and the terms of this Agreement shall apply to the Existing Letters of Credit as if they had been issued as Letters of Credit by the Issuing Bank under the terms of this Agreement.

(b) The Utilisation Date for each Existing Letter of Credit will be the date of the first Utilisation under this Agreement.

(c) The Facility Agent must promptly notify the Issuing Bank and each Lender of the Utilisation Date and details of each Existing Letter of Credit and the share of each Lender in that Existing Letter of Credit.

7.       LETTERS OF CREDIT

7.1      General

(a)      A Letter of Credit is "repaid" or "prepaid" if:

         (i)      a Borrower provides cash cover for that Letter of Credit;

         (ii) the maximum amount payable under the Letter of Credit is reduced in accordance with its terms; or

         (iii) the Issuing Bank is satisfied and confirms to the Facility Agent and a Borrower that it has no further liability under that Letter of Credit.

         The amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

(b) If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately due and payable, that Letter of Credit must be repaid or prepaid immediately.

(c) "cash cover" is provided for a Letter of Credit if a Borrower pays an amount in the currency of the Letter of Credit to an interest-bearing account with a Finance Party in London in the name of the Borrower and the following conditions are met:

         (i) the account is with the Facility Agent (if the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

         (ii) until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under that Letter of Credit or this Clause; and

         (iii) the Borrower has executed a security document over that account, in form and substance satisfactory to the Facility Agent or the relevant Lender, creating a first ranking security interest over that account.

(d) The "outstanding" or "principal" amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower under or in respect of that Letter of Credit at that time.

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7.2      Assignments and transfers

         The consent of the Issuing Bank is required for any assignment or transfer of any Lender's rights and obligations under this Agreement, such consent not to be unreasonably withheld.

7.3      Fees in respect of Letters of Credit

(a) The Company must pay (or ensure that a Borrower pays) to the Issuing Bank fronting fees in the manner agreed in the Fee Letter between the Issuing Bank and the Company.

(b) The Company must pay to the Facility Agent for each Lender a letter of credit fee computed at the rate equal to the current Margin per annum for the Revolving Credit Facility from time to time, including any adjustment fee payable under Clause 12.2(d), on the outstanding amount of each Letter of Credit minus any cash cover.

(c) Accrued letter of credit fee on each Letter of Credit is payable quarterly in arrear, commencing on the date of issue of the Letter of Credit. Accrued letter of credit fee is also payable to the Facility Agent on the date that the Total Revolving Credit Commitments are cancelled and the Letters of Credit prepaid or repaid in full.

(d) If any additional amount is payable on drawn and repaid loans under Clause 12.2(f) to compensate the Lenders for a shortfall, the Company must, at the same time any amount is paid under Clause 12.2(f), pay to the Facility Agent for the account of the Lenders an amount to provide equivalent compensation for a shortfall on the amount of the Letters of Credit which have already been issued and repaid prior to that date.

7.4      Claims under a Letter of Credit

(a) Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a "claim").

(b) Each Borrower must immediately on demand pay to the Facility Agent for the account of the Issuing Bank an amount equal to the amount of any claim.

(c)      Each Borrower acknowledges that the Issuing Bank:

         (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

         (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)      The obligations of a Borrower under this Clause will not be affected by:

         (i) the sufficiency, accuracy or genuiness of any claim or any other document; or

         (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.


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7.5      Indemnities

(a) A Borrower must immediately on demand indemnify the Issuing Bank against any loss or liability which the Issuing Bank incurs under or in connection with any Letter of Credit requested by it, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank.

(b) Each Lender must immediately on demand indemnify the Issuing Bank against its share of any loss or liability which the Issuing Bank incurs under or in connection with any Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank.

(c)      A Lender's share of the liability or loss referred to in sub-paragraph
         (b) above will be its Pro Rata Share on the Utilisation Date, adjusted to reflect any subsequent assignment or transfer under this Agreement.

(d) The relevant Borrower must immediately reimburse any Lender for any payment it is obliged to make to the Issuing Bank under this subclause.

(e) The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of all sums payable by that Lender under or in connection with any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f) The obligations of any Lender under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:

         (i) any time or waiver granted to, or composition with, any person;

         (ii) any release of any person under the terms of any composition or arrangement;

         (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (vi) any amendment (however fundamental) of a Finance Document, any Letter of Credit or any other document or security; or

         (vii) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security.

7.6      Rights of contribution

         No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

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7.7      Change of Issuing Bank

(a) The Issuing Bank may (with the consent of the Facility Agent) resign on giving 3 months notice to the Company and the Facility Agent, and the Facility Agent may with the consent of the Lenders concerned, designate any Lender as a replacement Issuing Bank for future Letters of Credit.

(b) If the Issuing Bank is repaid under Clause 11.14 (Involuntary prepayment and cancellation), the Company may (with the consent of the Facility Agent) designate any Lender (with that Lender's consent) as a replacement Issuing Bank for future Letters of Credit.

8.       ANCILLARY FACILITIES

8.1      Availability

(a) If the Company and a Lender under the Revolving Credit Facility agree and subject as provided below, the Lender may provide an Ancillary Facility on a bi-lateral basis to a Borrower in place of all or part of that Lender's undrawn Revolving Credit Commitment.

(b) An Ancillary Facility may not be made available unless the Facility Agent has first approved it.

(c)      If the Facility Agent approves an Ancillary Facility, then:

         (i)      the Lender concerned will become an Ancillary Lender; and

         (ii)     the Ancillary Facility will be available,

         with effect from the date agreed by the Company and the Ancillary
         Lender.

(d) The Facility Agent must promptly notify the other Lenders of the establishment of an Ancillary Facility.

8.2      Approval process

         The Facility Agent will not approve an Ancillary Facility, unless it has received:

         (a)      a notice from the Company specifying:

                  (i) the members of the Group which may use the Ancillary Facility;

                  (ii)  the start and expiry dates of the Ancillary Facility;

                  (iii) the type of Ancillary Facility being provided;

                  (iv)  the Ancillary Lender; and

                  (v)   the applicable Ancillary Commitment;

(b)      a copy of the Ancillary Facility Document; and

(c) any other information which the Facility Agent may reasonably require in connection with the Ancillary Facility.


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8.3      Terms of Ancillary Facilities

(a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)      However, those terms:

         (i)      must be based upon normal commercial terms at that time;

         (ii)     may allow only Borrowers to use the Ancillary Facility;

         (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

         (iv) may not allow the Ancillary Commitment of a Lender to exceed the undrawn Revolving Credit Commitment of that Lender; and

         (v) must ensure that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid or cash-collateralised in full, not later than the Revolving Credit Final Maturity Date.

(c) Any document providing for an Ancillary Facility is an Ancillary Facility Document.

8.4      Revolving Credit Commitment

(a)      For the purposes of:

         (i)      calculating commitment fee; and

         (ii) calculating the amount of a Lender's share in a Credit under the Revolving Credit Facility:

                  (A) the Revolving Credit Commitment of a Lender will be reduced by the amount of its Ancillary Commitment in force at that time; and

                  (B) the Revolving Credit Commitment of a Lender will be increased by the cancelled amount of its Ancillary Commitment at the time of cancellation.

(b) For the purposes of calculating the Majority Lenders, a Lender's Ancillary Commitment will be deemed to be a Revolving Credit Commitment of an equal amount.

8.5      Refinancing of Ancillary Facility

(a) No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility unless:

         (i) the Total Revolving Credit Commitments have been cancelled in full, or the Facility Agent has declared all outstanding Credits under the Revolving Credit Facility immediately due and payable; or

         (ii) the Ancillary Outstandings under that Ancillary Facility can be and are refinanced by a Revolving Credit Loan.

(b) For the purposes of determining whether or not a Revolving Credit Loan can be used for the purpose referred to in paragraph (a)(ii) above:


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         (i)      the Revolving Credit Commitment of the Ancillary Lender will be increased by the amount of the Ancillary Outstandings; and

         (ii) unless the Facility Agent has declared all outstanding Credits under the Revolving Credit Facility immediately due and payable the Revolving Credit Loan may be borrowed irrespective of whether a Default is outstanding or any other applicable condition precedent not satisfied.

(c) The share of the Ancillary Lender in a Revolving Credit Loan being used to refinance that Ancillary Lender's Ancillary Facility will be that amount which will result (so far as possible) in the proportion which its share of all outstanding Credits under the Revolving Credit Facility bears to the aggregate amount of the outstanding Credits under the Revolving Credit Facility, being equal to the proportion which its Revolving Credit Commitment bears to the Total Revolving Credit Commitments. The share of the other Lenders in any such Revolving Credit Loan will be adjusted accordingly.

8.6      Information

         Each Obligor and each Ancillary Lender must, promptly upon request by the Facility Agent, supply the Facility Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Facility Agent may reasonably request from time to time.

9.       OPTIONAL CURRENCIES

9.1      General

         In this Clause:

         "Agent's Spot Rate of Exchange"

         means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on a particular day.

         "Dollar Amount"

         of a Credit or part of a Credit means:

         (a)      if the Credit is denominated in Dollars, its amount; or

         (b) if the Credit is a Letter of Credit denominated in an Optional Currency for a Term, its equivalent in Dollars calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Utilisation Date for that Letter of Credit, as adjusted below at six monthly intervals; or

         (c) in the case of any other Credit, if the Credit is denominated in an Optional Currency for an Interest Period, its equivalent in Dollars calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Interest Period.

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         "Optional Currency"

         means any currency (other than Dollars) in which a Credit may be denominated under this Agreement.

9.2      Selection

(a)      A Credit may only be denominated in Dollars or an Optional Currency.

(b)      A Borrower must select the currency of a Credit in its Request.

(c) The amount of a Credit requested in an Optional Currency must be, in the case of a Loan, a minimum amount of the equivalent of US$5,000,000 and an integral multiple of 1,000,000 units of that currency and, in the case of a Letter of Credit, a minimum amount of the equivalent of US$350,000 and an integral multiple of 100,000 units of that currency or any other amount agreed by the Facility Agent.

(d) Unless the Facility Agent otherwise agrees, the Credits may not be denominated at any one time in more than 5 currencies.

9.3      Conditions relating to Optional Currencies

(a) A Credit may be denominated in an Optional Currency for an Interest Period or a Term (as applicable) if:

         (i) that Optional Currency is readily available in the amount required and freely convertible into Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Interest Period or Term (as applicable); and

         (ii) that Optional Currency is euro or Sterling or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b) If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

         (i)      whether or not the Lenders have given their approval; and

         (ii) if approval has been given, the minimum amount (and, if required, integral multiples) for any Credit in that currency.

9.4      Revocation of currency

(a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

         (i) the Optional Currency requested is not readily available to it in the London interbank market in the amount and for the period required; or

         (ii) participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

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         the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)      In this event, at the option of the Borrower who made the Request:

         (i)      (A)   that Lender must participate in the Loan in either
                        Dollars, euro or Sterling; and

                  (B) the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated either in Dollars, euro or Sterling, as selected by that Borrower, during that Interest Period; or

         (ii) the entire Loan will be denominated in either Dollars, euro or Sterling as selected by that Borrower.

(c)      The relevant Borrower must exercise its option under paragraph above by
         2.00 p.m. on the relevant Rate Fixing Day. Failing this, that Borrower will be deemed to have selected the option in sub-paragraph (b)(i)(A) above.

(d) Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(e) A Loan will still be treated as a Rollover Credit if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

9.5      Optional Currency equivalents

         The equivalent in Dollars of a Credit or part of a Credit in an Optional Currency for the purposes of calculating:

         (a)      whether any limit under this Agreement has been exceeded;

         (b)      the amount of a Credit;

         (c)      the share of a Lender in a Credit;

         (d)      the amount of any repayment of a Credit; or

         (e)      the undrawn amount of a Lender's Commitment or Commitments, is its Dollar Amount.

9.6      Notification

         The Facility Agent must notify the Lenders and the Company of the relevant Dollar Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

9.7      Letters of Credit in Optional Currency

(a) If a Letter of Credit is denominated in an Optional Currency, the Facility Agent must at six monthly intervals after the date of this Agreement, recalculate the Dollar Amount of that Letter of Credit by notionally converting the amount of that Letter of Credit into Dollars on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

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(b)      Each Borrower must, if requested by the Facility Agent, ensure that sufficient Letters of Credit are prepaid to prevent the Dollar Amount of the Credits under the Revolving Credit Facility exceeding the Total Revolving Credit Commitments following any adjustment to a Dollar Amount under this Subclause.

10.      REPAYMENT

10.1     Repayment of Revolving Credit Loans

(a) Each Borrower must repay each Revolving Credit Loan made to it in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

10.2     Repayment of Term Loans

(a) The Borrower of Facility A must repay the Facility A Term Loan in the amounts and on the dates set out in the table below:

         Repayment Date                                 Repayment Instalment
                                                            (US$ million)
         22nd September, 2002
                                                                10.71

         22nd March, 2003
                                                                 9.99

         22nd September, 2003
                                                                22.86

         22nd March, 2004
                                                                25.71

         22nd September, 2004
                                                                35.70

         22nd March, 2005
                                                                30.00

         22nd September, 2005
                                                                38.58

         22nd March, 2006
                                                                30.00

         22nd September, 2006
                                                                44.28

         22nd March, 2007
                                                                52.17

(b) The Borrower of Facility B must repay the Facility B Term Loan in full on the Facility B Final Maturity Date.

10.3     Repayment of Letters of Credit

(a)      Each Borrower must repay each Letter of Credit in full on its Maturity
         Date.

(b) Subject to the other terms of this Agreement, any amounts repaid or pre-paid under paragraph (a) above may be re-utilised.

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11.      PREPAYMENT AND CANCELLATION

11.1     Definitions and interpretation

         In this Clause:

         "Consolidated Cashflow", "Consolidated Total Debt Service", "Consolidated Total Net Debt", "Consolidated EBITDA" and "Measurement Period"

         have the meaning given to them in Clause 22 (Financial covenants);

         "Disposal"

         means a disposal made after the date of this Agreement of any of the assets (including any disposal of property), business or undertaking of any member of the Group, (other than a disposal referred to in Clause 23.6(b)(ii) to (vii) and other than a Share Disposal) either in a single transaction or in a series of transactions, whether related or not, the gross proceeds (including any non-cash consideration) of which individually exceed (pound)750,000 or when aggregated with all other such disposals made after the date of this Agreement exceed (pound)10,000,000.

         "Share Disposal"

         means a disposal made after the date of this Agreement by any member of the Group of any shares in any member of the Group.

         Any accounting term or terms used in the accounts and used in this Clause are to be construed in accordance with the Accounting Principles.

11.2     Mandatory prepayment - illegality

(a) A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit.

(b)      After notification under paragraph (a) above:

         (i) each Borrower must repay or prepay the share of that Lender in each Credit utilised by it on the date specified in paragraph
                  (c) below; and

         (ii)     the Commitment of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be:

         (i) the last day of the current Interest Period or Term, as applicable, for that Credit as at the date of receipt by the Company of notice from the Lender under paragraph (a) above; or

         (ii)     if earlier, the latest date allowed by the relevant law.

11.3     Mandatory prepayment - change of control/ownership

(a)      The Company must promptly notify the Facility Agent if:

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         (i)      it becomes aware of any person or group of persons acting in concert gaining control of Enodis plc (other than Topco), the Company, Enodis Group Limited or (following its establishment) Topco;

         (ii) the Company ceases to be a wholly-owned Subsidiary of Enodis plc;

         (iii) Enodis Group Limited ceases to be a wholly-owned Subsidiary of the Company;

         (iv) all or substantially all of the assets or business of the Group are sold; or

         (v) the Company is aware that any of the above events will, or are likely to, occur.

(b) After notification under paragraph (a) above, if the Majority Lenders so require, the Facility Agent must, by notice to the Company:

         (i)      cancel the Total Commitments; and

         (ii) declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

         Any such notice will take effect in accordance with its terms.

(c)      In paragraph (a) above:

         "control" has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988; and

         "acting in concert" has the meaning given to it in the City Code on Takeovers and Mergers.

11.4 Mandatory prepayment - Disposals and Share Disposals (a) The Company must apply (or procure that the Borrowers apply) forthwith after receipt an amount equal to the Net Proceeds arising from any Disposal or Share Disposal towards prepaying the Credits.

(b) If Compliance Certificates for the two most recent consecutive Measurement Periods show that the ratio of Consolidated Total Net Debt to Consolidated EBITDA was below 2.0:1, mandatory prepayment in accordance with paragraph (a) above will not be required.

(c) Any prepayment under this Subclause must be made on the last day of the Interest Period or Term (as applicable) of the Credit to be prepaid in which the relevant receipt or recovery occurred or, if the Company elects by notice to the Facility Agent, on the date of receipt or recovery of the Net Proceeds by a member of the Group.

(d) Notwithstanding paragraphs (a) and (c) above any non-Cash consideration required to be applied towards prepaying the Credits shall be so applied only on the date of the realisation in Cash by any member of the Group of such non-Cash consideration.

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11.5     Mandatory prepayment - Surplus Cashflow

(a)      In this Subclause:

         "Surplus Cashflow"

         means Consolidated Cashflow during any financial year:

         (i)      minus Consolidated Total Debt Service during such period; and

         (ii) before deducting dividends paid by Enodis plc during or in respect of such period,

         commencing with the financial year ending 28th September, 2002.

(b) If the annual cashflow statement of the Plc Group delivered to the Facility Agent demonstrates that there is Surplus Cashflow for such financial year, the Company must apply (or procure the Borrowers apply) an amount equal to 75 per cent. of that Surplus Cashflow towards prepaying the Credits (provided that the Company may take into account any Semi-annual Surplus Cashflow prepayment made during such financial year when calculating if any amount is payable with respect to 75 per cent. of Surplus Cashflow for such financial year).

         "Semi-annual Surplus Cashflow"

         means Consolidated Cashflow during the first half of any financial year:

         (i)      minus Consolidated Total Debt Service during such period; and

         (ii) before deducting dividends paid by Enodis plc during or in respect of such period.

(c) If the Company wishes to distribute a semi-annual Permitted Additional Dividend, it must deliver to the Facility Agent a semi-annual cashflow statement of the Plc Group. To the extent this demonstrates that there is Semi-annual Surplus Cashflow for such financial half-year, prior to the making of any semi-annual dividend the Company must apply (or procure that the Borrowers apply) an amount equal to 75 per cent. of that Semi-annual Surplus Cashflow towards prepaying the Credits.

(d) To the extent a Semi-annual Surplus Cashflow prepayment has been made in accordance with paragraph (c) above, (but subject to paragraph (e) below) a Permitted Additional Dividend may be distributed in accordance with Clause 23.27 (Dividends and payments).

(e) If Compliance Certificates for two consecutive Measurement Periods show that the ratio of Consolidated Total Net Debt to Consolidated EBITDA was below 2.0:1, mandatory prepayment in accordance with paragraph (b) or paragraph (c) above will not be required.

(f) Any prepayment under this Subclause must be made on or before the last day of the then current Interest Period or Term(s) of the Credits in which (in the case of any prepayment required under paragraph (b) above) the annual cashflow statement of the Plc Group establishing that there has been Surplus Cashflow is delivered to the Facility Agent and (in the case of any prepayment required under paragraph (c) above) the semi-annual cashflow statement of the Plc Group establishing that there has been Surplus Cashflow is delivered to the Facility Agent.

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11.6     Mandatory prepayment - Bonds, Equity and Bridge Facility

(a) Promptly following (i) repayment in full of the Bridge Facility in accordance with the terms of the Bridge Facility Agreement, and (ii) receipt by Enodis plc of the proceeds of the Equity Offering, the Company will prepay at least US$22,800,000 of the Credits.

(b) Any prepayment under this Subclause must be made on the last day of the Interest Period or Term (as applicable) of the Credit to be prepaid in which the amount is received or, if the Company elects by notice to the Facility Agent, on the date of receipt of the amount.

11.7     Mandatory prepayment - insurance proceeds

(a) If the total Net Proceeds from any insurance claim due to the loss of or damage to assets (excluding in respect of interruption of business, loss of profit or similar) made after the date of this Agreement exceeds (pound)750,000, the Company must apply (or procure that there is applied) an amount equal to those Net Proceeds towards prepaying the Credits in accordance with Clause 11.10 (Order of application of prepayments) unless and to the extent that those proceeds have been applied or contractually committed with third party contractors for application in replacement or reinstatement of damaged assets within 9 months of receipt of such proceeds.

(b) Any prepayment under this Subclause must be made on or before the last day of the Interest Period or Term (as applicable) of the Credit to be prepaid in which receipt of the relevant insurance proceeds occurred.

11.8     Payment into a Blocked Account

(a) If a Credit is required to be prepaid otherwise than on the last day of the current Term(s) for those Credits under the terms of this Clause 11, the Company must ensure that an amount equal to the amounts to be prepaid is deposited in a Blocked Account promptly following such amount being received or the obligation to prepay arising.

(b) Each Borrower irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (a) towards prepayment of the Credits on the last day of the relevant Term(s) or earlier if the relevant Borrower so directs.

(c) Amounts standing to the credit of a Blocked Account may only be used to repay or prepay Credits or any other amounts outstanding under the Finance Documents.

11.9     Voluntary prepayment

(a) The Company may, by giving not less than 3 Business Days' prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) any Credit at any time in whole or in part.

(b) A prepayment of part of a Credit must be in a minimum amount of US$5,000,000 or its equivalent in accordance with Clause 9 (Optional Currencies) and an integral multiple of 1,000,000 units of that currency.

(c) A prepayment of part of a Letter of Credit must be in a minimum amount of US$350,000 or its equivalent in accordance with Clause 9 (Optional Currencies) and an integral multiple of 100,000 units of that currency or any other amount agreed by the Facility Agent.

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11.10    Order of application of prepayments

(a)      Any amount to be applied in prepayment of the Credits must be applied:

         (i)      first, in prepayment of the Term Loans;

         (ii)     secondly, in prepayment of the Revolving Credit Loans; and

         (iii)    thirdly in prepayment of any Letter of Credit.

(b) Where there is a mandatory prepayment in accordance with Clauses 11.2 (Mandatory prepayment - illegality) to 11.7 (Mandatory prepayment - insurance proceeds) inclusive, of a Revolving Credit Loan or a Letter of Credit, the Revolving Credit Commitments will, at the same time, be reduced by the same amount.

(c) If there is no Revolving Credit Loan or Letter of Credit to be prepaid, the Revolving Credit Commitment will be reduced by the amount the Revolving Credit Loans or Letters of Credit which would have been prepaid if they were outstanding at that time.

(d) A Lender under Facility B may at any time give notice to the Facility Agent that it wishes to decline prepayment of its participation in the Facility B Term Loan (a "Declining Lender"). Such notice will be effective until receipt by Facility Agent of a notice from the Declining Lender confirming that it no longer wishes to decline prepayment.

(e) Any partial prepayment of the Term Loans will be applied against the Term Loans comprised in each Facility pro rata. However, whilst any part of a Term Loan is outstanding, amounts which would have been prepaid to a Declining Lender (the "Declined Amounts") will be applied, to the extent that such Declined Amounts can be applied against other outstanding Term Loans, pro rata against the Term Loans to those Lenders which are not Declining Lenders.

11.11    Partial prepayment of Term Loans

         Any partial prepayment of the Facility A Term Loan will be applied against the remaining Repayment Instalments in inverse order of maturity.

11.12    Automatic cancellation

(a) The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

(b) Once the Loan under any Term Loan Facility has been made, any unutilised Commitment under that Term Loan Facility will be automatically cancelled at the close of business on the last day of the Availability Period.

11.13    Voluntary cancellation

(a) The Company may, by giving not less than 3 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Revolving Credit Commitments in whole or in part.

(b) Partial cancellation of the Total Revolving Credit Commitments must be in a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000.

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                                       45

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(c)   Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

11.14 Involuntary prepayment and cancellation

(a) If an Obligor is, or will be, required to pay to a Lender or the Issuing Bank a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender or of Letters of Credit issued by the Issuing Bank.

(b)   After notification regarding a Lender under paragraph (a) above:

      (i) each Borrower must repay or prepay that Lender's share in each Credit made to it on the date specified in paragraph (c) below; and

      (ii) the Commitment of that Lender will be immediately cancelled.

(c) After notification regarding the Issuing Bank under paragraph (a) above, each Borrower must repay or prepay all outstanding Letters of Credit issued by the Issuing Bank.

(d) The date for repayment or prepayment of a Lender's share in a Credit, or Letters of Credit issued by the Issuing Bank, will be the last day of the Interest Period for a Loan, or the last day of the Term for a Credit or, if earlier, the date specified by the Company in its notification.

11.15 Re-borrowing of Credits

(a) Subject to paragraph (b) below, any voluntary prepayment of a Credit may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Credit, including any prepayment in accordance with Clause 11.2 (Mandatory prepayment - illegality), 11.3 (Mandatory prepayment - Change of control/ownership), 11.4 (Mandatory prepayment - Disposals and Share Disposals), 11.5 (Mandatory prepayment - Surplus Cashflow), 11.6 (Mandatory prepayment - Bonds, Equity and Bridge Facility) or 11.7 (Mandatory prepayment - insurance proceeds) may not be re-borrowed and the associated Commitment will be cancelled.

(b) Subject to Clause 9 (Optional Currencies) no amount of a Term Loan repaid or prepaid under this Agreement may subsequently be re-borrowed.

11.16 Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

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                                       46

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(d)  No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

12.  Interest

12.1 Calculation of interest

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum equal to the aggregate of the applicable:

     (a)  Margin;

     (b)  IBOR; and

     (c)  Mandatory Cost.

12.2 Margin

(a) In this Clause, Consolidated Total Net Debt, Consolidated EBITDA and Measurement Period have the meaning given to them in Clause 22 (Financial covenants).

(b) The Margin for the Revolving Credit Facility and Facility A will initially be two point seven five per cent. (2.75%) per annum. Upon receipt by the Facility Agent of the Compliance Certificate (as defined in Clause 21.2 (Compliance Certificate)), and the financial statements for the period ended 28th September, 2002 and, thereafter, upon receipt by the Facility Agent of any financial statements of the Company and related Compliance Certificate covering the previous Measurement Period, the Margin will be determined by reference to the ratio of Consolidated Total Net Debt to Consolidated EBITDA for the most recent Measurement Period, as shown by the most recent Compliance Certificate and calculated by reference to the relevant consolidated financial statements, and in accordance with the following table, provided that the Margin may not reduce by more than one step per Measurement Period:

               Consolidated Total Net Debt                                    Margin
                to Consolidated EBITDA                               (per cent. per annum)
     Greater than or equal to 4.0:1                                           2.75%

     Greater than or equal to 3.5:1 but less than 4.0:1                       2.50%

     Greater than or equal to 3.0:1 but less than 3.5:1                       2.25%

     Greater than or equal to 2.5:1 but less than 3.0:1                       2.00%

     Greater than or equal to 2.0:1 but less than 2.5:1                       1.75%

     Greater than or equal to 1.5:1 but less than 2.0:1                       1.50%

     Less than 1.5:1                                                          1.25%

     Provided that prior to 28th September, 2002 but following the issue of shares pursuant to the Equity Offering launched on the date hereof (the date of such issue of shares being the "Issue

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                                       47

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     Date"), the Company shall be permitted to provide to the Facility Agent pro forma consolidated financial statements for a twelve month period (the "Interim Measurement Period") ending on 30th April, 2002. If, by reference to such pro forma consolidated financial statements, the ratio of Consolidated Total Net Debt to Consolidated EBITDA for the Interim Measurement Period is less than 4.0:1 the Margin for the Revolving Credit Facility and Facility A will be two point five zero per cent. (2.50%) per annum for the period from the date of receipt by the Facility Agent of the pro forma consolidated financial statements to 28th September, 2002.

(c) The Margin for Facility B will be three point five zero per cent. (3.50%) per annum.

(d)  Notwithstanding paragraph (a) or (b) above, for so long as:

     (i) the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

     (ii) an Event of Default is outstanding,

     the Margin with respect to the Revolving Credit Facility and Facility A will be two point seven five per cent.(2.75%) per annum.

(e) Any change in Margin takes effect upon receipt by the Facility Agent of the relevant Compliance Certificate and consolidated financial statements of the Plc Group for the relevant Measurement Period delivered under Clause
     21.2 (Compliance Certificate).

(f) If the Margin has been reduced under this Clause in reliance on the unaudited financial statements of the Company and related Compliance Certificate for the previous Measurement Period, and the subsequent audited financial statements of the Company for such Measurement Period do not confirm the reduction, the reduction will be reversed with retrospective effect so that the Margin will instead be that calculated by reference to the relevant audited financial statements of the Company. If, in this event, any amount of interest has been paid by a Borrower on the basis of the unaudited financial statements of the Company and related Compliance Certificate, that Borrower must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant audited financial statements.

12.3 Payment of interest

     Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Interest Period and also, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of that Interest Period.

12.4 Interest on overdue amounts

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

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     (i)  select successive Interest Periods of any duration of up to three months; and

     (ii) determine the appropriate Rate Fixing Day for that Interest Period.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Interest Period, then:

     (i) the first Interest Period for that overdue amount will be the unexpired portion of that Interest Period; and

     (ii) the rate of interest on the overdue amount for that first Interest Period will be one per cent. per annum above the rate then payable on that Loan.

     After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph
     (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Interest Periods but will remain immediately due and payable.

12.5 Notification of rates of interest

     The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

13.  Interest Periods

13.1 Selection

(a)  Each Revolving Credit Loan has one Interest Period only.

(b)  Each Term Loan has successive Interest Periods.

(c) A Borrower must select the (or the first) Interest Period for a Loan in the relevant Request. In respect of a Term Loan which has been borrowed, the Borrower will select the Interest Period in a notice to be delivered to the Facility Agent no later than the date falling three Business Days before the first day of the new Interest Period. If the Borrower does not deliver a notice, the Interest Period will be three months.

(d) Subject to the following provisions of this Clause, each Interest Period for a Loan will be one, three or six months or any other period agreed by the Company and the Lenders.

13.2 No overrunning the Final Maturity Date

     If an Interest Period for a Credit would otherwise overrun the Revolving Credit Final Maturity Date, the Facility A Final Maturity Date or the Facility B Final Maturity Date (each a "Final Maturity Date") (as applicable for that Credit), it will be shortened so that it ends on the relevant Final Maturity Date.

13.3 Other adjustments

     The Parties agree that the Loans may be split into a maximum of six separate Loans. The Facility Agent and the Company may enter into such arrangements as they may agree for the

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                                       49

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     adjustment of Interest Periods for the purpose of the consolidation and/or splitting of Loans and otherwise for effecting the splitting of the Loans as permitted hereby.

13.4 Syndication

     Until the date which is the earlier of six months after Closing and the date on which the Facility Agent notifies the Company that Syndication is complete, the duration of each Interest Period shall be one month or such other period (not exceeding six months) as may be agreed between the Company and the Facility Agent.

13.5 Notification

     The Facility Agent must notify the Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

14.  Market disruption

14.1 Failure of a Reference Bank to supply a rate

     If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

14.2 Market disruption

(a) In this Clause, each of the following events is a "market disruption event":

     (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (London or Brussels time, as appropriate) on the Rate Fixing Day; or

     (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Interest Period.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Interest Period will be the aggregate of the applicable:

     (i)   Margin;

     (ii) rate notified to the Facility Agent by that Lender as soon as practicable and in any event prior to the end of that Interest Period to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

     (iii) Mandatory Cost.

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14.3 Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

15.  Taxes

15.1 General

     In this Clause:

     "Qualifying Lender"

     means

     (a) in respect of a payment made by an Obligor incorporated in the U.K. a Lender or the Issuing Bank which is:

          (i)   a U.K. Lender; or

          (ii)  a Treaty Lender with respect to the U.K.;

     (b) in respect of a payment made by a U.S. Obligor, a Lender or the Issuing Bank which is:

          (i)   a U.S. Lender; or

          (ii) a Treaty Lender with respect to the United States that is entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes; or

          (iii) entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes; and

     (c) in respect of a payment made by an Obligor incorporated in The Netherlands or for Dutch tax purposes resident in The Netherlands, the Issuing Bank or any Lender.

     "Tax Credit"

     means a credit against any Tax or any relief or remission for Tax (or its repayment).

     "Treaty Lender"

     means, in respect of a jurisdiction, a Lender or the Issuing Bank which is, on the date a payment of interest falls due or a letter of credit fee becomes payable under this Agreement entitled under the provisions of a double taxation treaty to receive payments of interest or letter of credit fees from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities).

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                                       51

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     "U.K. Lender"

     means a Lender or Issuing Bank which is:

     (a) a Lender or the Issuing Bank which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made or a letter of credit fee on a Letter of Credit issued by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act) at the time the Loan was made or the Letter of Credit issued; or

     (b)  a Lender or Issuing Bank which is:

          (i)   a company resident in the U.K. for tax purposes;

          (ii) a partnership each member of which is a company resident in the U.K. for tax purposes; or

          (iii) a company not resident in the U.K. for tax purposes which carries on a trade in the U.K. through a branch or agency and brings into account payments made to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Income and Corporation Taxes Act 1988, which, in each case, is beneficially entitled to payment of interest on a Loan made or a letter of credit fee on any Letter of Credit and which has provided to the Company and not retracted confirmation of the above in circumstances other than those detailed in Clause 15.2
          (d) (ii) below (in each case a "U.K. Non-Bank Lender").

     "U.S. Lender"

     means a Lender or the Issuing Bank which is created or organised under the laws of the United States or of any state (including the District of Columbia) thereof.

15.2 Tax gross-up

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)  If:

     (i) a Lender or the Issuing Bank is not, or ceases to be, a Qualifying Lender; or

     (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) Except as provided under paragraph (d) and (e) below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(d)  (i)   Except as provided in sub-paragraph (ii) below, an Obligor is not required to make an increased payment under paragraph (c) above to a Lender or the Issuing Bank that is not, or has ceased to be, a Qualifying Lender in excess of the amount that the Obligor would have had to pay under paragraph (c) above had the Lender or the Issuing Bank been, or not ceased to be, a Qualifying Lender.

     (ii) Sub-paragraph (i) above will not apply if the Lender or the Issuing Bank has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender or the Issuing Bank under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(e) An Obligor is not required to make an increased payment to a Lender or the Issuing Bank under paragraph (c) above if that Lender or the Issuing Bank is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender or the Issuing Bank had complied with its obligations under paragraph (h) below.

(f) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party an original receipt, or if this is not available a certified copy thereof, or other evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)  (i)   A Treaty Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

     (ii) A Treaty Lender, in respect of the United States, must timely deliver to the Facility Agent for transmission to the U.S. Obligor making the payment two original copies of Internal Revenue Service Form W-8BEN (or any successor form) certifying that it is a resident of a foreign country with which the United States has an income tax treaty.

     (iii) A Lender or the Issuing Bank, as referred to in sub-paragraph
           (b)(iii) of the definition of Qualifying Lender, must timely deliver to the Facility Agent for transmission to the U.S. Obligor making such payment two original copies of either:

           (A) Internal Revenue Service Form W-8ECI (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender or the Issuing Bank of a trade or business within the United States; or

          (B) Internal Revenue Service Form W-8BEN (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption; or

          (C) such other applicable form prescribed by the Internal Revenue Service certifying as to such Lender's or the Issuing Bank's entitlement to exemption

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               from United States withholding tax with respect to all payments to be made to such Lender or the Issuing Bank under the Finance Documents.

(i) Any confirmation by a Lender of its status for the purpose of the definition of "U.K. Non-Bank Lender" must be given to the Facility Agent on or promptly after the date it becomes a Lender. The Facility Agent must promptly forward any confirmation received by it to the Company. A U.K. Non-Bank Lender must promptly notify the Company and the Facility Agent of any change to its status that may affect any confirmation made by it.

15.3 Tax indemnity

(a) Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

     (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

     (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

     if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c) A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

15.4 Tax Credit

     If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b) it has used that Tax Credit (in the case of a U.S. Lender, on an affiliated group basis),

     and the Finance Party at its sole discretion is able to identify that Tax Credit as being attributable to that Tax Payment, then that Finance Party shall reimburse to the relevant Obligor such amount as the Finance Party shall determine to be the proportion of such Tax Credit as will leave the Finance Party after that reimbursement in no better or worse position then it would have been in if the Tax Payment had not been required.

     Nothing in this Clause 15.4 (Tax Credit) shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Finance Party shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Finance Party shall

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     be obliged to disclose any information relating to its tax affairs or any computations in respect thereof.

15.5 Stamp taxes

     The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

15.6 Value added taxes

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any Tax (including value added tax) which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party is entitled to repayment or a credit in respect of the relevant Tax.

16.  INCREASED COSTS

16.1 Increased Costs

     Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

     (a) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

     (b)  compliance with any law or regulation,

     (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control). Any demand made under this Clause 16.1 (Increased Costs) shall give reasonable detail of the circumstances giving rise to the increased cost in question, but nothing in this paragraph requires the Finance Party to disclose any confidential information regarding tax or other affairs or computations which it regards as confidential.

16.2 Exceptions

     The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

     (a) compensated for under another Clause or would have been but for an exception to that Clause;

     (b) a tax on the overall net income of a Finance Party or any of its Affiliates; or

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     (c)  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

16.3 Claims

     A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

17.  MITIGATION

17.1 Mitigation

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

     (i)  any Tax Payment or Increased Cost being payable to that Finance Party;
          or

     (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

     including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.2 Conduct of business by a Finance Party

     No term of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

18.  PAYMENTS

18.1 Place

     Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

     (a) in the principal financial centre of the country of the relevant currency; or

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     (b)  in the case of euro, in the principal financial centre of a
          Participating Member State or London,

     as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

18.2 Funds

     Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

18.3 Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

     (i) in the principal financial centre of the country of the relevant currency; or

     (ii) in the case of euro, in the principal financial centre of a Participating Member State or London,

     as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

18.4 Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

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(d)  Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in Dollars.

18.5 No set-off or counterclaim

     All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

18.6 Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

18.7 Partial payments

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

     (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

     (ii) secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

     (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

     (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)  This Subclause will override any appropriation made by an Obligor.

18.8 Timing of payments

     If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

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19.  GUARANTEE AND INDEMNITY

19.1 Guarantee and indemnity

     Each Guarantor jointly and severally (and in the case of Louisiana solidarily) and irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by each Obligor of all its payment obligations under the Finance Documents;

     (b) undertakes with each Finance Party that, whenever an Obligor does not pay any amount when due under any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

19.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3 Reinstatement

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

19.4 Waiver of defences

     The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

     (a)  any time or waiver granted to, or composition with, any person;

     (b) any release of any person under the terms of any composition or arrangement;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

     (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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     (e)  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

     (f) any amendment (however fundamental) of a Finance Document or any other document or security; or

     (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

19.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

19.6 Appropriations

     Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a)  without affecting the liability of any Guarantor under this Clause:

          (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

          (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

     (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

19.7 Non-competition

     Unless:

     (a) all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

     (b)  the Facility Agent otherwise directs,

     no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

     (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

     (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause; or

     (iii) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

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      Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to paragraph (a) above or in accordance with any directions given by the Facility Agent under this Subclause or pursuant to any claim or proof in the winding-up or liquidation of any Obligor.

19.8  Additional security

      This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

19.9  Releases of Guarantors

      At the time of any sale or other disposal which is permitted by the terms of this Agreement and will not result or could not reasonably be expected to result in any breach of any term of any Finance Document, to a person or persons outside (and which will remain outside) the Group of all of the shares in the capital of any Guarantor (or of all of the shares in any other member of the Group such that any Guarantor ceases as a result thereof to be a member of the Group) such Guarantor shall be released from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Guarantor by way of contribution) hereunder and under the Security Documents to which it is a party (other than liabilities which it has in its capacity as a Borrower).

19.10 U.S. Guarantors

(a)   In this Subclause:

      "fraudulent transfer law"

      means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;

      "U.S. Guarantor"

      means any Guarantor incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia); and

      terms used in this Subclause are to be construed in accordance with the fraudulent transfer laws.

(b)   Each U.S. Guarantor acknowledges that:

      (i) it will receive valuable direct or indirect benefits as a result of the transactions contemplated by the Finance Documents;

      (ii) those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

      (iii) it accepts that each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

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(c)   Any term or provision of this Clause 19 or any other term in this
      Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Guarantor shall be liable under this Clause 19 shall not exceed the maximum amount for which such U.S. Guarantor can be liable without rendering this Agreement or any other Finance Document, as it relates to the U.S. Guarantor, subject to avoidance under any fraudulent transfer law, in each case after taking into account:

      (i) all other liabilities of the U.S. Guarantor, contingent or otherwise, that are relevant under such fraudulent transfer law (specifically excluding, however, any liabilities of the U.S. Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the U.S. Guarantor under this Clause 19); and

      (ii) the value as assets of the U.S. Guarantor (as determined under such fraudulent transfer law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights pursuant to:

           (A)  applicable law; or

           (B) any other agreement providing for an equitable allocation among the U.S. Guarantor and the other Obligors of obligations arising under this Agreement or any guarantees of those obligations.

19.11 Maintenance of liable capital

(a)   In this Subclause:

      "German Guarantor"

      means any Guarantor incorporated under the laws of Germany.

(b) To the extent the guarantee referred to in this Clause 19 (Guarantee and indemnity) secures any of the obligations of an affiliated company (verbundenes Unternehmen) of a German Guarantor (which is constituted in the form of a GmbH) within the meaning ofss.15 of the German Stock Corporation Act (Aktiengesetz) (other than a German Guarantor's subsidiaries), the enforcement of the guarantee shall be, at all times, limited to the extent that such enforcement would lead to the relevant German Guarantor not retaining sufficient assets to maintain its registered share capital (Stammkapital) provided that the enforcement limitations set out in this Subclause 19.11 (Maintenance of liable capital) shall not apply in relation to any amounts borrowed by a Borrower under this Agreement for so long and to the extent on-lent to a German Guarantor or any Subsidiary from time to time of the relevant German Guarantor and further provided that for the purposes of calculating such assets the following balance sheet items shall be adjusted as follows:

      (i) the amount of any increase of registered share capital of the relevant German Guarantor out of retained earnings (Kapitalerhohung aus Gesellschaftsmitteln) after the date of this Agreement that has been effected without the prior written consent of the Facility Agent shall be deducted from the registered share capital of the relevant German Guarantor; and

      (ii) loans and other contractual liabilities incurred in violation of the provisions of the Finance Documents shall be disregarded.

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(c)      Furthermore, if and to the extent legally permissible and commercially justifiable in respect of a German Guarantor's business, the relevant German Guarantor shall, in a situation where:

         (i) the relevant German Guarantor does not have sufficient assets to maintain its registered share capital; and

         (ii) the Facility Agent would (but for this Clause) be entitled to enforce the guarantee granted under Clause 19 (Guarantee and indemnity) of this Agreement,

         realise any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is significantly lower than the market value of the assets if such asset is not necessary for the relevant German Guarantor's business (betriebsnotwendig).

(d) None of the above restrictions shall apply to the extent this Agreement secures a German Guarantor's own obligations.

19.12    Limitations

(a) This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

(b) This guarantee does not include any amounts the guaranteeing of which would constitute the providing of unlawful financial assistance within the meaning of article 2:207(c) of the Dutch Civil Code. For the avoidance of doubt, the above carve-out for unlawful financial assistance included in this Clause 19.12(b) only applies to the extent any amount guaranteed under this Clause 19 has been used for the purpose of a (re-)financing of the subscription of, paying up or acquisition of any of the shares (or depository receipts) in the Obligors incorporated in The Netherlands and/or in their (direct or indirect) parent companies.

19.13    Hedging Bank

         A Hedging Bank may rely on this Clause but may not make demand on any Guarantor under this Clause unless permitted to do so by the Priority Deed.

20.      REPRESENTATIONS

20.1     Representations

         The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

20.2 Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation or, in the case of each U.S. Obligor only, it is an entity duly organised and validly existing under the laws of its jurisdiction of formation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

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20.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

20.4     Legal validity

(a) Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement or to any reservation as set out below, each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation.

(b) A "reservation" for the purposes of paragraph (a) is the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts and similar principles.

20.5     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, each Transaction Document does not conflict with:

         (a)   any law or regulation applicable to it;

         (b)   its constitutional documents; or

         (c)   any document which is binding upon it or any of its assets.

20.6     No default

(a) No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Transaction Document; and

(b) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

20.7     Authorisations

         All authorisations required by it in connection with:

         (a) the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents; and

         (b) the carrying on by it of its business in all material respects as it is being conducted,

         have been obtained or effected (as appropriate) and are in full force and effect or will be obtained or effected and be in full force and effect prior to the date required by law for that matter or fact requiring the relevant authorisation, save for the registration or filing of any Security Document which can only be done after the execution of the relevant documents,

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         which registration or filing will be effected promptly and in any event within any prescribed time period.

20.8     Financial Statements

(a) In the case of the Company only, the financial statements of Enodis plc most recently delivered to the Facility Agent (which at the date of this Agreement are the Original Financial Statements):

         (i)   have been prepared in accordance with the Accounting Principles;

         (ii) give a true and fair view of (if audited) or fairly present (if unaudited) the financial condition (consolidated, if applicable) of Enodis plc as at the date to which they were drawn up and results of operations during the period covered; and

         (iii) to the extent consolidated, include or consolidate into such financial statements the results of each member of the Plc Group for the relevant period and do not consolidate or include the results of any other company, limited partnership or like entity except, in each case, as disclosed to the contrary in those financial statements.

(b) The budgets, forecasts and projections contained in the Business Plan or in any material delivered to the Facility Agent under this Agreement were arrived at after careful consideration, having been prepared (inter alia) on the basis of recent historical information and the Accounting Principles and on the basis of assumptions which are believed by the Company to be reasonable.

20.9     No material adverse change

         In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the business, condition (financial or otherwise), operations, assets, performance, prospects or results of operations of the Plc Group since 30th September, 2001.

20.10    Litigation

(a) No litigation, arbitration or administrative proceedings or regulatory enquiry relating to any member of the Group are current or, to its knowledge, pending or threatened, which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect.

(b) It is not (and none of its Subsidiaries is) in breach of and has not (and none of its Subsidiaries have) breached any law or regulation (including any relating to the environment or health and safety), in a manner or to an extent which is reasonably likely to have a Material Adverse Effect.

(c) No labour disputes are current or, to its knowledge, threatened which are reasonably likely to have a Material Adverse Effect.

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20.11    Pari passu ranking

         Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.12    Taxes

(a) It is not (and none of its Subsidiaries are) overdue in the filing of any Tax returns or filings where failure to do so is reasonably likely to have a Material Adverse Effect.

(b) No claims or investigations by any tax authority are being or are reasonably likely to be made or conducted against it (or any of its Subsidiaries) which are reasonably likely to have a Material Adverse Effect.

20.13    Taxes on payments

         Save with respect to amounts referred to in any legal opinion issued under Part I of Schedule 2 (Conditions precedent documents), as at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

20.14    Stamp duties

         Save with respect to amounts referred to in any legal opinion issued under Part I of Schedule 2 (Conditions precedent documents), as at the date of this Agreement, no ad valorem stamp or registration duty or similar Tax or charge is payable in any jurisdiction of incorporation of any Obligor in respect of any Finance Document.

20.15    Security

(a) No Security Interest exists on any asset of any member of the Group contrary to Clause 23.5 (Negative pledge).

(b) Each Security Document to which it is a party creates or evidences the security interest which that Security Document purports to create or evidence.

20.16    Financial Indebtedness

         On and from Closing, no member of the Group has any (actual or contingent) Financial Indebtedness outstanding which is not permitted by the terms of this Agreement.

20.17    Documents

(a) The documents delivered to the Facility Agent by or on behalf of an Obligor pursuant to Clause 4.1(a) (Conditions precedent documents) were genuine and, in the case of copy documents, were true, complete and accurate copies of originals, which are in full force and effect (or if a copy, the original is in full force and effect) and have not been amended, varied or replaced in any respect which could adversely affect the interests of the Finance Parties under the Finance Documents.

(b) Documents required to be and which are delivered to the Facility Agent under this Agreement by or an behalf of any Obligor after Closing were, when delivered, genuine and, in the case of copy documents, were true, complete and accurate copies of originals which when delivered

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         were in full force and effect (or, if a copy, the original was in full force and effect) and such documents or originals have not been amended, varied or replaced in any respect which could adversely affect the interest of the Finance Parties under the Finance Documents.

(c) The Hive-Down Documents as furnished to the Facility Agent under this Agreement contain all the material terms of the Hive-Downs.

20.18    Information Package

(a)      In this Subclause:

         "Information Package" means:

         (i)   the Business Plan; and

         (ii)  the Information Memorandum.

(b) In the case of the Company only and as at the date the Information Package (or part thereof) is delivered to the Arrangers:

         (i) All factual information contained in the Information Package was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

         (ii) all expressions of opinion or intention contained in the Information Package were made after careful consideration and are believed by the Company to be reasonable as at the date at which it is stated to be given;

         (iii) the financial projections and forecasts contained in the Information Package have been prepared (inter alia) on the basis of recent historical information and the Accounting Principles and on the basis of assumptions which are believed by the Company to be reasonable;

         (iv) the Information Package did not omit as at its date any information which, if disclosed, would make the Information Package untrue or misleading in any material respect; and

         (v) nothing has occurred since the date of the Information Package which, if disclosed, would make the factual information or financial projections contained in the Information Package untrue or misleading in any material respect.

20.19    Consultants' Reports

(a) In this Subclause, "Consultants' Reports" means any report prepared by PricewaterhouseCoopers prior to the date of this Agreement and referred to in Part I of Schedule 2 (Conditions precedent documents).

(b) In the case of the Company only as at the date of this Agreement and as at Closing:

         (i) all factual information which is contained or referred to in a Consultants' Report was true in all material respects at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

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         (ii)  all expressions of opinion or intention given by or on behalf of any member of the Plc Group and all forecasts and projections furnished by or on behalf of any member of the Plc Group to each such firm and contained in any Consultants' Report was arrived at after careful consideration and are believed by the Company to be reasonable as at the date at which it is stated to be given;

         (iii) no Consultants' Report omitted as at its date any information which, if disclosed, would make that Consultants' Report untrue or misleading in any material respect;

         (iv) nothing has occurred since the date of any Consultants' Report which, if disclosed, would make the factual information, forecasts, projections, expressions of opinion or intention or conclusions contained in that Consultants' Report untrue or misleading in any material respect; and

         (v) the Company has not omitted to disclose to the Arrangers any information which, if disclosed, would make any of the information supplied to the Arrangers by or on behalf of the Company untrue or misleading in any material respect.

20.20    Structure Memorandum

(a) In the case of the Company only, the Structure Memorandum shows all members of the Plc Group (including, without limitation all partnerships and joint ventures) and contains descriptions which in all material respects are true, complete and correct of the corporate ownership structure of the Plc Group and all material intercompany loans as at 29th December, 2001.

20.21    Newcos

         (a) Except as may arise under the Transactions Documents neither the Company nor Enodis Group Limited has traded or has any material liabilities or commitments (actual or contingent, present or future); and

         (b) the Company is the legal and beneficial owner of all of the shares in Enodis Group Limited.

20.22    Assets

(a) It is the legal and beneficial owner of the shares and other material property which it charges or purports to charge under the Security Documents.

(b) It owns or has leased or licensed to it all material assets necessary to conduct its business as it is being conducted.

20.23    Hived-Down Assets

         All of the Hived-Down Assets will, immediately upon Closing and subject to the terms of the Hive-Down Agreements, be beneficially owned by Enodis Group Limited and Enodis Group Limited will be entitled forthwith to become the legal owner (registered in the case of shares and interests in registered land and/or Intellectual Property) of the Hived-Down Assets free from all Security Interests (other than those arising under the Security Documents or permitted hereunder), claims and competing interests.

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20.24    Intellectual Property Rights

(a) It (and each of its Subsidiaries) owns or has licensed to it all the Intellectual Property Rights which are required by it in order for it to carry on its business in all material respects as it is being conducted and it does not (nor do any of its Subsidiaries), in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which would have a Material Adverse Effect; and

(b) none of the Intellectual Property Rights which are material in the context of its business are, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights by any third party which would have a Material Adverse Effect.

20.25    Solvency

(a) It is not and none of its Material Subsidiaries is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts;

(b) neither it nor any of its Material Subsidiaries by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(c) as at Closing, the value of its assets (and the assets of each of its Material Subsidiaries) is not less than its (or in the case of a Material Subsidiary, its Material Subsidiary's) liabilities taking into account contingent and prospective liabilities; and

(d) at all times following the date of Closing, the value of its assets (and the assets of each of its Material Subsidiaries) is not less than its (or in the case of a Material Subsidiary, its Material Subsidiary's) liabilities (taking into account contingent and prospective liabilities) contingent and prospective liabilities to an extent which is reasonably likely to have a Material Adverse Effect; and

(e) no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of it or any of its Material Subsidiaries.

20.26    Environmental matters

(a)      It (and each of its Subsidiaries):

         (i)   has obtained all requisite Environmental Approvals; and

         (ii) is in compliance with all Environmental Law and Environmental Approvals applicable to it,

         where failure to do so is reasonably likely to have a Material Adverse Effect.

(b) There is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or threatened and to the best of their knowledge, there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim against any member of the Group which in each case is reasonably likely to be determined against that member of the Group and which if so decided would have a Material Adverse Effect.

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20.27    Jurisdiction/governing law

(a) Subject to any qualifications as to matters of law referred to in any legal opinion required under this Agreement, its:

         (i) irrevocable submission under this Agreement to the jurisdiction of the courts of England and New York;

         (ii)  agreement that this Agreement is governed by English law; and

         (iii) agreement not to claim any immunity to which it or its assets may be entitled,

         are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) any judgment obtained in England or in New York will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

20.28    United States laws

(a)      In this Subclause:

         "holding company", "affiliate" and "subsidiary company"

         have the meanings given to them in the United States Public Utility Holding Company Act of 1935.

         "investment company" and "controlled"

         have the meanings given to them in the United States Investment Company Act of 1940.

         "public utility"

         has the meaning given to it in the United States Federal Power Act of 1920.

(b)      It is not:

         (i) a holding company, an affiliate of a holding company or a subsidiary company of a holding company, or subject to regulation, under the United States Public Utility Holding Company Act of 1935;

         (ii) a public utility, or subject to regulation, under the United States Federal Power Act of 1920;

         (iii) an investment company or a company controlled by an investment company; or

         (iv) subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

20.29    Times for making representations

(a) The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

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(b)      Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by:

         (i) each Additional Obligor and the Company on the date that Additional Obligor becomes an Obligor; and

         (ii) each Obligor on the date of each Request, the first day of each Interest Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

(d) When Clause 20.6 (No default) is repeated in relation to a Rollover Loan, the reference to "Default" will be construed as a reference to "Event of Default".

21.      INFORMATION COVENANTS

21.1     Financial statements

(a) The Company shall procure that there are supplied to the Facility Agent in sufficient copies for all the Lenders:

         (i) the audited consolidated financial statements of Enodis plc for each of its financial years together with an annual cashflow statement and extracts from the accounting records of the Plc Group in respect of accounting groups incorporating the Obligors upon which the latest audited consolidated financial statements of the Plc Group have been based substantially in the form agreed by the Company and the Facility Agent (the "Extracts");

         (ii) the unaudited consolidated financial statements of Enodis plc for each of its financial quarters; and

         (iii) the monthly management accounts (being for the usual periods of 4 or 5 weeks) of Enodis plc and related information package prepared by Enodis plc.

(b) All financial statements, management accounts and the related information package prepared by Enodis plc must be supplied as soon as they are available and:

         (i) in the case of Enodis plc's audited consolidated financial statements, the annual cashflow statement and the Extracts, within 120 days;

         (ii) in the case of Enodis plc's quarterly unaudited consolidated financial statements, within 60 days; and

         (iii) in the case of Enodis plc's monthly management accounts, within 45 days, of the end of the relevant financial period.

21.2     Compliance Certificate

(a) A "Compliance Certificate" is a certificate, substantially in the form of Schedule 7 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

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(b)      The Company shall procure that Enodis plc supplies to the Facility
         Agent a Compliance Certificate with each set of its annual and quarterly financial statements sent to the Facility Agent under this Agreement. The calculations of the financial covenants contained in the relevant Compliance Certificate will be made as at the date of the financial statements which that Compliance Certificate is meant to accompany.

(c) A Compliance Certificate must be signed by two authorised signatories of Enodis plc.

(d) The Company shall procure that there is also supplied to the Facility Agent with each Compliance Certificate delivered in respect of the audited financial statements of the Plc Group a written statement (the "Report") prepared by Enodis plc's auditors. The Report must confirm that:

         (i) the financial information contained in the accompanying Compliance Certificate has been accurately extracted from the underlying accounting records;

         (ii) the calculations shown in the Compliance Certificate made in accordance with Clauses 22.3 (Consolidated Net Worth), 22.4 (Leverage), 22.5 (Interest cover) and 22.8 (Guarantor cover) of the Agreement are arithmetically correct;

         (iii) the financial information in the Compliance Certificate is presented in compliance with the relevant accounting definitions as to its elements and composition set out in Clauses 11.5 (Mandatory prepayment - Surplus Cashflow) (with respect to the definition of "Surplus Cashflow") and 1.1 (Definitions) of the Agreement; and

         (iv) based on information extracted from the Plc Group's accounting records, upon which the latest audited financial statements of the Plc Group have been based, the companies listed in paragraph 4 of the Compliance Certificate meet the definition of Material Subsidiaries.

21.3     Form of financial statements

(a) The Company shall procure that each set of financial statements supplied under this Agreement (including the Extracts) gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person, accounting group or the Plc Group as at the date to which those financial statements were drawn up.

(b) The Company shall procure that the Facility Agent is notified of any change to the basis on which and any departure from the Accounting Principles adopted on which its audited consolidated financial statements are prepared.

(c) If requested by the Facility Agent, the Company shall procure that there is supplied to the Facility Agent:

         (i) a full description of any change or departure notified under paragraph (b) above; and

         (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed or different accounting basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

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(d)      If requested by the Facility Agent or the Company, the Company or the
         Facility Agent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company shall procure that there is supplied with each set of the Plc Group's financial statements another set of its financial statements prepared on the basis of the Accounting Principles as used in the Original Financial Statements.

(f) If required by the Facility Agent if there are reasonable grounds for believing that it is materially inaccurate the Company will procure that the Auditors (at the cost of the Company) confirm to the Facility Agent the accuracy of information supplied pursuant to paragraphs (c) or (e) above and the effect of any changes or proposed changes to the financial ratios set out in Clause 22 (Financial covenants).

21.4     Auditors

         If the Facility Agent has reasonable grounds for believing that there is or may be an outstanding Default and/or that material financial information provided by any member of the Plc Group is or may be incorrect and wishes to discuss the financial position of any member of the Plc Group with the Auditors, the Facility Agent may notify the Company, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Company shall procure that the Auditors are authorised (at the expense of the Company):

         (a) to discuss the financial position of each member of the Plc Group with the Facility Agent on request from the Facility Agent with a representative of the Company present at such discussions; and

         (b) to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

21.5     Information - miscellaneous

         The Company must supply to the Facility Agent:

         (a) copies of all documents despatched by the Company to its shareholders or by Enodis plc to its shareholders (or, in each case, any class of them) or its or Enodis plc's creditors generally at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

         (c) promptly on request following any acquisition or disposal by a member of the Group (whether intra-Group or otherwise), a list of the then current Material Subsidiaries; and

         (d) promptly on request, such further information regarding the financial condition and operations of the Plc Group as any Finance Party through the Facility Agent may

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                  reasonably request where the disclosure would not breach any bona fide confidentiality undertaking binding on any member of the Plc Group.

21.6     Notification of Default

(a) Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

21.7     Year end

         The Company shall:

         (a) procure that the financial year end of Enodis plc is not changed (other than due to changes in dates arising from having a 52 or 53 week financial year); and

         (b) procure that each financial year and financial quarter of the Plc Group ends on an Accounting Date.

21.8     Use of websites

(a) Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

         (i)   the Facility Agent agrees;

         (ii) the Company and the Facility Agent designate an electronic website for this purpose;

         (iii) the Company notifies the Facility Agent of the address of and password for the website; and

         (iv) the information posted is in a format agreed between the Company and the Facility Agent.

         The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b) Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

         (i)   any Lender not agreeing to receive information via the website;
               and

         (ii) within ten Business Days of request any other Lender, if that Lender so requests.

(c) The Company must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

         (i)   the website cannot be accessed;

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         (ii)  the website or any information on the website is infected by any electronic virus or similar software;

         (iii) the password for the website is changed; or

         (iv) any information to be supplied under this Agreement is posted on the website or amended after being posted.

         If the circumstances in paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form.

22.      FINANCIAL COVENANTS

22.1     Definitions

         In this Clause:

         "Capital Expenditure"

         means any expenditure which is treated as capital expenditure in accordance with the accounting principles applied in the Original Financial Statements.

         "Consolidated Cash and Cash Equivalents"

         means, at any time Cash and Cash Equivalents to which any member of the Plc Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Debt.

         Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the rate of exchange used by the Company in its most recent published profit and loss account.

         "Consolidated Cashflow"

         means, for a Measurement Period, Consolidated EBITDA for that Measurement Period, adjusted by:

         (a) adding back any extraordinary or exceptional item received in cash or deducting any extraordinary or exceptional item paid in cash during that Measurement Period;

         (b) deducting Capital Expenditure paid or required to be paid during that Measurement Period;

         (c) deducting all non-cash credits and adding back all non-cash debits included in Consolidated EBITDA during that Measurement Period;

         (d) deducting all dividends or any other distributions payable during that Measurement Period to any person which is not a member of the Plc Group;

         (e) deducting all corporation tax and withholding tax paid or which fell due for payment during that Measurement Period;

         (f) deducting any increase or adding back any decrease in working capital during that Measurement Period; and

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         (g)   deducting (to the extent otherwise included) any proceeds of a
               Disposal, Share Disposal or insurance claim to the extent of the amount of any prepayment required to be made under Clauses 11.4 and/or 11.7 in consequence of the occurrence thereof.

         "Consolidated EBITDA"

         means the consolidated net pre-taxation profits of the Plc Group for a Measurement Period, adjusted by:

         (a)   adding back Consolidated Interest Payable;

         (b) deducting any financing charges received or receivable by the Plc Group during that Measurement Period;

         (c)   excluding any amount attributable to minority interests;

         (d)   excluding any exceptional or extraordinary item;

         (e) excluding any profit or loss arising during that Measurement Period with respect to Felsted after the date of this Agreement;

         (f) adding back depreciation and amortisation including the amortisation of deferred finance cost;;

         (g) adding back any up front fees and other finance costs written off during that Measurement Period;

         (h) deducting the amount of profit of any joint venture included in Consolidated EBITDA during that Measurement Period which has not been distributed in cash to a member of the Plc Group;

         (i) for the purposes of calculating the ratio set out in Clause 22.4 (Leverage) only, including the net pre-taxation profits of a member of the Plc Group as adjusted in accordance with paragraphs
               (a) to (h) above or business acquired during that Measurement Period for the part of that Measurement Period when it was not a member of the Plc Group and/or the business or assets were not owned by a member of the Plc Group; and

         (j) for the purposes of calculating the ratio set out in Clause 22.4 (Leverage) only, excluding the net pre-taxation profit attributable to any member of the Plc Group as adjusted in accordance with paragraphs (a) to (h) above or to any business sold during that Measurement Period.

         "Consolidated Interest Payable"

         means all interest and periodic financing charges including acceptance commission, accrued discount, commitment fee and the interest element of rental payments on finance or capital leases (whether, in each case, paid, payable or capitalised), incurred (on an accruals basis) by the Plc Group in effecting, servicing or maintaining Consolidated Total Debt during a Measurement Period (adjusted for any net payment or receipt under any interest rate hedging agreement or instrument and for the interest element of any net payment or receipt (plus or minus any accrued exchange gains or losses) under any currency hedging instrument or arrangement), but, for the avoidance of doubt, excluding:

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         (a)   the charging of fees incurred in connection with the Existing
               Facility Agreement to the profit and loss account for the financial year ended 28th September, 2002; and

         (b)   the amortisation of deferred finance costs.

         "Consolidated Net Interest Payable"

         means Consolidated Interest Payable less all financing charges received or receivable by the Plc Group during the relevant Measurement Period.

         "Consolidated Net Senior Interest Payable"

         means Consolidated Interest Payable to the extent only that it is referable to Consolidated Total Senior Debt less all interest and periodic financing charges (of the type referred to in Consolidated Interest Payable) received or receivable by the Plc Group during the relevant Measurement Period.

         "Consolidated Net Worth"

         means at any time the aggregate of:

         (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

         (b) the amount standing to the credit of the consolidated capital and revenue reserves of the Plc Group (including the share premium account and including amounts previously eliminated against reserves in accordance with FRS 10), based on the latest published consolidated balance sheet of the Company (the "latest balance sheet") but adjusted by:

         (i) adding any amount standing to the credit of the profit and loss account of the Plc Group for the period ending on the date of the latest balance sheet to the extent not included in sub-paragraph
               (b) above;

         (ii) deducting any dividend or other distribution declared or made by any member of the Plc Group to a person who is not a member of the Plc Group;

         (iii) deducting any amount standing to the debit of the profit and loss account of the Plc Group for the period ending on the date of the latest balance sheet;

         (iv) deducting any amount attributable to any intangible asset (other than goodwill);

         (v) deducting any amount attributable to an upward revaluation of assets after 28th September, 2001 or, in the case of assets of a company which becomes a member of the Plc Group after that date, the date on which that company becomes a member of the Plc Group other than any upward revaluation of assets undertaken by an independent third party professional adviser in accordance with UK GAAP;

         (vi) reflecting any variation in the amount of the issued share capital of the Company and the consolidated capital and revenue reserves of the Plc Group after the date of the latest balance sheet;

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         (vii)   reflecting any variation in the interest of the Company in any other member of the Plc Group since the date of the latest balance sheet;

         (viii)  excluding any amount attributable to deferred taxation;

         (ix)    excluding any amount attributable to minority interests;

         (x) excluding any amount attributable to the write down of goodwill as the result of a disposal of a business; and

         (xi) adding back any amount attributable to the write back of goodwill.

         "Consolidated Total Debt"

         means, in respect of the Plc Group, at any time the aggregate of the following:

         (a)     the outstanding principal amount of any moneys borrowed;

         (b) the outstanding principal amount of any acceptance under any acceptance credit;

         (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

         (d) the capitalised element of indebtedness under a finance or capital lease;

         (e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

         (h) the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

         (i) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Plc Group, but excluding any amount included in the above attributable to minority interests. Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the rate of exchange used by the Company in its most recent published profit and loss account.

         "Consolidated Total Debt Service"

         means,  for any Measurement Period:

         (a)     Consolidated Net Interest Payable for that Measurement Period;
                 plus

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         (b)   all Consolidated Total Debt which fell due for repayment or prepayment during that Measurement Period, other than:

               (i) any principal amount repaid or prepaid under a revolving credit or overdraft or similar facility which remains available for redrawing; and

               (ii)   any amount mandatorily prepaid under this Agreement.

         "Consolidated Total Net Debt"

         means at any time Consolidated Total Debt less Consolidated Cash and Cash Equivalents.

         "Consolidated Total Net Senior Debt"

         means Consolidated Total Senior Debt less Consolidated Cash and Cash Equivalents.

         "Consolidated Total Senior Debt"

         means Consolidated Total Debt less any amounts outstanding under the Bridge Facility, the Bridge Exchange Notes, the Bonds or the Bond Exchange Notes.

         "Measurement Period"

         means a period of approximately 12 months ending on the last day of a financial quarter (including financial year-end) of the Company (and for the purposes only of the definition of Semi-annual Surplus Cashflow and the use of other defined terms in or for the purposes of that definition, a period comprising the first half of each financial year of Enodis plc), and references in Clause 22 (Financial covenants) to 31st March, 30th June, 30th September and 31st December will be construed as the last day of the financial quarter (including financial year-end) falling on or about that date.

22.2     Interpretation

         Except as provided to the contrary in this Agreement, an accounting term or terms used in the accounts and used in this Clause are to be construed in accordance with the principles applied in connection with the Original Financial Statements.

         No item must be credited or deducted more than once in any calculation under this Clause.

 22.3    Consolidated Net Worth

(a) The Company must ensure that Consolidated Net Worth is not at any time less than:

         (i) (pound)150,000,000 or, if higher, the amount calculated under paragraph (b) below, less (if there shall be any write down by Enodis plc of its investment in the business known as Kysor Warren, being part of the company Kysor Industrial Corporation ("Kysor Warren")).

         (ii)  the lesser of:

               (A)   (pound)50,000,000; and

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               (B)     the Sterling equivalent (determined in accordance with
                       the Accounting Principles) of the aggregate amount of any write-downs by Enodis plc of its investment in Kysor Warren made on or after the date hereof.

(b) The minimum amount under paragraph (a)(i) above will be increased at the end of each financial year of the Company by an amount equal to 50 per cent. of the amount standing to the credit of the profit and loss account of the Plc Group at the end of that financial year.

22.4     Leverage

(a) The Company must ensure that the ratio of Consolidated Total Net Debt to Consolidated EBITDA does not for and as at the end of any Measurement Period ending on or about any of the dates set out in the table set out in Clause 22.7 (Covenant Table) exceed that set out against that date in column V of such table.

(b) The Company must ensure that the ratio of Consolidated Total Net Senior Debt to Consolidated EBITDA does not for and as at the end of any Measurement Period ending on or about any of the dates set out in the table set out in Clause 22.7 (Covenant Table) exceed that set out against that date in column W of that table.

22.5     Interest Cover

(a) The Company must ensure that the ratio of Consolidated EBITDA to Consolidated Net Interest Payable is not for any Measurement Period ending on or about any of the dates set out in the table set out in Clause 22.7 (Covenant Table) less than that set out against that date in column X of that table.

(b) The Company must ensure that the ratio of Consolidated EBITDA to Consolidated Net Senior Interest Payable is not for any Measurement Period ending on or about any of the dates set out in the table set out in Clause 22.7 (Covenant Table) less than that set out against that date in Column Y of that table.

22.6     Cash flow

         The Company must ensure that Consolidated Cashflow for any Measurement Period ending on or about any of the dates set out in the table set out in Clause 22.7 (Covenant Table), is not less than the multiple of Consolidated Total Debt Service for such Measurement Period set out against that date in Column Z of that table.

22.7     Covenant Table

         The table referred to in Clauses 22.4 (Leverage), 22.5 (Interest Cover), and 22.6 (Cash flow) is as follows:

Date                           V          W          X          Y          Z

31st March, 2002               4.50:1     3.00:1     2.50:1     3.00:1     1.05

30th June, 2002                4.00:1     2.90:1     2.50:1     3.00:1     1.05

30th September, 2002           4.25:1     2.80:1     2.50:1     3.00:1     1.05

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31st December, 2002            3.90:1    2.65:1     2.50:1     3.40:1     1.05

31st March, 2003               3.70:1    2.50:1     2.65:1     4.00:1     1.05

30th June, 2003                3.50:1    2.35:1     2.80:1     4.40:1     1.05

30th September, 2003           3.00:1    2.00:1     3.00:1     4.75:1     1.05

31st December, 2003            2.85:1    1.80:1     3.00:1     5.00:1     1.05

31st March, 2004               2.75:1    1.65:1     3.30:1     5.25:1     1.05

30th June, 2004                2.40:1    1.40:1     3.50:1     5.50:1     1.05

30th September, 2004           2.15:1    1.15:1     3.75:1     5.75:1     1.05

31st December, 2004            2.00:1    1.05:1     3.75:1     5.75:1     1.05

31st March, 2005               2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th June, 2005                2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th September, 2005           2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st December, 2005            2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st March, 2006               2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th June, 2006                2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th September, 2006           2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st December, 2006            2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st March, 2007               2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th June, 2007                2.00:1    1.00:1     4.00:1     6.00:1     1.05

30th September, 2007           2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st December, 2007            2.00:1    1.00:1     4.00:1     6.00:1     1.05

31st March, 2008               2.00:1    1.00:1     4.00:1     6.00:1     1.05

22.8     Guarantor cover

(a) If the aggregate gross assets or profits before interest, Tax and exceptional or extraordinary items ("EBIT") of the Guarantors (excluding intra-Group items) are at any time less than 75 per cent. of the total gross assets or EBIT (as applicable) of the Group at that time, then within 14 days of becoming aware of this fact the Company must ensure that sufficient Additional Guarantor(s) accede to this Agreement to ensure that the aggregate gross assets or EBIT of the Guarantors (excluding intra-Group items) are not less than 75 per cent. of the total gross assets or EBIT of the Group at that time.

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(b)      For the purpose of this Clause:

         (i) the gross assets or EBIT of a Guarantor will be determined from the accounting records of the Group upon which the latest audited financial statements of the Group have been based;

         (ii) if a company becomes a Guarantor after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or EBIT of that Guarantor will be determined from its latest financial statements;

         (iii) the gross assets or EBIT of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or EBIT of any company or business which has been subsequently disposed of or acquired; and

         (iv)  gross assets does not include goodwill.

(c) Each Additional Guarantor must accede to the Agreement in accordance with Clause 32.6 subject, for the avoidance of doubt, to Clause 32.6(e)) (Additional Obligors), including providing security over its assets by the execution and delivery of Security Documents as listed in
         Part III of Schedule 2 (Conditions precedent documents).

23.      General covenants

23.1     General

         Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

23.2     Authorisations

         (a) Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document.

         (b) Each member of the Group must obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to carry on its business where failure to do so is reasonably likely to have a Material Adverse Effect.

23.3     Compliance with laws

         Each member of the Group must comply in all respects with all laws and regulations to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

23.4     Pari passu ranking

         Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

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23.5     Negative pledge

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its present or future assets.

(b)      Paragraph (a) does not apply to:

         (i)     any Security Interest constituted by the Security Documents;

         (ii) any Security Interest listed in Schedule 6 (Existing Security) except to the extent:

                 (A) the principal amount secured by that Security Interest exceeds the amount stated in that Schedule or, if lower, the principal amount secured by that Security Interest at the date of this Agreement; and

                 (B) the principal amount of Financial Indebtedness secured by all Security Interests listed in Schedule 6 (Existing Security) exceeds (pound)10 million (or its equivalent) plus any Financial Indebtedness to the extent covered by a Letter of Credit or a letter of credit issued under an Ancillary Facility;

         (iii) any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its or the Group's financing arrangements (including derivative transactions) for the purpose of netting debit and credit balances;

         (iv) any lien arising by operation of law and in the ordinary course of trading;

         (v) any Security Interest arising pursuant to the general banking terms and conditions of any bank holding an account of any member of the Group in Germany.

         (vi) any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of 6 months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

         (vii) any Security Interest over any asset which has been or is acquired by a member of the Group where the Security Interest is security for, or for indebtedness incurred to finance, the acquisition price of that asset;

         (viii) any Security Interest over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit or other similar instrument issued for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by any member of the Group in the ordinary course of trading;

         (ix) any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply in respect of goods acquired by the relevant member of the Group in the ordinary course of trading;

         (x) any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs and the aggregate amount

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                 outstanding under transactions of the type referred to in
                 paragraph (c) below) does not exceed(pound)5,000,000 or its equivalent at any time; and

         (xi) any Security Interest over the warrants issued by Nobia AB and relating to the disposal by Enodis plc of Magnet Limited and various other of its Subsidiaries.

(c)      Except as provided below, no member of the Group may:

         (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms,

         in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)      Paragraph (c) does not apply to:

         (i)     any transactions where the aggregate of:

                 (A) the outstanding obligations of any member of the Group which is a Guarantor under a sale, transfer or disposal under sub-paragraph (c)(i); plus

                 (B) the outstanding recourse to a member of the Group which is a Guarantor under a transaction under sub-paragraph
                      (c)(ii); plus

                 (C) the principal amount secured by Security Interests created or permitted to subsist by a Guarantor and allowed under sub-paragraph (b)(ix) above, does not exceed (pound)5,000,000 (or its equivalent); or

         (ii) any amount outstanding under any transaction under sub-paragraph (c) above entered into by members of the Group which are not Guarantors when aggregated with Financial Indebtedness of all members of the Group (other than Guarantors) permitted to exist under Clause 23.7 (Financial Indebtedness) does not exceed the aggregate amount permitted under Clause 23.7 (b)(vi) (Financial Indebtedness); or

         (iii) intra-Group arrangements of the type described in paragraph (c) above.

23.6     Disposals

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of:

         (i)     any shares in any member of the Group;

         (ii)    all or any part of its assets.

(b) Paragraph (a)(i) does not apply to any disposal where all shares owned by any member of the Group in a Subsidiary are disposed of at the time of the disposal and, either:

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         (i)     the Net Proceeds of such disposal are applied promptly in
                 prepayment of the Facilities to the extent required by and in accordance with Clause 11.4 (Mandatory prepayment - Disposals and Share Disposals); or

         (ii)    the disposal is:

                 (A) a disposal of shares in a Subsidiary which is not a Material Subsidiary, and

                 (B) a disposal of shares to a wholly-owned Subsidiary of the Company, and

                 (C) (if the member of the Group disposing of the shares is an Obligor) a disposal of shares to another Obligor, and

                 (if the shares being disposed of are secured under this Agreement), immediately upon completion of the disposal security at least equivalent to that over such shares existing in favour of the Facility Agent immediately prior to their disposal is created in favour of the Facility Agent, in form and substance satisfactory to the Facility Agent.

(c)      Paragraph (a)(ii) does not apply to:

         (i)     any disposal of all or part of Felsted for Cash;

         (ii) any disposal made in the ordinary course of trading of the disposing entity;

         (iii) any disposal of assets in exchange for other assets comparable or superior as to type, value and quality;

         (iv) any disposal from one member of the Group to another member of the Group provided that (A) if immediately prior to such disposal security is provided over such assets to the Facility Agent pursuant to the terms of the Security Documents, like security shall be provided in a manner satisfactory to the Facility Agent over such assets in favour of the Facility Agent, and (B) where the member of the Group effecting such disposal is an Obligor, the member of the Group to whom the assets are disposed of shall also be an Obligor;

         (v)     any disposal of Cash or Cash Equivalents;

         (vi) any disposal of obsolete assets which are no longer required for the purpose of the disposing entity's business;

         (vii) any disposal on arm's length terms to a joint venture to which a member of the Group is a party and in which the relevant member of the Group has management control or owns a majority of the voting rights and issued share capital;

         (viii) any disposal where the Net Proceeds of that disposal are applied promptly in prepayment of the Facilities to the extent required by and in accordance with Clause 11.4 (Mandatory prepayment - Disposals and Share Disposals); or

         (ix) any disposal where the Net Proceeds (when aggregated with the Net Proceeds for any other disposal not allowed under the preceding sub-paragraphs) does not exceed(pound)5,000,000 or its equivalent in any financial year of the Company.

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(d)      No member of the Group shall enter into any option or similar arrangement under which a person has a present or contingent right to require a member of the Group to sell or otherwise dispose of any material property or interest in property where such disposal would be prohibited by the provisions of this Clause 23.6.

(e) Notwithstanding the rest of this Clause 23.6 (Disposals), no member of the Group may make a disposal, as referred to in paragraph (a) above, which is also a disposal of a Material Subsidiary or a business which if comprised in an entity would in consequence have been a Material Subsidiary, except to the extent that the Company has delivered to the Facility Agent in form and substance satisfactory to the Facility Agent a certificate signed by two authorised signatories of the Company certifying that the directors of the Company reasonably believe that, if the relevant disposal occurred, the financial covenants contained in Clause 22 (Financial covenants) will be complied with when tested for each of the four Measurement Periods succeeding such Measurement Period.

(f) Notwithstanding the rest of this Clause 23.6 (Disposals), no member of the Group may make a disposal, as referred to in paragraph (a) above, other than for Cash consideration payable in full at completion of the disposal, save that up to 20 per cent. (for three months only from the date of this Agreement) and from then on 15 per cent. of the consideration relating to a disposal may be deferred or in the form of non-Cash consideration.

23.7     Financial Indebtedness

(a) Except as provided below, no member of the Group may incur or permit to subsist any Financial Indebtedness.

(b)      Paragraph (a) does not apply to:

         (i) any Financial Indebtedness incurred under this Agreement (including under any Ancillary Facility) or the Subordinated Intercompany Loan Agreement, in force as at the date hereof, and subject to Clause 23.37 (Capitalisation of the Subordinated Intercompany Loan);

         (ii) any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of 6 months from the date of acquisition and not established in contemplation of that acquisition;

         (iii) any derivative transaction permitted under Clause 23.24 (Treasury transactions);

         (iv)  any loan permitted under Clause 23.25 (Loans out);

         (v) any Financial Indebtedness to the extent covered by a Letter of Credit or letter of credit issued under an Ancillary Facility; or

         (vi) Financial Indebtedness not otherwise permitted under the preceding sub-paragraphs which in aggregate does not exceed (pound)10,000,000 or its equivalent at any time.

(c) The Company will procure that neither Enodis plc nor Topco will incur any Financial Indebtedness, other than:

         (i) in the case only of Enodis plc, any Financial Indebtedness evidenced by Bonds or Bond Exchange Notes issued by Enodis plc in compliance with Clauses 23.28

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               (Bridge Loans, Bonds and Exchange Notes) and any refinancing thereof provided that such refinancing is on terms materially no more onerous than the Bonds or Bond Exchange Notes and 23.25(v) (Loans out);

         (ii) in the case only of Enodis plc, any Financial Indebtedness incurred under the Bridge Facility or under the Bridge Exchange Notes; or

         (iii) between Enodis plc and Topco.

23.8     Change of business

         The Company must ensure that no substantial change is made to the general nature of the business of the Group taken as a whole (otherwise than through disposals permitted pursuant to Clause 23.6 (Disposals)) from that carried on at the date of this Agreement.

23.9     Mergers

         No Obligor may enter into any amalgamation, demerger, merger or reconstruction other than:

         (i)   a merger of two Obligors;

         (ii) a merger of two companies which are non-Obligors (provided that if the resulting entity would be deemed to be a Material Subsidiary such entity shall comply with the requirements of this document as to the giving of guarantees and security by Material Subsidiaries immediately upon completion of such merger);

         (iii) a merger of a non-Obligor into an Obligor where the surviving entity is such Obligor; or

         (iv)  any other transaction agreed in writing by the Majority Lenders.

23.10    Third party guarantees

(a) In this Subclause, a "guarantee" includes a guarantee, an indemnity, counter-indemnity or other assurance against loss but excludes, for the avoidance of doubt, any warranty or indemnity commonly included in a share sale and purchase agreement or asset disposal agreement entering into on normal commercial terms (other than one related to Financial Indebtedness).

(b) Except as provided below, no member of the Group may incur or allow to be outstanding any guarantee in respect of any person.

(c)      Paragraph (b) does not apply to:

         (i)   any guarantee arising under the Finance Documents;

         (ii)  any guarantee arising under the Hive-Down Agreements;

         (iii) any guarantee comprising a netting or set-off arrangement entered into by a member of the Group in favour of an Approved Bank in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances;

         (iv) the endorsement of negotiable instruments in the ordinary course of trade;

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         (v)    performance bonds guaranteeing performance by a member of the
                Group under any contract entered into in the ordinary course of business;

         (vi)   any indemnity given to a director of a member of the Group;

         (vii) guarantees in respect of any Financial Indebtedness of any member of the Group which is allowed under this Agreement; or

         (viii) guarantees where the aggregate amount so guaranteed by all members of the Group at any time does not exceed
                (pound)5,000,000 or its equivalent.

(d) The Company shall procure that within one month of Closing there is delivered to the Facility Agent in form and substance satisfactory to it a schedule of all guarantees of the type referred to in paragraph
         (c) above outstanding at Closing which evidences that the amount referred to in paragraph (c)(viii) above was not exceeded at Closing and to the extent that this amount was exceeded the Parties agree to discuss in good faith with a view to determining whether an increase in the amount referred to in paragraph (c) (viii) above acceptable to the Finance Parties might be agreed.

23.11    Acquisitions

(a)      Except as provided below, no member of the Group may:

         (i) acquire, subscribe for or invest in any company, business, shares or securities; or

         (ii)   incorporate any company.

(b)      Paragraph (a) does not apply to:

         (i)    any transaction expressly set out in the Structure Memorandum;

         (ii)   Cash Equivalents;

         (iii) the subscription for shares in a member of the Group which immediately prior to the subscription was its direct Subsidiary and provided that the relevant shares are issued by that member of the Group in compliance with Clause 23.26 (Share capital) and (if the existing shares in such member of the Group are charged) are charged under the Security Documents;

         (iv) any acquisition, investment or subscription the aggregate consideration (including the amount of any indebtedness outstanding in any such company or business at the date of such acquisition, subscription or investment) for which, when aggregated with the consideration for all other such acquisitions, investments or subscriptions made after the date of this Agreement, does not exceed (pound)10,000,000;

         (v) any non-Cash consideration received pursuant to a disposal permitted under Clause 23.6 (Disposals); or

         (vi) the warrants issued by Nobia AB and relating to the disposal by Enodis plc of Magnet Limited and various other of its Subsidiaries.

(c) No member of the Group shall enter into any option or similar arrangement under which a person has a present or contingent right to require a member of the Group to acquire any asset

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         or any interest in any asset where if the right were exercised the acquisition would breach the terms of any of the Finance Documents.

(d) The provisions of this Subclause shall only apply whilst Compliance Certificates for the two most recent consecutive Measurement Periods have not shown that the ratio of Consolidated Total Net Debt to Consolidated EBITDA was below 2.0:1 and such ratio would not be below 2.0:1 for two consecutive Measurement Periods if any acquisition of the type referred to above was made.

23.12    Environmental matters

         (a)    Each member of the Group must:

                (i)   obtain all requisite Environmental Approvals; and

                (ii) ensure that it is in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

         (b) Each Obligor must promptly upon becoming aware notify the Facility Agent of:

                (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

                (ii) any circumstances reasonably likely to result in an Environmental Claim,

         which is reasonably likely to be adversely substantiated and which, if substantiated, is reasonably likely either to have a Material Adverse Effect or result in any liability for a Finance Party.

23.13    Insurance

         Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

23.14    The Company

(a) The Company must not carry on any business or own any assets, other than:

         (i)    the ownership of shares in the capital of Enodis Group Limited;

         (ii) incurring Financial Indebtedness under the Finance Documents and the Subordinated Intercompany Loan Agreement;

         (iii) receiving amounts from members of the Group and distributing such amounts, including to Enodis plc and Topco, as and to the extent permitted by the terms of this Agreement;

         (iv) exercising its rights relating to and complying with its obligations under the terms and conditions of the Hive-Down Documents; and

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         (v)   making payment to Enodis plc to the extent permitted by Clause
               23.27 (Dividends and payments).

(b) The Company shall procure that Enodis plc does not carry on any business or own any assets, other than:

         (i) the ownership of shares in the capital of the Company and the lending of the Subordinated Intercompany Loan to the Company;

         (ii) incurring Financial Indebtedness under the Bridge Facility, the Bridge Exchange Notes and/or the Bonds or the Bond Exchange Notes or refinancing thereof (as permitted by Clause 23.28(d)(ii)(B)(Bridge Loans, Bonds and Exchange Notes);

         (iii) the provision of administrative, but not treasury, services to the members of the Plc Group as and to the extent generally provided by holding companies such as it;

         (iv) exercising its rights relating to and complying with its obligations under the terms and conditions of the Hive-Down Documents;

         (v) receiving payments from the Company to the extent permitted by Clause 23.27 (Dividends and payments); (vi) carrying out and making payments in relation to those activities permitted to be funded by payments permitted pursuant to Clause 23.27 (Dividends and payments);

         (vii) holding and carrying out activities in relation to the Excluded Assets (as defined in the Hive-Down Agreements);

         (viii) conducting the Equity Offering launched on the date hereof; and


         (ix) issuing ordinary shares in its capital of the same class as those to be issued pursuant to the Equity Offering where an amount equal to the net proceeds of such issue is subscribed for ordinary shares in the capital of the Company of the same class as those in issue at the date hereof.

(c) The Company shall procure that Topco does not carry on any business or own any assets, other than:

         (i)   the ownership of shares in the capital of Enodis plc;

         (ii) incurring Financial Indebtedness in relation to any refinancing of the Bridge Facility, the Bridge Exchange Notes and/or the Bonds or the Bond Exchange Notes as permitted by Clause 23.28(d)(ii)(B) (Bridge Loans, Bonds and Exchange Notes);

         (iii) receiving payments from the Company or Enodis plc to the extent permitted by Clause 23.27 (Dividends and payments);

         (iv) carrying out and making payments in relation to those activities permitted to be funded by payments to Topco permitted pursuant to Clause 23.27 (Dividends and payments); and

         (v) issuing ordinary shares in its capital of the same class as those issued on the establishment of Topco where an amount equal to the net proceeds of such issue is

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               subscribed by Topco or Enodis plc for ordinary shares in the capital of the Company of the same class as those in issue at the date hereof.

23.15    Inter-company debt

(a) Save as permitted pursuant to the Subordination Agreement, the Company shall not (and shall procure that no other member of the Group shall) pay any amount of principal, interest or other amount pursuant to or relating to the Subordinated Intercompany Loan.

(b) No member of the Group which is the creditor in respect of any Financial Indebtedness of any other member of the Group shall take any action to cause that Financial Indebtedness to become due or to be paid
         (i) where the relevant member of the Group does not have sufficient cash resources to meet such payment and to continue to carry on its business in the ordinary course, or (ii) in breach of the terms of the Priority Deed.

23.16    Amendments to documents

(a) The Company may not and shall procure that Enodis plc does not amend either the Subordinated Intercompany Loan Agreement or the Subordination Agreement without the prior written consent of the Lenders.

(b)      No member of the Group may:

         (i)   amend any of the Transaction Documents;

         (ii) amend its memorandum or articles of association or other constitutional documents;

         (iii) enter into any agreement with any shareholders in the Company or in Enodis plc; or

         (iv) amend or waive any of the other documents delivered to the Facility Agent pursuant to Clause 4.1 (Conditions precedent documents),

         without the prior written consent of the Original Lenders on or prior to Closing and, thereafter (save where Majority Lender consent has been obtained), in any way which may affect materially and adversely the interests of the Lenders under the Finance Documents.

(c) The Company must promptly supply to the Facility Agent a copy of any amendment or waiver of the documents referred to in paragraphs (a) and
         (b) above.

23.17    Cash in Non-Obligors

(a) The Company shall procure that the aggregate amount of Cash and Cash Equivalents held by all members of the Group which are not Obligors shall not exceed (pound)10,000,000 in aggregate at any time. Any Cash or Cash Equivalents in excess of such amount shall be loaned to an Obligor within five Business Days of the Company becoming aware of the excess.

(b) On or before Closing, the Company shall deliver to the Facility Agent a copy of the cash statement for the Group as at 8th February, 2002 and either a certificate signed by two authorised signatories of the Company certifying that such statement complies with the limits applied in paragraph (a) above or, a certificate signed by two authorised signatories of the Company certifying that such statement does not comply with the limits applied in paragraph (a) above.

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(c)      If the cash statement for the Group as at 8th February, 2002 shows that the limits applied in paragraph (a) above have been exceeded, on or before 22nd February, 2002, the Company shall further deliver to the Facility Agent a copy of the cash statement for the Group as at 15th February, 2002 and a certificate signed by two authorised signatories of the Company certifying that such statement complied with the limits applied in paragraph (a) above.

23.18    Access

         Upon reasonable notice being given by the Facility Agent, if the Facility Agent has reasonable grounds for believing that there is or may be an outstanding Default, the Company will procure that one or more representatives of the Facility Agent and/or accountants or other professional advisers appointed by the Facility Agent are allowed to have access during normal business hours to the assets, books and records of each member of the Group and are able to inspect and copy the same.

23.19    Pension schemes

(a)      Each member of the Group must:

         (i) be in compliance in all material aspects with any laws or contract relating to any of its pension schemes; and

         (ii) maintain and fund its pension schemes to at least the extent required by local law and practice.

(b) The Company must supply the Facility Agent with a copy of any actuarial report in respect of any pension scheme operated by a member of the Group which the Facility Agent may reasonably request.

23.20    Taxes

(a) Each member of the Group shall pay all Taxes due and payable by it prior to the accrual of any material fine or penalty for late payment save to the extent that payment of those Taxes is being contested in good faith and adequate reserves are being maintained for those Taxes.

23.21    Joint Ventures

(a) Subject to paragraph (b) below, no member of the Group may enter into, invest in, acquire any interest in transfer any asset to or lend to or guarantee the obligations of any joint venture, partnership or similar arrangement or enter into any agreement or obligation where it would have any obligation to do any of the foregoing.

(b) Paragraph (a) above shall not apply to any joint venture, partnership or similar arrangement in which a member or members of the Group:

         (i)    have management control; or

         (ii) own a majority of the issued voting share capital, of the relevant joint venture, partnership or similar arrangement.

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23.22    Limitation on restrictions affecting movement of cash intra-Group

(a) No Obligor shall and each Obligor shall procure that no member of the Group may agree to any restriction on its ability to move cash to another member of the Group, whether by way of dividend, inter-company loan or otherwise to any extent which would be reasonably likely materially and adversely to affect free flow of cash around the Group to meet working capital and debt servicing requirements.

(b) Paragraph (a) above does not apply to any restriction contained in a Finance Document or the constitutional documents of a member of the Group delivered to the Facility Agent on or prior to the first Utilisation Date as a documentary condition precedent under this Agreement.

23.23    Arm's length terms

         No member of the Group may enter into any material transaction with any person otherwise than on arm's length terms and for full market value save for intercompany loans permitted pursuant to Clause 23.25 (Loans out) and transactions required pursuant to and as permitted by the Finance Documents.

23.24    Treasury transactions

(a) In this Subclause "treasury transaction" means any derivative transaction protecting against or benefiting from fluctuations in any rate or price.

(b) No member of the Group may enter into any treasury transaction, other than:

         (i) the hedging transactions contemplated by the Hedging Letter and documented by the Hedging Documents;

         (ii) spot foreign exchange contracts entered into in the ordinary course of business; and

         (iii) any treasury transaction entered into for the hedging of actual or projected exposures arising in the ordinary course of trading activities of a member of the Group.

(c) The Company must ensure that the currency and interest rate hedging arrangements contemplated by the Hedging Letter are implemented in accordance with the terms of and within the time period specified in the Hedging Letter and that such arrangements are not terminated, varied, released or cancelled without the prior written consent of the Facility Agent save as permitted by the Priority Deed.

23.25    Loans out

(a) Except as provided below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)      Paragraph (a) does not apply to:

         (i) trade credit extended by any member of the Group on normal commercial terms and in the ordinary course of its trading activities;

         (ii) loans made by members of the Group to other members of the Group which are Obligors;

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         (iii)    loans made by one member of the Group to another member of the
                  Group identified in the Structure Memorandum and other intra-Group loans made after 29th December, 2001 and prior to Closing;

         (iv) subject to the terms of the Priority Deed loans made pursuant to the Intra-Group Funding Agreement; or

         (v) loans to Enodis plc which constitute the making of Permitted Distributions or Permitted Additional Dividends;

         (vi) the Nobia AB vendor loan facility in the amount of (pound)20,000,000 relating to the disposal by Enodis plc of Magnet Limited and various other of its Subsidiaries;

         (vii) loans made as non-Cash Consideration pursuant to a disposal permitted under Clause 23.6 (Disposals);

         (viii) loans made by members of the Group to other members of the Group which are not Obligors subject (where the lenders are Obligors) to a maximum aggregate principal amount at any time outstanding of (pound)5,000,000; or

         (ix) loans made by any member of the Group in the ordinary course of business, including, without limitation, to its employees, customers and suppliers, subject to a maximum aggregate principal amount outstanding at any time of (pound)3,000,000.

(c) The Company shall procure that within one month of Closing there is delivered to the Facility Agent in form and substance satisfactory to it a schedule of all loans in respect of which any member of the Group was a creditor which were outstanding at Closing which evidences that the amounts referred to in paragraphs (b)(viii) and (ix) above were not exceeded at Closing in respect of such loans and to the extent that either or both of these amounts were exceeded the Parties agree to discuss in good faith with a view to determining whether an increase in either or both of the amounts referred to in those paragraphs acceptable to the Finance Parties might be agreed.

23.26    Share capital

(a)      Except as provided below, no member of the Group may:

         (i) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

         (ii)     issue any shares which by their terms are redeemable; or

         (iii) (other than by the Company to Enodis plc) issue any share capital to any person.

(b)      Paragraph (a) does not apply to:

         (i)      any transaction expressly allowed under the Finance Documents;
                  or

         (ii) the issue of shares by a member of the Group to another member of the Group which is its immediate Holding Company, where such shares become the subject of a charge in favour of the Lenders on the same terms as any other shares in such member of the Group which are charged to the Lenders by way of security (where any other shares

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                  in such member of the Group are the subject of a Security
                  Interest in favour of the Lenders).

23.27    Dividends and payments

         The Company may not:

         (a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution), whether in cash or in kind, on or in respect of any of its share capital;

         (b)      repay or distribute any dividend or share premium reserve; or

         (c) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of its shareholders, or

         (d) make or allow any member of the Group to make any other payment whatsoever to Enodis plc other than payments to be made on Closing which are provided for in the Structure Memorandum.

         Provided that the foregoing will not restrict:

                        (A)   any payment of Required Payments;

                        (B) any payment of any Permitted Distribution where (but only where) no Material Event of Default has occurred and is continuing;

                        (C) any payment of any Permitted Additional Dividend where (but only where) no Default has occurred and is continuing;

                        (D) any payment of any Subordinated Loan Servicing Payments where (but only where) (i) no Default under Clause 24.2 (Non-payment) has occurred and is continuing, and (ii) no Event of Default under any of Clauses 24.6 (Insolvency), 24.7 (Insolvency proceedings) or 24.8 (United States Bankruptcy
                              Laws) has occurred and is continuing, and (iii) no Loan Payment Blocking Period (as defined in the Subordination Agreement) is then in effect,

                        in each case at the date of declaration or payment.

         For the purposes of this Clause 23.27 only, "Material Event of Default" means:

         (a) any Event of Default falling within Clauses 24.2 (Non-payment), 24.3(a) (Breach of other obligations), 24.6 (Insolvency), 24.7 (Insolvency Proceedings), 24.8 (United States Bankruptcy Laws), 24.9 (Creditors' process), 24.11 (Bonds), 24.15 (Material Adverse change), 24.17 (Bridge Default);

         (b) any Event of Default not referred to in sub-paragraph (a) above which, in the reasonable opinion of the Majority Lenders is reasonably likely to have a Material Adverse Effect; and

         (c) any Event of Default in respect of which a notice has been served pursuant to Clause 24.18 (Acceleration).

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23.28    Bridge Loans, Bonds and Exchange Notes

(a) No Obligor will, and each Obligor will procure that no member of the Plc Group will:

         (i) pay, prepay, or pay any amount in respect of, or discharge or defease any principal, interest or other amount which may be or become payable by Enodis plc under or in respect of any of the Bridge Facility Documents or the Bond Documents;

         (ii) purchase, redeem, subparticipate in, guarantee, secure or otherwise assume any interest in or liability in respect of the Bridge Loans, the Bonds, the Exchange Notes or the Bridge Exchange Notes, or any amount which may be or become payable under any of the Bond Documents and/or the Bridge Facility Documents;

         Provided that the Company shall be entitled to make (i) Subordinated Loan Servicing Payments as and when due in accordance with the terms of the Subordinated Intercompany Loan Agreement as and to the extent permitted under Clauses 23.27 and 23.28(c) (i) and the Subordination Agreement, and (ii) dividends and other payments referred to in Clause
         23.27 as and to the extent permitted under Clause 23.27 and provided further that, subject to the terms of the Subordination Agreement, Enodis plc shall be entitled to apply all Subordinated Loan Servicing Payments in payment of the corresponding sums due and payable under the Bond Documents or Bridge Facility Documents, as the case may be.

(b)      The Company shall procure that:

         (i) the gross proceeds of the Bridge Loans shall be lent to the Company by Enodis plc upon the terms of the Subordinated Intercompany Loan Agreement and in accordance with the Funds Flow Statement forthwith upon drawdown of the Bridge Loans by Enodis plc;

         (ii) if Enodis plc issues any bonds ("Bonds") as contemplated by the Bond Documents and the Structure Memorandum:

                  (A)      such Bonds shall be unsecured;

                  (B) neither the Bond Documents nor the Bridge Facility Documents shall benefit from any Security Interest from or over all or any part of the assets of any member of the Group or any guarantee, indemnity or other assurance against loss issued by any member of the Group;

                  (C) the maturity date of the Bonds and any Exchange Notes shall be at least 12 months after the Facility B Final Maturity Date; and

                  (D) the net proceeds received by Enodis plc shall be applied in prepayment of the Bridge Loans and, subject thereto, in connection with Clause 11.6 (Mandatory prepayment - Bonds, Equity and Bridge Facility) (if applicable).

(c)      The Company shall ensure that:

         (i) Subordinated Loan Servicing Payments shall only be made when due and payable in the amounts and otherwise as provided for in the Subordinated Intercompany Loan Agreement and as permitted by the Subordination Agreement;

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         (ii)     Permitted Distributions shall only be made in amounts
                  corresponding to those items identified in the definition of Permitted Distributions which have become due and payable or will during the ensuing 15 days become due and payable by the Company; and

         (iii) Required Payments shall only be made in amounts corresponding to amounts which have become due and payable or will during the ensuing 15 days become due and payable by the Company under the Hive-Down Documents.

(d)      The Company shall procure that:

         (i) the terms to be contained in any Bond Documents, as set out in the offering circular, shall be no more onerous for the Company than the terms of the Bridge Exchange Notes;

         (ii) No Holding Company of the Company will issue any Bonds, Bridge Exchange Notes or Bond Exchange Notes or incur any Financial Indebtedness, other than:

                  (A) Enodis plc pursuant to the Bond Documents and the Bridge Facility Documents;

                  (B) the Bridge Loans at drawdown shall not exceed (pound)150,000,000 in the aggregate and the face amount of the Bonds and Bond Exchange Notes issued shall not exceed (pound)150,000,000;

                  (C) Enodis plc and Topco pursuant to any refinancing of the Bond Documents on terms materially no more onerous than the Bonds or Bond Exchange Notes and to the extent such refinancing does not exceed the principal amount thereof outstanding as at the date of such refinancing;

                  (D) Enodis plc and Topco with respect to amounts received by them as loans pursuant to Clause 23.27 (Dividends and payments); and

                  (E) Enodis plc and Topco with respect to any Financial Indebtedness incurred to each other.

         (iii) Enodis plc or Topco, as applicable, within 15 days of receipt, shall:

                  (A) apply all Permitted Distributions received by it towards payment of the amounts due for payment by Enodis plc or Topco in respect of which those Permitted Distributions were made;

                  (B) apply all Required Payments (to the extent not paid direct by the Company to the ultimate creditor of Enodis plc or Topco) in payment of (or so as to defray payments already made of) the amounts in respect of which such Required Payments were made; and

                  (C) apply all Subordinated Loan Servicing Payments in payment of the corresponding sums due and payable under the Bond Documents or Bridge Facility Documents, as the case may be.

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23.29    Intellectual Property Rights

(a)      Except as provided below, each member of the Group must:

         (i) make any registration and pay any fee or other amount which is necessary to keep the Intellectual Property Rights which are material to the business of an Obligor or Material Subsidiary in force;

         (ii)     record its interest in those Intellectual Property Rights;

         (iii) take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights;

         (iv) not use or permit any Intellectual Property Right to be used in a way, or take or omit to take any action which may, adversely effect the existence or value of such Intellectual Property Right; and

         (v) not enter into licence arrangements in respect of those rights.

(b)      Paragraph (a)(iv) does not apply to:

         (i) licence arrangements entered into with members of the Group for so long as they remain members of the Group; or

         (ii) licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

23.30    Felsted

         No member of the Group may invest any amount in relation to Felsted, except where such investment (the "Felsted Investment") is made:

         (a) in connection with the performance of a binding contract (the "Felsted Contract") in relation to the development of a part of the Felsted site (the "Investment Site") where completion of and receipt of proceeds under such contract is contractually obliged to occur within eighteen months of any amount of such Felsted Investment being made;

         (b) where the terms of the Felsted Contract require consideration to be received by a member of the Group upon completion of such contract in an amount greater than the Felsted Investment made or to be made in connection with the relevant Investment Site; and

         (c) where the aggregate amount of the Felsted Investments made or contracted to be made under all Felsted Contracts referred to in paragraph (a) and (b) above which have not completed (together with the aggregate amount by which consideration received in relation to any Felsted Contract was in an amount less than the related Felsted Investment) is less than (pound)10,000,000.

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23.31    Registered/Principal Office

         Each Obligor will and will procure that each member of the Group will, promptly notify the Facility Agent in writing of any change in its name or in the address of its registered or principal office.

23.32    VAT representative member

(a) Enodis Group Limited will make and will procure that Enodis plc makes all necessary applications to HM Customs & Excise for Enodis Group Limited to be substituted for Enodis plc as the representative member of the Group for VAT purposes and use all reasonable endeavours to receive acknowledgement thereof from HM Customs & Excise.

(b) No Obligor will take any action to remove Enodis Group Limited as the representative member of the Group for VAT purposes.

(c) The Company will and will procure that Enodis plc will take all necessary steps to promptly remove Enodis plc from the VAT group of which the Group forms part.

23.33    Perfection of security

         Each Obligor will, and procure that each member of the Group will, use its best endeavours to take such steps as are reasonably necessary to perfect each Security Document at Closing and, in any event, to perfect such Security Documents promptly thereafter and within any prescribed perfection periods including the serving of notices required under each Security Document, the delivery of title documentation and the making of all filings and registrations.

23.34    United States laws

(a)      In this Subclause:

         "Code"

         means, at any date, the United States Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

         "ERISA"

         means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

         "ERISA Affiliate"

         means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code.

         "Margin Stock"

         has the meaning given to it in Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

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         "Plan"

         means an employee benefit plan as defined in section 3(3) of ERISA:

         (a)      maintained by any Obligor or any ERISA Affiliate; or

         (b) to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

         "Reportable Event"

         means:

         (a) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

         (b) a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b)      No Obligor may:

         (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

         (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

(c) No Obligor may use any part of any Loan to acquire any security in a transaction that is subject to section 13 or 14 of the United States Securities Exchange Act of 1934.

(d) Each Obligor must promptly upon becoming aware of it notify the Facility Agent of:

         (i)      any Reportable Event;

         (ii) the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

         (iii) a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan which is reasonably likely to have a Material Adverse Effect.

(e) Each Obligor and its ERISA Affiliates must be, and remain, in compliance in all respects with all laws and regulations relating to each of its Plans, where failure to do so is reasonably likely to have a Material Adverse Effect.

(f) Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets or which is reasonably likely to have a Material Adverse Effect.

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23.35    Structure Memorandum

         If any significant reorganisational steps are undertaken or any significant disposals or transfers occur the Company will promptly provide the Facility Agent with an updated Structure Memorandum reflecting such transactions.

23.36    Funds Flow Statement

         The Company will and will procure that Enodis plc will make all payments in such amounts, at such times and in such a manner as provided for in the Funds Flow Statement.

23.37    Capitalisation of the Subordinated Intercompany Loan

         Promptly after the payment in full of the Bridge Facility, the Company will and will procure that Enodis plc will, pursuant to clause 3.2 of the Subordinated Intercompany Loan Agreement or otherwise, settle an amount of the Subordinated Intercompany Loan by the issue of ordinary shares of the Company to Enodis plc so that the amount of the Subordinated Intercompany Loan then outstanding will not exceed the aggregate face amount of the Bonds.

23.38    Equity Offering - subscription in the Company

         Promptly following (i) repayment in full of the Bridge Facility in accordance with the terms of the Bridge Facility Agreement, and (ii) receipt by Enodis plc of the proceeds of the Equity Offering, the Company will procure that Enodis plc will use all cash held by Enodis plc after payment of all costs and expenses incurred by Enodis plc in connection with the matters contemplated by the Structure Memorandum up to the amount therefor reflected in the Funds Flow Statement to subscribe for ordinary shares in the Company of the same class as those in issue at the date hereof.

24.      DEFAULT

24.1     Events of Default

(a)      Each of the events set out in this Clause is an Event of Default.

(b)      In this Clause:

         "Material Group Member" means an Obligor or a Material Subsidiary; and

         "Permitted Transaction" means:

         (i) an intra-Group re-organisation or voluntary winding-up of a Material Subsidiary (other than a Borrower) on a solvent basis which is not reasonably likely to have a Material Adverse Effect;

         (ii) Topco becoming the Holding Company of Enodis plc pursuant to a scheme of arrangement; or

         (iii)    any other transaction agreed by the Majority Lenders.

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24.2     Non-payment

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

         (a)      is caused by technical or administrative error; and

         (b)      is remedied within five Business Days of the due date.

24.3     Breach of other obligations

(a) The Company does not comply with any term of any of Clauses 22 (Financial covenants), 23.5 (Negative pledge) 23.6 (Disposals), 23.26 (Share capital) 23.27 (Dividends and payments) and 23.28 (Bridge Loans, Bonds and Exchange Notes); or

(b) an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

         (i)      is capable of remedy; and

         (ii) is remedied within twenty one days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

24.4     Misrepresentation

         A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated.

24.5     Cross-default

         Any of the following occurs in respect of a member of the Plc Group:

         (a) any amount payable in respect of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

         (b)      any of its Financial Indebtedness:

                  (i)      becomes prematurely due and payable;

                  (ii)     is placed on demand; or

                  (iii) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

                  in each case, as a result of an event of default (howsoever described); or

         (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

         unless the aggregate amount of Financial Indebtedness falling within paragraphs (a)-(c) above is less than (pound)5,000,000 or its equivalent.

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24.6     Insolvency

         Any of the following occurs in respect of a Material Group Member or Enodis plc:

         (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

         (b)   it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on any of its debts or announces an intention to do so;

         (d) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

         (e)   a moratorium is declared in respect of any of its indebtedness.

24.7     Insolvency proceedings

(a) Except as provided below, any of the following occurs in respect of a Material Group Member or Enodis plc:

         (i) any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors;

         (ii) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

         (iii) any person presents a petition for its winding-up, administration or dissolution;

         (iv) an order for its winding-up, administration or dissolution is made;

         (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

         (vi) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

         (vii) any other analogous step or procedure is taken in any jurisdiction.

(b)      Paragraph (a) does not apply to:

         (i)   any step or procedure which is part of a Permitted Transaction;
               or

         (ii) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within twenty one days.

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24.8     United States Bankruptcy Laws

(a)      In this Subclause:

         "U.S. Bankruptcy Law"

         means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

         "U.S. Material Group Member"

         means any Material Group Member incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

(b)      Any of the following occurs in respect of a U.S. Material Group Member:

         (i)    it makes a general assignment for the benefit of creditors;

         (ii) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

         (iii) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

24.9     Creditors' process

         Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member or Enodis plc, having an aggregate value of at least (pound)5,000,000, and is not discharged within forty five days.

24.10    Cessation of business

         A Material Group Member ceases, or threatens to cease, to carry on business except:

         (a)    as part of a Permitted Transaction; or

         (b)    as a result of any disposal allowed under this Agreement.

24.11    Bonds

         An event of default (howsoever described) occurs under any of the Bond Documents.

24.12    Effectiveness of Transaction Documents

(a)      Any Transaction Document ceases to be in full force and effect.

(b) It is or becomes unlawful for any Obligor to perform any of its material obligations under the Transaction Documents.

(c) Any Transaction Document is alleged by an Obligor to be ineffective for any reason.

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(d)      A Security Document does not create the security it purports to create in a manner and to an extent reasonably considered by the Majority Lenders to be materially adverse to the interests of the Lenders under the Finance Documents.

(e) An Obligor repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document.

24.13    Ownership of Material Group Members

         Any Material Group Member (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company, except:

         (a)    as part of a Permitted Transaction; or

         (b)    as a result of any disposal allowed under this Agreement;

         or, to the extent any Material Group Member is not a wholly-owned Subsidiary of the Company as at the date of this Agreement, such Material Group Member does not remain owned by its holding company as to at least the same percentage of its share capital as was held at the date of this Agreement, except as permitted under paragraph (a) or (b) above.

24.14    Priority Deed and Subordination Agreement

(a)      (i)    Any member of the Group fails to comply with any of its
                obligations under the Priority Deed or Enodis plc or the Company, fails to comply with any of its obligations under the Subordination Agreement; or

         (ii) a representation or warranty given by that party in the Priority Deed or the Subordination Agreement is incorrect in any material respect,

         and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within fourteen days of the earlier of the Facility Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation;

(b) any other event occurs which is reasonably likely to have a material adverse effect on the rights of the Finance Parties under the Priority Deed or the Subordination Agreement;

(c) the subordination created or purported to be created by the Priority Deed or the Subordination Agreement is not effective or is alleged by a party to it (other than a Finance Party) to be ineffective; or

(d) any party to the Priority Deed (other than a Finance Party or Obligor) repudiates the Priority Deed or the Subordination Agreement or evidences an intention to repudiate it.

24.15    Material adverse change

         Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, is reasonably likely to have a Material Adverse Effect.

24.16    Audit qualification

         The Auditors qualify their report on any audited consolidated accounts of Enodis plc in a manner which is reasonably likely to have a Material Adverse Effect.

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24.17    Bridge Default

         Any Event of Default (as defined in the Bridge Facility Agreement) occurs under the Bridge Facility Agreement.

24.18    Acceleration

         If an Event of Default is outstanding, the Facility Agent may, by notice to the Company:

         (a)   cancel the Total Commitments; and/or

         (b) declare that all or part of any amounts outstanding under the Finance Documents are:

               (i)      immediately due and payable; and/or

               (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

         Any notice given under this Subclause will take effect in accordance with its terms.

24.19    Immediate Acceleration for U.S. Borrowers

         If an Event of Default is outstanding under Subclause 24.8 (United States Bankruptcy Laws) then:

         (a) all of the Credits, together with accrued interest, borrowed by that U.S. Borrower under the Finance Documents will be immediately and automatically due and payable; and

         (b) the U.S. Borrower will not be entitled to request, and the Lenders will not be obliged to participate in, any Credit requested by that U.S. Borrower prior to the relevant event.

         For the avoidance of any doubt, none of the Finance Parties need take any action or to provide any notice whether to the Company, any other Obligor or any person in order for this paragraph (b) to become effective in accordance with its terms and each Obligor expressly and irrevocably waives any requirement for any such action or notification.

25.      SECURITY

25.1     Facility Agent as trustee

         Unless expressly provided to the contrary, the Facility Agent holds any security created by a Security Document on trust for the Finance Parties.

25.2     Responsibility

         The Facility Agent is not liable or responsible to any other Finance Party for:

         (a) any failure in perfecting or protecting the security created by any Security Document;

         (b) any other action taken or not taken by it in connection with any Security Document,

         unless directly caused by its gross negligence or wilful misconduct.

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25.3     Title

         The Facility Agent may accept, without enquiry, the title (if any) an Obligor may have to any asset over which security is intended to be created by any Security Document.

25.4     Possession of documents

         The Facility Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document.

25.5     Investments

         Except as otherwise provided in any Security Document, all moneys received by the Facility Agent under a Security Document may be invested in the name of, or under the control of, the Facility Agent in any investments selected by the Facility Agent. Additionally, those moneys may be placed on deposit in the name of, or under the control of, the Facility Agent at any bank or institution (including itself) and upon such terms as it may think fit.

25.6     Approval

         Each Finance Party confirms its approval of each Security Document.

25.7     Release of security

(a)      If:

         (i)      a Guarantor ceases to be a member of the Group; or

         (ii) a Guarantor is released from all its obligations under the Finance Documents,

         in a manner allowed by this Agreement, any security created by that Guarantor over its assets under the Security Documents will be released.

(b) If a disposal of any asset subject to security created by a Security Document is made to a person (which is and will remain) outside the Group in the following circumstances:

         (i)      the Majority Lenders agree to the disposal;

         (ii) the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any breach of any term of any Finance Document;

         (iii) the disposal is being made at the request of the Facility Agent in circumstances where any security created by the Security Documents has become enforceable; or

         (iv) the disposal is being effected by enforcement of a Security Document,

         the asset being disposed of will be released from any security over it created by a Security Document provided that if the disposal falls within Clause 23.6(b)(iii) the Facility Agent shall be satisfied that security equivalent to that granted over such asset immediately prior to its release from the Security Documents has been, or will, immediately upon completion of the disposal, be granted to it by the transferee of such assets. However, the proceeds of any

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         disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(c) If the Facility Agent is satisfied that a release is allowed under this Subclause, the Facility Agent must execute (at the request and expense of the relevant Obligor) any document which is reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Facility Agent to execute any such document.

25.8     Co-security Agent

(a) The Facility Agent may appoint a separate security agent or a co-security agent in any jurisdiction outside England and Wales:

         (i) if the Facility Agent considers that without the appointment the interests of the Lenders under the Finance Documents will be materially and adversely affected;

         (ii) for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

         (iii) for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.

(b) Any appointment under this Subclause will only be effective if the security agent or co-security agent confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as if it were the Facility Agent.

(c) The Facility Agent may remove any security agent or co-security agent appointed by it and may appoint a new security agent or co-security agent in its place.

(d) The Company must pay to the Facility Agent any reasonable remuneration paid by the Facility Agent to any security agent or co-security agent appointed by it, together with any related costs and expenses properly incurred by the security agent or co-security agent.

25.9     Facility Agent as joint and several creditor

(a) Each of the Obligors and each Finance Party agree that the Facility Agent shall be the joint and several creditor together with each Finance Party of each and every present or future obligation of any Obligor towards each Finance Party under or in connection with any Finance Document (other than the Bilateral Documents) and that accordingly the Facility Agent will have its own independent right to demand performance by the relevant Obligor of these obligations. However, any discharge of an Obligor of any of these obligations to the relevant Facility Agent or a Finance Party shall to the same extent discharge that Obligor vis-a-vis the other and a Finance Party and the Facility Agent shall not by virtue of this Clause 25.9 (Facility Agent as joint and several creditor) be entitled to pursue the Obligor concurrently for the same obligation.

(b) Without limiting or affecting the Facility Agent's rights against any Obligor (whether under this Clause 25.9 (Facility Agent as joint and several creditor) or under any other provision of any Finance Document, the Facility Agent agrees with each Finance Party (on a several and divided basis) that, subject to what is set out in the next sentence, it will only exercise its rights as a joint and several creditor together with a Finance Party, with the consent of that Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in

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         any way limit the Facility Agent's right to act in order to protect or preserve rights under any Security Document or to enforce any security created thereby, as contemplated by the provisions of this Agreement, the Priority Deed and/or the relevant Security Document (or to perform any act reasonably incidental to any of the foregoing).

(c) Subject to the provisions of this Clause 25.9 (Facility Agent as joint and several creditor), the Facility Agent holds any security created by any Security Document in its own name and the Facility Agent shall have full and unrestricted title to and authority in respect of that security, subject always to the terms of the Finance Documents.

(d) For the avoidance of doubt, references in this Clause 25.9 to the Facility Agent include references to it in its capacity as agent for the Finance Parties under this Agreement and as holder of the security created by the Security Documents as referred to above.

(e) With respect to any Security Document governed by Dutch law and for Dutch translation purposes only, joint and several creditor shall be translated as hoofdelijk schuldeiser.

26.      ADMINISTRATIVE PARTIES

26.1     Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

26.2     Role of the Arrangers

         Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

26.3     No fiduciary duties

         Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

26.4     Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

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(b)      Each Administrative Party may:

         (i) carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

         (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

26.5     Reliance

         The Facility Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

         (c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

         (d)  act under the Finance Documents through its personnel and agents.

26.6     Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

26.7     Responsibility

(a) No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

         (i)  any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

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         (i)  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

26.8     Exclusion of liability

(a) The Facility Agent is not liable to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

26.9     Default

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

         (ii) is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

         it must promptly notify the Lenders.

26.10    Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

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         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

26.11    Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

26.12    Compliance

         The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

26.13    Resignation of the Facility Agent

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

(b) Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must consult with the Company prior to the appointment. Any successor Facility Agent must have an office in the U.K.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean the successor Facility Agent.

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(f)      The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

26.14    Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business
         Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

26.15    Facility Agent's management time

         If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

26.16    Notice period

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

27.      EVIDENCE AND CALCULATIONS

27.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

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27.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3     Calculations

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

28.      FEES

28.1     Arrangement fee

         The Company must pay to the Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Arrangers and the Company.

28.2     Facility Agent's fee

         The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

28.3     Commitment fee

(a) The Company must pay a commitment fee computed at the rate of 50 per cent. of the applicable Margin per annum (subject to a maximum of 0.875 per cent. per annum) on the undrawn, uncancelled amount of the total of each Lender's Revolving Credit Commitment during the period from and including the date of this Agreement to and including the expiry of the relevant Availability Period.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Revolving Credit Commitment is cancelled in full.

29.      INDEMNITIES AND BREAK COSTS

29.1     Currency indemnity

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order,

         in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

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(b)      Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

29.2     Environmental indemnity

         Each Obligor agrees to indemnify each Finance Party, each receiver appointed under any Security Document and their respective officers, employees, agents and delegates (each an "Indemnified Party") against any direct loss or liability suffered or incurred by that Indemnified Party (except to the extent caused by its own negligence or wilful default) which:

         (a) arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person); or

         (b)  arises in connection with an Environmental Claim,

         which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or in each case any member of the Group) and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party.

29.3     Other indemnities

(a) The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)   the occurrence of any Event of Default;

         (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Banks under this Agreement;

         (iii) (other than by reason of negligence or default by that Finance Party) a Loan not being made or a Letter of Credit not being issued after a Request has been delivered for that Credit; or

         (iv) a Credit (or part of a Credit) not being prepaid in accordance with a notice of prepayment.

         The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Credit.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

         (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

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29.4     Break Costs

(a)      Each Borrower must pay to each Bank its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest (excluding the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the current Interest Period for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt and ending on the last day of the relevant Interest Period.

(c) Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

30.      EXPENSES

30.1     Initial costs

         The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

30.2     Subsequent costs

         The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

         (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement;

         (b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement; and

         (c) any other matter not of an ordinary administrative nature arising out of or in connection with any Finance Document.

30.3     Enforcement costs

         The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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31.      AMENDMENTS AND WAIVERS

31.1     Procedure

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company, on behalf of each Obligor, and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

31.2     Exceptions

(a)      An amendment or waiver which relates to:

         (i)    the definition of "Majority Lenders" in Clause 1.1
                (Definitions);

         (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

         (iii)  a reduction in the Margin (other than in accordance with Clause
                12.2 (Margin)) or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

         (iv)   an increase in, or an extension of, a Commitment;

         (v) a release of an Obligor (other than in respect of the Company in its capacity as Guarantor in accordance with Clause 25.7 (Release of security));

         (vi) a term of a Finance Document which expressly requires the consent of each Lender;

         (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

         (viii) the ranking or subordination provided for in the Priority Deed and/or the Subordination Agreement;

         (ix) unless provided for in this Agreement (including, without limitation, due to a disposal permitted under this Agreement), a release of security over any shares or a release of security over any assets worth (pound)2,500,000 or its equivalent or more, granted under the Security Documents; or

         (x)    this Clause,

         may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

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31.3     Change of currency

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

31.4     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)   may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)   may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

32.      CHANGES TO THE PARTIES

32.1     Assignments and transfers by Obligors

         No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

32.2     Assignments and Transfers by Lenders

(a) A Lender (the "Existing Lender") may, subject to the following provisions of this Subclause and Subclause 7.2 (Assignments and transfers), at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the "New Lender"). The Facility Agent, as agent for the Borrowers, shall maintain a book-entry registration transfer system (the "Register") for the purpose of all transfers made pursuant to Clause 32.2 or Clause 32.3.

(b)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or

         (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(c) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of (pound)1,000.

(d) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

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(e)      Notwithstanding any other provision of this Agreement, the transfer of all or any part of the rights and/or obligations under the Finance Documents shall not be effective until such transfer is recorded on the Register and prior to such recordation all amounts owing to the Existing Lender with respect to such rights and/or obligations shall remain owing to the Existing Lender. The registration of the assignment, novation or transfer of all or any part of rights and/or obligations under the Finance Documents shall be recorded by the Facility Agent on the Register only upon the acceptance by the Facility Agent of a properly executed and delivered Transfer Certificate pursuant to Clause 32.3 or the satisfaction of the requirements of Clause 32.2(b)(ii) (at which time the Facility Agent shall be required to register the relevant transfer on the Register).

(f) Unless the Facility Agent and the New Lender agree otherwise, the New Lender must accede to the German Law Security Trust Agreement referred to in Part I of Schedule 2 (Conditions precedent documents) in paragraph B(n) under the heading "Security Documents" on the date the transfer of obligations to the New Lender becomes effective.

32.3     Procedure for transfer by way of novations

(a)      In this Subclause:

         "Transfer Date"

         means, for a Transfer Certificate, the later of:

         (i) the proposed Transfer Date specified in that Transfer Certificate; and

         (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

         (ii)  the Facility Agent executes it.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

         (ii) the Existing Lender will be released from those obligations and cease to have those rights; and

         (iii) the New Lender will become a party to the Priority Deed as a Senior Creditor (as defined in the Priority Deed).

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32.4     Limitation of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

         (i)   any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

32.5     Costs resulting from change of Lender or Facility Office

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

         then, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

32.6     Additional Obligors

(a) If the Company wishes one of its Subsidiaries to become an Additional Obligor, then it may (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part II of Schedule 2 (Conditions precedent documents).

(b) The prior consent of all the Lenders is required if the Additional Borrower is not a wholly-owned Subsidiary incorporated in the U.K. or the U.S. and, unless all the Lenders agree otherwise, each Additional Borrower which is not already a Guarantor must accede to

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(b)      this Agreement as an Additional Guarantor at the same time it becomes an Additional Borrower. The Lenders may impose such limitations on the ability of an Additional Borrower to borrow under any Facility as they deem reasonably necessary.

(c) The Company must ensure that each wholly-owned Material Subsidiary at the date of this Agreement is a Party at the date of this Agreement.

(d) The Company must ensure that each Material Subsidiary, other than those referred to in paragraph (c) above, becomes an Additional Guarantor within 45 days of the date of the previous financial year end or financial half-year end on which it is or becomes a Material Subsidiary, except that no Material Subsidiary which is a joint venture company will be required to become an Additional Guarantor unless necessary for the purposes of Clause 22.7 (Guarantor cover).

(e)      (i)   The Company need only perform its obligations under paragraph (d)
               above if it is not unlawful for the relevant Material Subsidiary to become an Additional Guarantor or it would not result in personal liability for that Material Subsidiary's directors or other management.

         (ii) The Company must use reasonable endeavours to avoid any unlawfulness or personal liability in the circumstances mentioned in sub-paragraph (i) above. This includes agreeing to a limit on the amount secured or guaranteed. The Facility Agent may agree to such a limit if to do so might avoid the relevant unlawfulness or personal liability.

(f) The relevant Subsidiary will become an Additional Obligor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it, acting reasonably. The Facility Agent must give this notification as soon as reasonably practicable.

(g) Delivery of an Accession Deed, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

32.7     Security

(a) Each Obligor must, and must procure that each Material Subsidiary, on acquiring any asset which:

         (i) would not be immediately and effectively charged by the then existing Security Documents: and

         (ii) is of a type which is charged by the then existing Security Documents,

         executes and delivers to the Facility Agent such further or additional Security Documents in relation to such assets as the Majority Lenders may reasonably require and in form and substance satisfactory to them.

(b) Each Obligor shall execute and deliver to the Facility Agent such further or additional Security Documents in such form as the Majority Lenders shall require pledging the shares in any entity which becomes a Material Subsidiary after Closing.

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(c)      Upon the occurrence of a Default which is continuing any and each
         Obligor, if so required by the Majority Lenders, shall execute and deliver to the Facility Agent such further or additional Security Documents in such form and in relation to such assets as the Majority Lenders may require, subject in each case to any provisions of law prohibiting such person from entering into such Security Documents.

(d)      (i)   The Obligors need only perform their obligations under paragraphs
               (a), (b) and (c) above if it is not unlawful for the relevant person to execute such Security Documents or it would not result in personal liability for that person's directors or other management.

         (ii) Each Obligor must use reasonable endeavours lawfully to avoid any unlawfulness or personal liability in the circumstances mentioned in sub-paragraph (i) above. This includes agreeing to a limit on the amount secured or guaranteed. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability.

(e) Each Obligor shall, and shall procure that each other relevant member of the Group which is its Subsidiary shall, at its own expense execute and do all such assurances, acts and things as the Facility Agent may reasonably require for:

         (i) perfecting or protecting the security intended to be afforded by the Security Documents;

         (ii) if the Security Documents have become enforceable for facilitating the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Facility Agent or in any receiver of all or any part of those assets, and in particular shall execute all transfers, conveyances, assignments and releases of that property whether to the Facility Agent or to its nominees and give all notices, orders and discretions which the Facility Agent may reasonably think expedient.

(f) On each date that a Security Document is entered into after Closing, each Obligor shall procure that the documents listed in Part II of
         Schedule 2 (Conditions precedent documents) in respect of the Obligor entering into such Security Document are delivered to the Facility Agent.

32.8     Changes to the Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

33.      DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

         (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

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          (ii)   in connection with any legal or arbitration proceedings;

          (iii)  if required to do so under any law or regulation;

          (iv) to a governmental, banking, taxation or other regulatory authority with whose directions it is accustomed to comply;

          (v)    to its professional advisers;

          (vi)   to the extent allowed under paragraph (b) below; or

          (vii)  with the agreement of the relevant Obligor.

     (b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a "participant"):

          (i)    a copy of any Finance Document; and

          (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

          However, before a participant may receive any confidential information, it must agree with the relevant Finance Party on behalf of the Company to keep that information confidential on the terms of paragraph (a) above.

     (c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

     34.  SET-OFF

          A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

     35.  PRO RATA SHARING

     35.1 Redistribution

          If any amount owing by an Obligor under this Agreement to a Lender (the "recovering Lender") is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a "recovery"), then:

     (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

     (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

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          (c)  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the "redistribution").

     35.2 Effect of redistribution

     (a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders accordingly.

     (b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

     (c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

     (d)  If:

          (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

          (ii) the recovering Lender has paid a redistribution in relation to that recovery,

          each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

     35.3 Exceptions

          Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

          (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

          (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

                 (i) the recovering Lender notified the Facility Agent of those proceedings; and

                 (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

     36.  SEVERABILITY

          If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

          (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

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     (b)  the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

37.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.  NOTICES

38.1 In writing

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, telex, fax or any electronic communication approved by the Facility Agent.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

38.2 Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)  The contact details of the Company for this purpose are:

     Address:     Washington House
                  40-41 Conduit Street
                  London W1S 2YQ
     Fax number:  020 7304 6001
     Attention:   Mark Hampton

(c)  The contact details of the Facility Agent for this purpose are:

     Address:     5th Floor
                  135 Bishopsgate
                  London EC2M 3UR
     Fax number:  020 7375 5143
     Attention:   Philip Pentney, Loans Agency.

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

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38.3 Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

     (i)    if delivered in person, at the time of delivery;

     (ii) if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

     (iii) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

     (iv)   if by fax, when received in legible form; and

     (v)    if by e-mail or any other electronic communication, on receipt.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

38.4 Obligors

(a) All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b) All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c) Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

     (i)    to give and receive all communications under the Finance Documents;
            and

     (ii)   to sign all documents under or in connection with the Finance
            Documents.

(d) Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

39.  LANGUAGE

(a)  Any notice given in connection with a Finance Document must be in English.

(b)  Any other document provided in connection with a Finance Document must be:

     (i)    in English; or

     (ii) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

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40.  GOVERNING LAW

     This Agreement is governed by English law.

41.  ENFORCEMENT

41.1 Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) Notwithstanding paragraph (a) above, any New York State court or Federal court sitting in New York City also has jurisdiction to settle any dispute in connection with any Finance Document.

(c) The English and New York courts are the most appropriate and convenient courts to settle any such dispute.

(d) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

     (i)    proceedings in any other court; and

     (ii)   concurrent proceedings in any number of jurisdictions.

41.2 Service of process

(a) Each Obligor not incorporated in England and Wales irrevocably appoints the Company as its agent under the Finance Documents for service of process in any proceedings before the English courts The Company accepts this appointment.

(b) Each Obligor not incorporated in New York State irrevocably appoints Shack Siegel Katz Flaherty & Goodman P.C. of 530 Fifth Avenue, New York, NY 10036 (Attention: Pamela E. Flaherty) as its agent for service of process in any proceedings before any New York State courts.

(c) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(d) Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(e)  This Clause does not affect any other method of service allowed by law.

41.3 Waiver of immunity

     Each Obligor irrevocably and unconditionally:

(a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

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                                      127

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     (b)  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

     (c)  waives all rights of immunity in respect of it or its assets.

41.4 Waiver of trial by jury

     EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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                                   SCHEDULE 1

                                ORIGINAL PARTIES

Name of Original Borrower                       Country/State of                     Registration number
                                           incorporation/organisation              (or equivalent, if any)
Enodis Holdings Limited                          United Kingdom                            4330209

Enodis Group Limited                             United Kingdom                            4330202

Enodis Corporation                                US - Delaware

Kysor Industrial Corporation                      US -Michigan

Name of Original Guarantor                      Country/State of           Registration number (or equivalent, if
                                           incorporation/organisation                       any)

Enodis Holdings Limited                          United Kingdom                           4330209

Enodis Group Limited                             United Kingdom                           4330202

Belshaw U.K. Limited                             United Kingdom                           2625278

Berisford-Charter Residential Limited            United Kingdom                            494545

Enodis Property Group Limited                    United Kingdom                           2629464

Enodis Investments Limited                       United Kingdom                            455541

Enodis Property Developments Limited             United Kingdom                            493522

Enodis UK Limited                                United Kingdom                           1037372

Merrychef Limited                                United Kingdom                            487712

Viscount Catering Limited                        United Kingdom                           2656967

Whitlenge Drink Equipment Limited                United Kingdom                           1271570

Berisford Bristar (Investments)                  United Kingdom                           2505998
Limited

Berisford Bristar Limited                        United Kingdom                           1031367

Berisford Holdings Limited                       United Kingdom                           2629465

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
Name of Original Guarantor                     Country/State of                 Registration number (or
                                          incorporation/organisation              equivalent, if any)
Berisford Industrial Holdings Limited            United Kingdom                           2887689

Berisford Industries Limited                     United Kingdom                           1850857

Berisford International Limited                  United Kingdom                           2992272

Convotherm Limited                               United Kingdom                           1172730

Ecclesfield Properties Limited                   United Kingdom                           2684008

Elvadene Limited                                 United Kingdom                           1680157

Homark Holdings Limited                          United Kingdom                           2711165

JH Rayner (Mincing Lane) Limited                 United Kingdom                            704098

Kitchen Ventilation Services Limited             United Kingdom                            540556

Meliora Spectare Limited                         United Kingdom                           2845804

Merrychef Holdings Limited                       United Kingdom                           3274972

S&W Berisford Limited                            United Kingdom                           1803796

Saw Technologies Limited                         United Kingdom                           3195830

Scotsman Beverage Systems Limited                United Kingdom                           2884087

Steamhammer Limited                              United Kingdom                           1211110

Temp-Rite International Limited                  United Kingdom                           1422689

The Homark Group Limited                         United Kingdom                            763384

Vent Master (Europe) Limited                     United Kingdom                           2099311

Whitlenge Acquisition Limited                    United Kingdom                           2669979

Mile High Equipment Company                      US - Colorado

Belshaw Bros., Inc.                              US - Delaware

Berisford General Partnership                    US - Delaware

Berisford Inc.                                   US - Delaware

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                                       130

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
Name of Original Guarantor                     Country/State of                 Registration number (or
                                          incorporation/organisation              equivalent, if any)
Cleveland Range, Inc.                            US - Delaware

DFC Holding Corporation                          US - Delaware

Enodis Corporation                               US - Delaware

Enodis Technology Center, Inc.                   US - Delaware

Jackson MSC Inc.                                 US - Delaware

Kysor Business Trust                             US - Delaware

Kysor Holdings Inc.                              US - Delaware

Merco/Savory, Inc.                               US - Delaware

Nashville Holding Company                        US - Delaware

Prolon, Inc.                                     US - Delaware

Scotsman Industries, Inc.                        US - Delaware

Scotsman Group Inc.                              US - Delaware

The Delfield Company                             US - Delaware

Welbilt Holding Company                          US - Delaware

Welbilt Walk-Ins, LP                             US - Delaware

Lincoln Foodservice Products, Inc.                US - Indiana

Frymaster L.L.C.                                 US - Louisiana

Kysor CNI, Inc.                                  US - Michigan

Kysor Industrial Corporation                     US - Michigan

Westran Corporation                              US - Michigan

Garland Commercial Industries, Inc.              US - New York

Aladdin Temp-Rite LLC                            US - Tennessee

Charles Needham Industries, Inc.                   US - Texas

Aladdin Temp-Rite Canada, Inc.                  Canada - Ontario                          1316717

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                                      131

--------------------------------------------------------------------------------

Name of Original Guarantor                     Country/State of                   Registration number (or
                                          incorporation/organisation                equivalent, if any)
Cleveland Range Ltd.                            Canada - Ontario                           573749

Garland Commercial Ranges Limited               Canada - Ontario                           812150

Convotherm-Elektrogerate GmbH                       Germany                              HRB 50954

Enodis Deutschland GmbH                             Germany                               HRB 4452

Hartek Beverage Handling GmbH                       Germany                               HRB 1361

Temp-Rite International Gesellschaft                Germany                               HRB 5698
mit beschrankter Haftung

Temp-Rite International Holdings GmbH               Germany                              HRB 17237

Glenluce Limited                                The Isle of Man

Beleggingsmaatschappij Interrub B.V.            The Netherlands                           33286045

Boek-en Offsetdrukkerij Kuyte B.V.              The Netherlands                           23087166

Enodis Nederland B.V.                           The Netherlands                           27116495

H. Tieskens Beheer B.V.                         The Netherlands                           38016453

H. Tieskens Exploitatie B.V.                    The Netherlands                           38016576

Temp-Rite International Holdings B.V.           The Netherlands                           20084858


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                                      132

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Name of Original Lender          Revolving Credit   Facility A       Facility B
                                   Commitments      Commitments      Commitments
                                       US$              US$              US$

Credit Suisse First Boston          42,500,000      150,000,000       35,000,000

National Westminster Bank Plc       42,500,000      150,000,000       35,000,000



                                    ----------      -----------       ----------

Total Commitments                   85,000,000      300,000,000       70,000,000

                                    ----------      -----------       ----------

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                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                    TO BE DELIVERED BEFORE THE FIRST REQUEST

Original Obligors

1. A copy of the constitutional documents of each Original Obligor and Enodis plc or confirmation that its constitutional documents have not been changed or altered since those delivered to the Facility Agent in relation to the Existing Facility Agreement.

2. A copy of a resolution of the board of directors of each Original Obligor and Enodis plc (or, in the case of Enodis plc, a committee of its board of directors) (other than each Original Obligor incorporated in Canada or Germany) approving the terms of, and the transactions contemplated by, this Agreement.

3. If applicable, a copy of a resolution of the board of directors of Enodis plc establishing the committee referred to in paragraph 2 above.

4. In the case of each Original Guarantor incorporated in Canada, The Netherlands or Germany, a copy of a unanimous resolution signed by each shareholder of that Original Guarantor approving the terms of, and the transactions contemplated by, this Agreement.

5. A specimen of the signature of each person authorised on behalf of an Original Obligor and Enodis plc to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

6. In the case of an Original Guarantor incorporated in the U.K. and the Isle of Man, a copy of a resolution signed by all of the holders of the issued or allotted shares in each Original Guarantor approving the terms of, and the transactions contemplated by, this Agreement.

7. If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Original Guarantor approving the terms of the resolution referred to in paragraph 6 above.

8. A certificate of an authorised signatory of the Company and/or each Obligor (and, with respect to paragraph (b) below, Enodis plc):

     (a) confirming that utilising the Total Commitments in full would not breach any limit binding on any Original Obligor; and

     (b)  certifying that each copy document specified in Part I of this
          Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

9. Evidence that the agent of the Original Obligors under the Finance Documents for service of process in New York has accepted its appointment.

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Security Document

A. The following Security Agreements each to be amended in form and substance satisfactory to the Original Lenders:

     (a) the English law Security Agreement dated 20th November, 2001 between the Company, various of its English Subsidiaries and the Facility Agent;

     (b) the English law Mortgage of Shares dated 11th December, 2001 between Glenluce Limited and the Facility Agent;

     (c) the English law Mortgage of Shares dated 11th December, 2001 between Boek-en Offsetdrukkerij Kuyte B.V. and the Facility Agent;

     (d) the English law Mortgage of Shares dated 10th December, 2001 between Convotherm-Elektrogerate GmbH and the Facility Agent;

     B.   The following Security Documents each to be entered into:

     (a) the Canadian law General Security Agreement between Cleveland Range Ltd. and the Facility Agent;

     (b) the Canadian law General Security Agreement between Garland Commercial Ranges Limited and the Facility Agent;

     (c) the Canadian law General Security Agreement between Aladdin Temp-Rite Canada, Inc. and the Facility Agent;

     (d) the Canadian law Share Pledge Agreement between Enodis Nederland B.V. and the Facility Agent;

     (e)  the Canadian law Share Pledge Agreement between Boek-en
          Offsetdrukkerij Kuyte B.V. and the Facility Agent;

     (f) the Canadian law Share Pledge Agreement between Garland Commercial Ranges Limited and the Facility Agent;

     (g) the Dutch law Share Pledge Agreement between Enodis Group Limited, Enodis Nederland B.V. and the Facility Agent;

     (h) the Dutch law Share Pledge Agreement between Enodis Nederland B.V., Temp-Rite International Holdings B.V. and the Facility Agent;

     (i) the Dutch law Share Pledge Agreement between Berisford International Limited, Scotsman Group Inc., Boek-en Offsetdrukkerij Kuyte B.V. and the Facility Agent;

     (j) the three Dutch law Share Pledge Agreements each between Boek-en Offsetdrukkerij Kuyte B.V. and the Facility Agent (in respect of the shares held by the pledgor in each of Beleggingsmaatschappij Interrub B.V., H. Tieskens Exploitatie B.V. and H. Tieskens Beheer B.V.);

     (k) the German law Share Pledge Agreement between Beleggingsmaatschappij Interrub B.V as pledgor and the Finance Parties as pledgees (in respect of the pledge of

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                                      135

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          Beleggingsmaatschappij Interrub B.V.'s present and future shares in
          Hartek Beverage Handling GmbH);

     (l) the German law Share Pledge Agreement between Enodis Nederland B.V. as pledgor and the Finance Parties as pledgees (in respect of the pledge of Enodis Nederland B.V.'s present and future shares in Enodis Deutschland GmbH);

     (m) the German Law Share Pledge Agreement between Temp-Rite International Holdings B.V. as pledgor and the Finance Parties as pledgees (in respect of the pledge of Temp-Rite International Holdings B.V.'s present and future shares in Temp-Rite International Holding GmbH);

     (n) the German law Security Trust Agreement between the Facility Agent and the other Finance Parties, Temp-Rite International Holding GmbH, Temp-Rite International Holding B.V., Enodis Nederland B.V., Beleggingsmaatschappij Interrub B.V., Frank Dittman and Werner Schwarzbacker;

     (o) the German law Share Pledge Agreements between Temp-Rite International Holdings GmbH, Frank Dittman and Werner Schwarzbacker as pledgors on the one side and the Finance Parties as pledgees on the other side (in respect of the Temp-Rite International Holdings GmbH's present and future shares in Temp-Rite International GmbH as well as the pledgors' present and future share in Convotherm-Elektrogerate GmbH);

     (p) the English law Security Agreement between Enodis Holdings Limited, Enodis Group Limited and the Facility Agent relating to this Agreement;

     (q) the English law Supplemental Security Agreement between the Company, various of the English Subsidiaries and the Facility Agent;

     (r) three English law Supplemental Mortgage of Shares entered into by each of Glenluce Limited, Boek-en Offsetdrukkerij Kuyte B.V. and Convotherm-Elektrogerate GmbH;

     (s) the Manx law Mortgage of Shares between Berisford Industrial Holdings Limited and the Facility Agent;

     (t) the Italian law Share Pledge Agreement between Beleggingsmaatschappij Interrub B.V., Credit Suisse First Boston, The Royal Bank of Scotland plc and National Westminster Bank Plc;

     (u) the New York law General Security Agreement between Scotsman Group Inc. and the Facility Agent;

     (v) the New York law Pledge Agreement between Kysor Business Trust and the Facility Agent;

     (w) the New York law Pledge Agreement between Westran Corporation and the Facility Agent;

     (x) the New York law Pledge Agreement between H. Tieskens Beheer B.V. and the Facility Agent;

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                                      136

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         (y)  the New York law Pledge Agreement between H. Tieskens Exploitatie
              B.V. and the Facility Agent;

         (z) the New York law Pledge Agreement between Kysor CNI, Inc. and the Facility Agent;

         (aa) the New York law General Security Agreement between Mile High Equipment Company and the Facility Agent;

         (bb) the New York law General Security Agreement between Belshaw Bros., Inc. and the Facility Agent;

         (cc) the New York law General Security Agreement between Cleveland Range, Inc. and the Facility Agent;

         (dd) the New York law General Security Agreement between Enodis Corporation and the Facility Agent;

         (ee) the New York law General Security Agreement between Enodis Technology Center, Inc. and the Facility Agent;

         (ff) the New York law General Security Agreement between Jackson MSC Inc. and the Facility Agent;

         (gg) the New York law General Security Agreement between Merco/Savory, Inc. and the Facility Agent;

         (hh) the New York law General Security Agreement between Prolon, Inc. and the Facility Agent;

         (ii) the New York law General Security Agreement between Scotsman Industries, Inc. and the Facility Agent;

         (jj) the New York law General Security Agreement between The Delfield Company and the Facility Agent;

         (kk) the New York law General Security Agreement between Welbilt Walk-Ins, LP and the Facility Agent;

         (ll) the New York law General Security Agreement between Lincoln Foodservice Products, Inc. and the Facility Agent;

         (mm) the New York law General Security Agreement between Frymaster L.L.C. and the Facility Agent;

         (nn) the New York law General Security Agreement between Kysor Industrial Corporation and the Facility Agent;

         (oo) the New York law General Security Agreement between Garland Commercial Industries, Inc. and the Facility Agent;

         (pp) the New York law General Security Agreement between Aladdin Temp-Rite LLC and the Facility Agent;

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         (qq)  the New York law Pledge Agreement between Berisford General
               Partnership, H. Tieskens Beheer B.V. and H. Tieskens Exploitatie B.V., jointly and severally, and the Facility Agent;

         (rr) the New York law Pledge Agreement between Scotsman Industries, Inc. and the Facility Agent;

         (ss) the New York law Pledge Agreement between Berisford, Inc. and the Facility Agent;

         (tt) the New York law Pledge Agreement between Frymaster L.L.C. and the Facility Agent;

         (uu) the New York law Pledge Agreement between Enodis Corporation and the Facility Agent;

         (vv) the two New York law Pledge Agreements between Welbilt Holding Company and the Facility Agent;

         (ww) the New York law Pledge Agreement between Scotsman Group Inc. and the Facility Agent;

         (xx) the New York law Pledge Agreement between Kysor Industrial Corporation and the Facility Agent;

         (yy) the New York law Pledge Agreement between Lincoln Foodservice Products, Inc. and the Facility Agent;

         (zz) the New York law Pledge Agreement between DFC Holding Corporation and the Facility Agent;

         (aaa) the New York law Pledge Agreement between Charles Needham Industries, Inc. and the Facility Agent;

         (bbb) the New York law Pledge Agreement between Kysor Holdings, Inc. and the Facility Agent;

         (ccc) the New York law Pledge Agreement between Nashville Holding Company and the Facility Agent.

         C.    1.    A copy of all notices required to be sent under the
                     Security Documents.

               2. A copy of all transfers, share certificates, duly executed stock transfer forms or equivalent relating to assets charged by the Security Documents.

               3.    A copy of the title deeds, if applicable.

               4.    (a)    A copy of the notice of Financial Assistance to the
                            sole shareholder of Aladdin Temp-Rite Canada, Inc.
                            required pursuant to section 20 of the Business
                            Corporation Act (Ontario);

                     (b) A copy of the notice of Financial Assistance to the sole shareholder of Cleveland Range Ltd., required pursuant to section 20 of the Business Corporation Act (Ontario); and



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                        (c)    A copy of the notice of Financial Assistance to
                               the sole shareholder of Garland Commercial Ranges Limited, required pursuant to section 20 of the Business Corporation Act (Ontario).

Legal opinions

1. A legal opinion of Allen & Overy, legal advisers to the Arrangers and the Facility Agent, addressed to the Finance Parties.

2. If an Obligor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction to the Arrangers, addressed to the Finance Parties.

3. A legal opinion of Shack Siegel Katz Flaherty & Goodman P.C., legal advisers to the Company, addressed to the Finance Parties.

Other documents and evidence

1. Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

2. Evidence that an irrevocable prepayment and cancellation notice has been served on the Facility Agent under the Existing Facility Agreement (in accordance with the terms thereof) to prepay and cancel the Existing Facility in full on or before the first Utilisation Date.

3.      A copy of the Original Financial Statements.

4. A copy of the Daylight Facility and evidence that it has been fully drawn by Enodis Holdings Limited and that the proceeds thereof at least equal to the relevant proceeds as shown in the Funds Flow Statement and in an amount not greater than (pound)150,000,000 have been paid into a Closing Account held with the Facility Agent.

5.      Evidence that:

        (a) the aggregate amounts of Facility A and Facility B, together with the proceeds of the Daylight Facility, are at least equal to the amount required to prepay and cancel the Existing Facility Agreement in full; and

        (b) irrevocable payment instructions providing that those amounts will be upstreamed to Enodis plc by way of cancellation of intercompany account and applied to prepay and cancel the Existing Facility Agreement in full on the first Utilisation Date.

6. Confirmation from the lenders of the Bridge Facility that they will advance the Bridge Facility in an amount at least equal to the relevant proceeds as shown in the Funds Flow Statement and in an amount not greater than (pound)150,000,000 to Enodis plc on terms satisfactory to the Arrangers immediately upon repayment and cancellation of the Existing Facility Agreement.

7. Evidence in the form of irrevocable payment instructions that, on receipt of the proceeds of the Bridge Facility, the Subordinated Intercompany Loan will be immediately advanced in a minimum amount equal to the relevant proceeds as shown in the Funds Flow Statement and in an amount not greater than (pound)150,000,000 from Enodis plc to Enodis Holdings Limited.


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                                      139

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8.       Delivery to the Facility Agent of completed and valid Requests to draw
         Facility A and Facility B in full and payment instructions requesting the proceeds to be upstreamed to Enodis plc.

9.       A copy of the Funds Flow Statement.

10. Evidence that the Hive-Downs have been completed in accordance with the terms of the Hive-Down Documents, including evidence that the Hived-Down Assets have been transferred in accordance with the terms of the Hive-Down Agreements.

11.      (a)    A copy for each Original Lender of the following Consultants'
                Reports prepared by PricewaterhouseCoopers and in form and substance satisfactory to the Arrangers and addressed to and capable of being relied upon by the Facility Agent, the Arrangers, the Original Lenders and any initial syndicate member:

                (i) the long form report (including the distributable reserves planning paper);

                (ii)    the tax and structure report;

                (iii) the valuation report and valuation opinion in respect of the Hived-Down Assets pursuant to the Hive-Down Documents; and

         (b) Confirmation of the Company's agreement to subordinate its rights against PricewaterhouseCoopers to those of the Lenders with respect to the Consultants' Reports referred to in paragraph (a) above, in form and substance satisfactory to the Arrangers.

12. A copy of the Business Plan initialled for the purposes of identification by the Company and the Facility Agent.

13.      A copy or original (as applicable) of each Transaction Document.

14. A copy of the final draft of the Equity Offering documentation, including the underwriting agreement between Credit Suisse First Boston and Enodis plc.

15. A copy of a statement as at 8th February, 2002 evidencing that at least a (pound)20,000,000 cash balance was held within the Group as at that date.

16. A copy of the Structure Memorandum, showing the structure of the Plc Group resulting from the incorporation of Enodis Holdings Limited and Enodis Group Limited and the effects of the members of the Plc Group entering into the Transaction Documents (and appending details of all material intra-Group Loans as at 29th December, 2002).

17. Evidence that Enodis Group Limited is the representative member of the Group for VAT purposes.

18. Confirmation from The Royal Bank of Scotland plc that the aggregate outstanding amount of the Existing Letters of Credit does not exceed US$40,000,000.

19. A copy of the Inland Revenue tax clearance in relation to the Hive-Downs.

20. A copy of the signed final opinion from Michael Todd QC in form and substance satisfactory to the Arrangers in relation to the Hive-Downs and certain financial assistance questions.

--------------------------------------------------------------------------------

21. A copy of the letter from The Royal Bank of Scotland plc to the Company confirming that the agreement between The Royal Bank of Scotland plc and the Company dated on or about the date hereof, providing for an overdraft facility for the Company and certain of its Subsidiaries, is an Ancillary Facility for the purpose of this Agreement.

22. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

--------------------------------------------------------------------------------
                                     PART II

                            FOR AN ADDITIONAL OBLIGOR

Additional Obligors

1.    An Accession Deed, duly executed by the Company and the Additional
      Obligor.

2.    A copy of the constitutional documents of the Additional Obligor.

3. A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Deed.

4. A specimen of the signature of each person authorised on behalf of the Additional Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. In the case of an Additional Guarantor incorporated in the U.K. or (if required by its articles of association) The Netherlands, a copy of a resolution, signed by all of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Deed.

6. If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 5 above.

7.    A certificate of an authorised signatory of the Additional Obligor:

      (a) confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

      (b)    certifying that each copy document specified in Part II of this
             Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Deed.

8.    If available, a copy of the latest audited accounts of the Additional
      Obligor.

9. Evidence that the agent of the Additional Obligor under the Finance Documents for service of process in New York has accepted its appointment.

Security Document(s)

1.    Security Document(s) over its assets, duly executed by the Additional
      Obligor.

2.    A copy of any notices required to be sent under the Security Document(s).

3. A copy of all transfers, share certificates, duly executed stock transfer forms or equivalent relating to assets charged by the Security Documents, if applicable.

4.    A copy of the title deeds, if applicable.

5. Evidence that the procedure contemplated by sections 155-158 of the Companies Act 1985 has been completed in relation to any relevant Finance Document, if applicable.

--------------------------------------------------------------------------------

Legal opinions

1. A legal opinion of Allen & Overy, legal advisers to the Facility Agent, addressed to the Finance Parties.

2. If the Additional Obligor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, acceptable to the Facility Agent and addressed to the Finance Parties.

Other documents and evidence

         A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Deed or for the validity and enforceability of any Finance Document.

--------------------------------------------------------------------------------

                                    PART III

                             FOR ADDITIONAL SECURITY

1. A copy of the constitutional documents of the relevant Obligor or, if agreed by the Facility Agent, confirmation that they have not been amended since the date they were last delivered to the Facility Agent.

2. A copy of a resolution of the board of directors of the relevant Obligor approving entry into the Security Document.

3. A specimen of the signature of each person authorised on behalf of the relevant Obligor to execute or witness the execution of the Security Document or to sign or send any document or notice in connection with such Security Document.

4. If the relevant Obligor is incorporated in the U.K. (or if required by its articles of association) The Netherlands, a copy of a resolution, signed by all of the holders of its issued or allotted shares, approving the execution of the Security Document.

5. If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the relevant Obligor approving the resolution referred to in paragraph 4 above.

6. If the relevant Obligor is incorporated in Germany, a copy of the shareholders' resolution to the extent required by the shareholders' agreement.

7. A certificate of an authorised signatory of the relevant Obligor certifying that each copy document specified in Part III of this
         Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the additional Security Document.

8. A legal opinion from legal advisers acceptable to the Facility Agent in the jurisdiction of incorporation of the relevant Obligor, and, if different, legal advisers acceptable to the Facility Agent in the jurisdiction of the governing law of the additional Security Document.

--------------------------------------------------------------------------------

                                   SCHEDULE 3

                                 FORM OF REQUEST

To:   THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From: [            ]**

Date: [            ]

            ENODIS HOLDINGS LIMITED - US$455,000,000 Credit Agreement
                   dated 20th February, 2002 (the "Agreement")

1.    We refer to the Agreement.  This is a Request.

2. We wish to [borrow a [Revolving Credit/Term]* Loan under the Revolving Credit Facility*/ Facility [A/B]*/arrange for a Letter of Credit to be issued under the Revolving Credit Facility]* on the following terms:

      (a)   Utilisation Date: [             ]

      (b)   Amount/[currency]: [                 ]

      (c)   [Interest Period/Term]*: [                ].

3.    Our [payment/delivery]* instructions are: [              ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.    This Request is irrevocable.

6.    [We attach a copy of the proposed Letter of Credit.] *

By:

[              ]



_____________________
** [A Term Loan may only be requested by the Company]
*  Delete as applicable.

--------------------------------------------------------------------------------

                                   SCHEDULE 4

                        CALCULATION OF THE MANDATORY COST

1.   General

     The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Facility Agent on the first day of an Interest Period. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.   For a Lender lending from a Facility Office in the U.K.

(a) The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated by reference to the Reference Banks in accordance with the following formulae:

     for a Loan in Sterling:

     AB + C(B-D) + E x 0.01 per cent. per annum
     ----------------------
          100-(A + C)

     for any other Loan:

     E x 0.01 per cent. per annum
     --------
       300

     where on the day of application of the formula:

     A is the percentage of that Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     B    is LIBOR for that Interest Period;

     C is the percentage of that Reference Bank's eligible liabilities which the Bank of England requires it to place as a special deposit;

     D is the interest rate per annum allowed by the Bank of England on a special deposit; and

     E is the charge payable by each Reference Bank to the Financial Services Authority under the fees rules (but, for this purpose, calculated by the Facility Agent on a national basis as being the average of the fee tariffs within fee-block Category A1 (Deposit acceptors) of the fees rules, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per (pound)1 million of the tariff base of that Reference Bank.

(b)  For the purposes of this paragraph 2:

     (i) "eligible liabilities" and "special deposit" have the meanings given to them at the time of application of the formula by the Bank of England;

     (ii) "fees rules" means the then current rules on periodic fees in the Supervision manual in the FSA Handbook; and

--------------------------------------------------------------------------------

     (iii)  "tariff base" has the meaning given to it in the fees rules.

(c)  (i)    In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

     (ii) Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)  (i)    Each Reference Bank must supply to the Facility Agent the
            information required by it to make a calculation of the rate for that Lender. The Facility Agent may assume that this information is correct in all respects.

     (ii) If a Reference Bank fails to do so, the Facility Agent may assume that the Reference Bank's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

     (iii) The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.   For a Lender lending from a Facility Office in a Participating Member State

(a) The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b) If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.   Changes

     The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

     (a)    any change in law or regulation; or

     (b) any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

     Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

--------------------------------------------------------------------------------

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:    THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From: [THE EXISTING LENDER] (the "Existing Lender") and [THE NEW LENDER] (the "New Lender")

Date:  [            ]

            ENODIS HOLDINGS LIMITED - US$455,000,000 Credit Agreement
                   dated 20th February, 2002 (the "Agreement")

We refer to the Agreement.  This is a Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.     The proposed Transfer Date is [                    ].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.     This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Rights and obligations to be transferred by novation
      [insert relevant details, including applicable Commitment (or part)]

                    Administrative details of the New Lender
   [insert details of Facility Office, address for notices and payment details etc.]



[EXISTING LENDER]         [NEW LENDER]

By:    By:

The Transfer Date is confirmed by the Facility Agent as [             ].

THE ROYAL BANK OF SCOTLAND plc

By:

--------------------------------------------------------------------------------

                                   SCHEDULE 6

                                EXISTING SECURITY

1. Mortgage on plant and certain equipment of Mile High Equipment Company to secure the indebtedness of Miles High and Welbilt with respect to (i) the $4,500,000 Industrial Development Revenue Bonds of the City and County of Denver, Colorado (Sunbeam Corporation Project) Series 1977 issued by the City and County of Denver, Colorado and (ii) the Financing Agreement dated as of May 1, 1977 between the City and County of Denver, Colorado and Sunbeam Corporation executed in connection with such bonds.

2. Mortgage on Cleveland's land and building to secure Cleveland's obligations under the Loan Agreement with the City of Cleveland.

3. Capitalised leases or purchase money liens for the deferred purchase price for equipment existing on the date of the Credit Agreement and reflected in the Berisford consolidated financial statements in an amount not in excess of $3,000,000.

4. Cash collateralisation of existing letters of credit having a face value of less than $500,000.

                               Scotsman Companies

1. Security interest granted in all right and title to the lease and certain proceeds under the lease and indenture, granted pursuant to a Trust Indenture, dated as of August 1, 1981, between The Industrial Development Board of the Town of Covington and First Tennessee Bank, N.A., relating to The Industrial Development Board of the Town of Covington Industrial Revenue Bonds (Litton Industries, Inc. Project) Series 1981.

2. Lease by Kysor Industrial Corporation on plant and certain equipment of Kysor Industrial Corporation located at 5 Mutec Drive, Columbus, Georgia with respect to $6,600,000 Industrial Development Revenue Bonds (Kysor Industrial Project) Series 1996 owned by Kysor Industrial Corporation.

3. Security interest granted in all right and title to certain equipment and proceeds under the lease and indenture, granted pursuant to an Indenture and Security Agreement, dated as of September 1, 1984, between The Industrial Development Board of the Town of Covington and NCNB National Bank of North Carolina, relating to The Industrial Development Board of the Town of Covington Industrial Revenue Bonds (Alco Standard Foodservice Equipment Company Project) Series 1984.

4. Encumbrances and easements contained or referred to in the documents of title of the real property of Whitlenge Acquisition Ltd. listed below, which property has an aggregate net book value of not more than $180,000:

     (a)  Unit 8, Halesowen Industrial Park, Chancel Way, Halesowen, West
          Midlands;

     (b)  Unit 9 Halesowen Industrial Park, Halesowen, West Midlands;

     (c) Units 10, 11 and 12 Halesowen Industrial Park, Chancel Way, Halesowen, West Midlands; and

     (d) Unit 13, Halesowen Industrial Park, Chancel Way, Halesowen, West Midlands.

--------------------------------------------------------------------------------

5. Whitlenge Acquisition Ltd. has leased through Barclays Mercantile Business Finance certain automobiles and plant and machinery.

6. Whitlenge Acquisition Ltd. has leased from Pallas Group Ltd. a computer software system.

                                Jackson MSC, Inc.

Sale and Lease Back Program - Pursuant to the Grant Agreement and Lease Agreement both dated November 3, 1999, the State of Kentucky made a grant to the City of Barbourville to purchase $200,000 of manufacturing equipment from Jackson. Jackson leases the equipment back for $20 ($1 per year) over a term of 20 years.

                                   UK Obligors

----------------------------------------------------------------------------------------------------------------

Member of the Group creating security   Details of security                 Beneficiary of security
----------------------------------------------------------------------------------------------------------------
Enodis Property Developments Limited    Legal Charge created 3 July 2000    David Wilson Homes Limited
----------------------------------------------------------------------------------------------------------------

Enodis Property Developments Limited    Legal Charge created 3 July 2000    Redrow Homes (South East)
                                                                            Limited
----------------------------------------------------------------------------------------------------------------

Enodis Property Developments Limited    Legal Charge created 13 July 2001   Knight Developments Limited
----------------------------------------------------------------------------------------------------------------

Enodis Property Developments Limited    Legal Charge created 18 September   Alfred McAlpine Homes Ltd.
                                        2001
----------------------------------------------------------------------------------------------------------------

Enodis Property Developments Limited    Legal Charge created 18 September   Wilcon Homes Ltd.
                                        2001
----------------------------------------------------------------------------------------------------------------

                                                New Zealand
----------------------------------------------------------------------------------------------------------------

Cowley Refridgeration Pty Limited       Charge                              Bank of New Zealand and/or the
                                                                            third party shareholder in the
                                                                            Chargor
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 Name and Ontario Address of     Collateral     File No.     Registration No(s).     Registration     General
                  ----------                    --------     -------------------
        Secured Party          Classification                                           Period      Collateral
        -------------                                                                   (Years)     Description
                                                                                        -------     -----------

----------------------------------------------------------------------------------------------------------------
XEROX CANADA LTD.              Equipment &     852704208    19990705 1758 1715 3427        5         None
5650 Yonge Street,             Other                                                 (expiry date:
North York, M2M 4G7                                                                   05/07/2004)
----------------------------------------------------------------------------------------------------------------

                        GARLAND COMMERCIAL RANGES LIMITED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Name and Ontario Address of         Collateral     File No.     Registration No(s).     Registration     General
                  ----------                        --------     -------------------
        Secured Party              Classification                                           Period      Collateral
        -------------                                                                      (Years)      Description
                                                                                           -------      -----------

--------------------------------------------------------------------------------------------------------------------
XEROX CANADA LTD.                  Equipment &    879791103    20020117 1211 1715 8991        3         None
                                                  ---------    -----------------------
5650 Yonge st, North York,         Other                                                 (expiry date
M2M 4G7                                                                                  17/01/2005)

--------------------------------------------------------------------------------------------------------------------

CRUSADER LEADING (a division       Equipment      879398784    20020104 1620 7067 0368        1         One Clark
                                                  ---------    -----------------------
of J.H.RYDER MACHINERY                                                                   (expiry date   TMG-20
LIMITED)                                                                                 04/01/2003)    Serial
210 Annagem Blvd,                                                                                       number
Mississauga, L5T 2V5                                                                                    TMG248-0020-7494

--------------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.                                                                                       None
5650 Yonge St, North York,
M2M 4G7                            Equipment &    874001538    20010629 1203 1715 7787        5
                                                  ---------    -----------------------
                                   Other                                                 (expiry date
                                                                                         29/06/2006)

--------------------------------------------------------------------------------------------------------------------

ROYAL BANK ASSET BASED             Accounts &     807694821    19940610 2027 1529 9058        8         None
FINANCE                            Other                       19940623 2212 1529 9438  (expiry date:
Royal Trust Tower                                              19950526 1838 1529 3944   10/06/2002)
77 King Street W., 9/th/ floor,                                19960508 1938 1529 8058
Toronto, M5W 1P9                                               19970516 1831 1531 5383
                                                               19990414 1442 1530 2092
                                                               19990416 1447 1530 5170

--------------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.                  Equipment &    823456152    19960712 1533 1715 5621        6         None
5650 Yonge Street, 11/th/          Other                                                (expiry date:
floor, North York, M2M 4G7                                                               12/07/2002)
--------------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.                  Equipment &    835773165    19971106 1437 1715 9375        5         None
5650 Yonge Street, 11/th/          Other                                                (expiry date:
floor, North York, M2M 4G7                                                               06/11/2002)
--------------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.                  Equipment &    838062828    19980205 0935 1715 0045        5         None
5650 Yonge Street, 11/th/          Other                                                (expiry date:
floor, North York, M2M 4G7                                                               05/02/2003)
--------------------------------------------------------------------------------------------------------------------

BAYSHORE LEASING CORPORATION       Equipment &    838589301    19980226 1914 1672 4527        5         Lease for
151 Yonge Street, Suite 1710,      Other                                                (expiry date:   equipment
Toronto, M5C 2W7                                                                         26/02/2003)    and all
                                                                                                        attachments,
                                                                                                        accessories
                                                                                                        and
                                                                                                        proceeds
                                                                                                        thereof.

--------------------------------------------------------------------------------------------------------------------

GENERAL ELECTRIC CAPITAL           Equipment,     840600414    19980511 0952 1254 6613        5         All
CANADA INC. 2300 Meadowvale        Other & Motor                                        (expiry date:   present
Blvd,                              Vehicle                                               11/05/2003)    and after
2/nd/ floor,                       Included                                                             acquired
Mississauga, L5N 5P9                                                                                    motor
                                                                                                        vehicles,
                                                                                                        trailers,
                                                                                                        tractors,
                                                                                                        vans and
                                                                                                        buses
                                                                                                        under
                                                                                                        lease and
                                                                                                        proceeds
                              ----                                                                      thereof.
------------------------------    ----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Name and Ontario Address of      Collateral   File No.       Registration No(s)      Registration      General
                 ----------    Classification --------       ------------------         Period        Collateral
     Secured Party                                                                      (Years)       Description
     -------------                                                                      -------       -----------
-----------------------------------------------------------------------------------------------------------------
XEROX CANADA                   Equipment &    844632999    19980923 0851 1715 1421        6          None
5650 Yonge Street, North       Other                                                (expiry date:
York, M2M 4G7                                                                        23/09/2004)
-----------------------------------------------------------------------------------------------------------------

XEROX CANADA                   Equipment &    846194877    19981117 1740 1715 1876        6          None
5650 Yonge Street, 11/th/      Other                                                (expiry date:
floor, North York, M2M 4G7                                                           17/11/2004)
-----------------------------------------------------------------------------------------------------------------

RICOH CANADA INC.
PO Box 37                      Equipment &    849038085    19990310 1251 7029 9727        5          None
Station A                      Other                       20000524 1631 7029 8681  (expiry date:
Mississuga                                                                           10/03/2004)
L5A 2Y9

-----------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.              Equipment &    852206202    19990618 1421 1715 3281        4          None
5650 Yonge Street, North       Other                                                (expiry date:
York, M2M 4G7                                                                        18/06/2003)
-----------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.              Equipment &    857991771    19991229 1702 1715 4753        6          None
5650 Yonge Street, North       Other                                                (expiry date:
York, M2M 4G7                                                                        29/12/2005)
-----------------------------------------------------------------------------------------------------------------

HELLER GLOBAL VENDOR FINANCE   Equipment &    858024153    20000104 0842 7029 5355        4          All goods
CANADA INC                     Other                                                (expiry date:    supplied
1075 North Service Rd,                                                               04/01/2004)     before or
                                                                                                     hereafter by
  W Ste 27                                                                                           secured
                                                                                                     party. All
Oakville, L6M 2G2                                                                                    parts and
                                                                                                     accessories
                                                                                                     thereto and
                                                                                                     accessions
                                                                                                     thereto and
                                                                                                     all proceeds
                                                                                                     thereof.
-----------------------------------------------------------------------------------------------------------------

XEROX CANADA LTD.              Equipment &    858165273    20000106 1132 1715 4837        6          None
5650 Yonge Street, North       Other                                                (expiry date:
York, M2M 4G7                                                                        06/01/2006)
-----------------------------------------------------------------------------------------------------------------

PRIMUS AUTOMOTIVE FINANCIAL    Goods,         859327614    20000217 1753 1531 0080        2          None
SERVICES CANADA INC.           Inventory,                                           (expiry date:
1275 North Service Rd,         Other & Motor                                         17/02/2002)
Oakville, L6M 3G4              Vehicle                     20000517 1142 7029 8499
                               Included
                               (1997 Mazda
                               626, V.I.N.
                               #1YVGE22C9V
                               5641493)
-----------------------------------------------------------------------------------------------------------------

RICOH CANADA INC.              Equipment &    859617279    20000301 1123 7029 6560        3          None
PO Box 37, Station A,          Other                                                (expiry date:
Mississauga, L5A 2Y9                                                                 01/03/2003)
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
Name and Ontario Address of      Collateral   File No.       Registration No(s)      Registration      General
                 ----------    Classification --------       ------------------         Period        Collateral
     Secured Party                                                                      (Years)       Description
     -------------                                                                      -------       -----------
 -------------------------------------------------------------------------------------------------------------------
CRUSADER LEASING               Equipment      862314426    20000530 1241 7067 0214        2          Three new
(a division of J.H. RYDER                                                           (expiry date:    Clark
MACHINERY LIMITED)                                                                   30/05/2002)     forklift
360 Evans Ave,                                                                                       trucks -
Etobicoke, M8Z 5M9                                                                                   model TMG
                                                                                                     20 serial
                                                                                                     nos. TMG248-
                                                                                                     0179-7494 &
                                                                                                     TMG248-0181-
                                                                                                     7494 & TMG248-
                                                                                                     0138-7496
-------------------------------------------------------------------------------------------------------------------

CRUSADER LEASING               Equipment      863380422    20000630 1345 7067 0225        2          Two new
(a division of J.H. RYDER                                                           (expiry date:    Crown
MACHINERY LIMITED)                                                                   30/06/2002)     forklift
360 Evans Ave,                                                                                       trucks -
Etobicoke, M8Z 5M9                                                                                   model
                                                                                                     RR5010-35TT
                                                                                                     serial
                                                                                                     nos.
                                                                                                     1A228068 &
                                                                                                     1A228067
-------------------------------------------------------------------------------------------------------------------

G.N. JOHNSTON EQUIPMENT CO.    Equipment,     863647083    20000711 1433 1097 0630        4          One
LTD.                           Other & Motor                                        (expiry date:    battery
1400 Courtney Park Drive,      Vehicle                                               11/07/2004)     S/N A19934
Mississauga, L5T 1H1           Included                                                              & one
                               (2000 BT Lift                                                         charger
                               Truck LSR                                                             S/N 107304
                               1200, V.I.N.                                                          ref no 2903
                               #360158AA/2000)
-------------------------------------------------------------------------------------------------------------------

CRUSADER LEASING               Equipment      865407618   20000905 1209 7067 0236        2          Clark
(a division of J.H. RYDER                                                           (expiry date:    forklift
MACHINERY LIMITED)                                                                   05/09/2002)     truck -
360 Evans Ave,                                                                                       model TMG
Etobicoke, M8Z 5M9                                                                                   20 serial
                                                                                                     no TMG248-
                                                                                                     0147-7496
-------------------------------------------------------------------------------------------------------------------

G.N. JOHNSTON EQUIPMENT CO.    Equipment,     867374982    20001108 1350 1097 0738        4          Two
LTD.                           Other & Motor                                        (expiry date:    batteries
5990 Avebury Rd,               Vehicle                                               08/11/2004)     S/N 20628
Mississauga, L5R 3R2           Included                                                              & 20629 &
                               (2000 BT Lift                                                         two
                               Truck                                                                 chargers
                               LSF1250,                                                              S/N 104706
                               V.I.N.                                                                & 104707
                               #367875AA/2000                                                        ref no 3055
                               and 2000 BT
                               Lift Truck
                               LSF1250,
                               V.I.N.
                               #367874AA/2000)
-------------------------------------------------------------------------------------------------------------------

CRUSADER LEASING               Equipment      869373801    20010123 1549 7067 0283        2          New Clark
(a division of J.H. RYDER                                                           (expiry date:    forklift
MACHINERY LIMITED) 360 Evans                                                         23/01/2003)     truck -
Ave,                                                                                                 model TMG
Etobicoke, M8Z 5M9                                                                                   20 serial
                                                                                                     no TMG248-
                                                                                                     0248-9750
-------------------------------------------------------------------------------------------------------------------

                                      153
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Name and Ontario Address of      Collateral   File No.       Registration No(s)      Registration      General
                 ----------                   --------       ------------------         Period        Collateral
     Secured Party             Classification                                          (Years)       Description
     -------------                                                                     -------       -----------
 -------------------------------------------------------------------------------------------------------------------
CRUSADER LEASING               Equipment      869605227    20010201 0959 7067 0286        2          Clark
(a division of J.H. RYDER                                                           (expiry date:    forklift
MACHINERY LIMITED) 360 Evans                                                         01/02/2003)     truck -
Ave,                                                                                                 model TMG
Etobicoke, M8Z 5M9                                                                                   20 serial
                                                                                                     no TMG248-
                                                                                                     0052-9570
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

To:    THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From:  ENODIS PLC

Date:  [           ]

          ENODIS HOLDINGS LIMITED - US$455,000,000 Credit Agreement dated 20th February, 2002 (the "Agreement")

1.     We refer to the Agreement.  This is a Compliance Certificate.

2.     We confirm that as at [relevant testing date]:

       (a)    Consolidated Net Worth is [        ]; the minimum amount required
              under Clause 22.3 (Consolidated Net Worth) is [        ];

       (b)    Consolidated Total Net Debt are [        ] and Consolidated
              EBITDA was [        ]; therefore, the ratio of Consolidated
              Total Net Debt to Consolidated EBITDA was [          ] to 1;

       (c)    Consolidated EBITDA was [         ] and Consolidated Net Interest
              Payable was [        ]; therefore, the ratio of Consolidated
              EBITDA to Consolidated Net Interest Payable was [    ] to 1;

       (d)    the gross assets and EBIT of the Guarantors constitute, [       ]%
              of the gross assets and EBIT of the Plc Group; and

       (e)    "Surplus Cashflow", as defined in Clause 11.5 (Mandatory
              prepayment - Surplus Cashflow) was [         ].

3. We set out below calculations establishing the figures in paragraph 2 above:

       [              ].

4. We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

       [       ].

5. [We confirm that no Default is outstanding as at [relevant testing date].*

6. We confirm that at the relevant test date the aggregate amount of all Felsted Investments outstanding under all Felsted Contracts which have
       not been completed, as specified in Clause 23.30 (Felsted), is [       ].

ENODIS PLC

By:

_____________________

* If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

--------------------------------------------------------------------------------

                                   SCHEDULE 8

                             FORM OF ACCESSION DEED

To:   THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From: ENODIS HOLDINGS LIMITED and [Proposed Borrower/Proposed Guarantor]*

Date: [     ]

            ENODIS HOLDINGS LIMITED - US$455,000,000 Credit Agreement
                   dated 20th February, 2002 (the "Agreement")

We refer to the Agreement.  This is an Accession Deed.

[Name of company] of [address/registered office] agrees to become an Additional Borrower/[and an Additional] Guarantor* and to be bound by the terms of the Agreement as an Additional Borrower/[ and an Additional] Guarantor* [and by the terms of the Priority Deed as an Obligor].

This Accession Deed [is executed as a deed and] is governed by English law.

ENODIS HOLDINGS LIMITED

By:

[PROPOSED BORROWER/GUARANTOR] *

By:

__________________________
*
   Delete as applicable.

--------------------------------------------------------------------------------

                                   SCHEDULE 9

                           EXISTING LETTERS OF CREDIT

 Ref no       Created on      Expires on       Currency          Amount

L4724363      11/05/2001      31/12/2002          US$         1,560,000.00

 L472464      11/05/2001      01/12/2001          US$         5,075,000.00

 L473000      12/07/2001      11/07/2002          US$         9,597,645.82

 L473173      13/08/2001      31/05/2002          US$           250,000.00

 L473593      23/01/2002      16/01/2003          US$         1,300,000.00

 L473579      11/10/2001      30/06/2004          US$            10,000.00

 L474207      17/01/2002      15/01/2003          US$         1,000,000.00

 L474488      13/02/2002      31/12/2004         euro         1,200,472.43

--------------------------------------------------------------------------------

                                   SIGNATORIES

Company

ENODIS HOLDINGS LIMITED

By: /s/ Paul Lee



Original Borrowers

ENODIS HOLDINGS LIMITED

By: /s/ Paul Lee



ENODIS GROUP LIMITED

By: /s/ David Hooper



ENODIS CORPORATION

By: /s/ David Hooper



KYSOR INDUSTRIAL CORPORATION

By: /s/ David Hooper




Original Guarantors

ENODIS HOLDINGS LIMITED
ENODIS GROUP LIMITED
BELSHAW U.K. LIMITED
BERISFORD-CHARTER RESIDENTIAL LIMITED
ENODIS PROPERTY GROUP LIMITED
ENODIS INVESTMENTS LIMITED
ENODIS PROPERTY DEVELOPMENTS LIMITED
ENODIS UK LIMITED
MERRYCHEF LIMITED
VISCOUNT CATERING LIMITED
WHITLENGE DRINK EQUIPMENT LIMITED
BERISFORD BRISTAR (INVESTMENTS) LIMITED
BERISFORD BRISTAR LIMITED
BERISFORD HOLDINGS LIMITED

--------------------------------------------------------------------------------

BERISFORD INDUSTRIAL HOLDINGS LIMITED
BERISFORD INDUSTRIES LIMITED
BERISFORD INTERNATIONAL LIMITED
CONVOTHERM LIMITED
ECCLESFIELD PROPERTIES LIMITED
ELVADENE LIMITED
GLENLUCE LIMITED
HOMARK HOLDINGS LIMITED
JH RAYNER (MINCING LANE) LIMITED
KITCHEN VENTILATION SERVICES LIMITED
MELIORA SPECTARE LIMITED
MERRYCHEF HOLDINGS LIMITED
S&W BERISFORD LIMITED
SAW TECHNOLOGIES LIMITED
SCOTSMAN BEVERAGE SYSTEMS LIMITED
STEAMHAMMER LIMITED
TEMP-RITE INTERNATIONAL LIMITED
THE HOMARK GROUP LIMITED
VENT MASTER (EUROPE) LIMITED
WHITLENGE ACQUISITION LIMITED

By: /s/ David Hooper

MILE HIGH EQUIPMENT COMPANY
BELSHAW BROS., INC.
BERISFORD INC.
BERISFORD GENERAL PARTNERSHIP
CLEVELAND RANGE, INC.
DFC HOLDING CORPORATION
ENODIS CORPORATION
ENODIS TECHNOLOGY CENTER, INC.
JACKSON MSC INC.
KYSOR BUSINESS TRUST
KYSOR HOLDINGS, INC.
MERCO/SAVORY, INC.
NASHVILLE HOLDING COMPANY
PROLON, INC.
SCOTSMAN GROUP INC.
SCOTSMAN INDUSTRIES, INC.
THE DELFIELD COMPANY
WELBILT HOLDING COMPANY
WELBILT WALK-INS, LP
WESTRAN CORPORATION
LINCOLN FOODSERVICE PRODUCTS, INC.
FRYMASTER L.L.C.
KYSOR CNI, INC.
KYSOR INDUSTRIAL CORPORATION
GARLAND COMMERCIAL INDUSTRIES, INC.
ALADDIN TEMP-RITE LLC
CHARLES NEEDHAM INDUSTRIES, INC.
ALADDIN TEMP-RITE CANADA, INC.

--------------------------------------------------------------------------------

CLEVELAND RANGE LTD.
GARLAND COMMERCIAL RANGES LIMITED

By: /s/ David Hooper


CONVOTHERM-ELEKTROGERATE GmbH

By: /s/ Stuart Miller

ENODIS DEUTSCHLAND GmbH
HARTEK BEVERAGE HANDLING GmbH
TEMP-RITE INTERNATIONAL GESELLSCHAFT MIT BESCHRANKTER HAFTUNG
TEMP-RITE INTERNATIONAL HOLDING GmbH

By: /s/ David Hooper


BELEGGINGSMAATSCHAPPIJ INTERRUB B.V.
BOEK-EN OFFSETDRUKKERIJ KUYTE B.V.
ENODIS NEDERLAND B.V.
H. TIESKENS BEHEER B.V.
H. TIESKENS EXPLOITATIE B.V.
TEMP-RITE INTERNATIONAL HOLDINGS B.V.

By: /s/ David Hooper



Arrangers

CREDIT SUISSE FIRST BOSTON

By: /s/ Emma Balaam  /s/ Paolo Pascarelli




THE ROYAL BANK OF SCOTLAND plc

By: /s/ Michael Porter



Original Lenders

CREDIT SUISSE FIRST BOSTON

By: /s/ Emma Balaam /s/ Paolo Pascarelli



NATIONAL WESTMINSTER BANK PLC

By: /s/ Douglas Kerr

--------------------------------------------------------------------------------

Facility Agent and Issuing Bank

THE ROYAL BANK OF SCOTLAND plc
By: /s/ Douglas Kerr